As filed with the U.S. Securities and Exchange Commission on January 4, 2024.

Registration No. 333-275242

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

Amendment No. 4
To
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

Neo-Concept International Group Holdings Limited
(Exact name of Registrant as specified in its charter)

________________________

Not Applicable
(Translation of Registrant’s name into English)

________________________

Cayman Islands	2300	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10/F, Seaview Centre
No.139-141 Hoi Bun Road
Kwun Tong
Kowloon, Hong Kong
(852) 2798-8639

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel: + 1 (212) 530-2210

________________________

Approximate date of commencement of proposed sale to public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus.    A prospectus to be used for the public offering by the Registrant of up to 2,000,000 ordinary shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•        Resale Prospectus.    A prospectus to be used for the resale by selling shareholder of up to 2,000,000 Ordinary Shares of the Registrant (the “Resale Prospectus”). The Company will not receive any proceeds from the sale of shares by the selling shareholder.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers;

•        they contain different Offering sections in the Prospectus Summary section beginning on page Alt-1;

•        they contain different Use of Proceeds sections on page Alt-2;

•        the Capitalization and Dilution sections on page 49, page 50 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;

•        a Selling Shareholder section is included in the Resale Prospectus beginning on page Alt-3;

•        references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•        the Underwriting section from the Public Offering Prospectus on page 127 is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place;

•        the Legal Matters section in the Resale Prospectus on page Alt-6 deletes the reference to counsel for the Underwriter; and

•        the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Pre-IPO Investors of the balance of their Ordinary Shares that are not being sold pursuant to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 4, 2024

Neo-Concept International Group Holdings Limited

2,000,000 Ordinary Shares

We are offering 2,000,000 ordinary shares par value US$0.0000625 per share (“Ordinary Shares”) of Neo-Concept International Group Holdings Limited (“NCI,” “Company,” “we,” “our” or “us”). This is the initial public offering of our Ordinary Shares. We anticipate the initial public offering price to be between US$4.00 and US$5.00.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “NCI.” This offering is contingent upon us listing our Ordinary Shares on the Nasdaq Capital Market or another national exchange. There can be no assurance that such application will be approved, and if our application is not approved, this offering will be terminated.

Investors are cautioned that they are buying shares of NCI, a Cayman Islands holding company and not its operating subsidiaries through which it conducts its operations in Hong Kong and the UK.

NCI is a holding company incorporated in the Cayman Islands with no material operations of its own. NCI conducts its operations in Hong Kong through its operating subsidiary Neo-Concept HK which also conducts certain operations in the UK through its subsidiary Neo-Concept UK. References to the “Company”, “we”, “us”, and “our” in the prospectus are to NCI, the Cayman Islands entity that will issue the Ordinary Shares being offered. References to “Neo-Concept HK” and “Neo-Concept UK” are to the entities operating the business. References to “Operating Subsidiaries” refers to Neo-Concept HK and Neo-Concept UK. This is an offering of the Ordinary Shares of NCI, the holding company in the Cayman Islands, instead of shares of the Operating Subsidiaries. Investors in this offering will not directly hold any equity interests in the Operating Subsidiaries.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 to read about factors you should consider before buying our Ordinary Shares.

NCI’s and our Operating Subsidiaries’ (“NCI Group”) operations are primarily located in Hong Kong. While the NCI Group has no operations in Mainland China, we may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. As of the date of this prospectus, we are not subject to the Chinese government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. In addition, we do not expect to be materially affected by recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, including, but not limited to the cybersecurity review and regulatory review of overseas listing of our Ordinary Shares through an offshore holding company. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions of the Chinese government or authorities in Hong Kong in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our operations and/or the value of our Ordinary Shares;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors; and

•        may cause the value of our Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on Neo-Concept HK’s daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/could significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The Company understands that as of the date of this prospectus, the Group has no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that NCA, Neo-Concept HK and Neo-Concept UK are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”) have recently been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA.

On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC’s compliance with applicable professional standards. WWC, P.C. is headquartered in San Mateo, California and has been inspected by the PCAOB on a regular basis, with the last inspection in November 2021.

On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act, or the Accelerating HFCA Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. See “Risk Factors — Risks Relating to Doing Business in Jurisdictions in which the Operating Subsidiaries Operate — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus, reducing the time before the securities may be prohibited from trading or delisted.” on page 21. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

As a holding company, NCI may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. NCI is permitted under the laws of the Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to its subsidiaries incorporated in Hong Kong and the UK through loans or capital contributions. NCI’s subsidiaries are permitted under the respective laws of Hong Kong and the UK to provide funding to NCI through dividend distributions: without restrictions on the amount of the funds, subject to, in the case of the UK subsidiary, that subsidiary having sufficient profits available for distribution to justify such dividend distribution and such dividend distribution being paid and, if applicable, declared in accordance with its constitution. If any of NCI’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to NCI. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. In December 2021, Neo-Concept HK disposed of Neo-Concept (NY) Corporation to Neo-Concept (BVI) Limited via distribution, which involved a distribution of cash of HK$266,559 (US$34,176) and distribution of non-cash assets and liabilities having a net carrying value of HK$2,248,550 (US$288,290). During the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, save for the distribution in cash and in specie in December 2021, NCI did not declare or pay any other dividends and there were no transfer of assets among NCI and its subsidiaries. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiaries Neo-Concept HK and Neo-Concept UK by way of dividend payments. See “Dividend Policy” and “Consolidated Statements of Equity” in the Report of Independent Registered Public Accounting Firm for further details.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Upon the completion of this offering, the outstanding shares of NCI will consist of 20,000,000 Ordinary Shares, assuming the underwriter does not exercise its over-allotment option to purchase additional Ordinary Shares, or 20,300,000 Ordinary Shares, assuming the over-allotment option is exercised in full. NCI will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, the controlling shareholder of NCI, will own 72.6% of the total issued and outstanding Ordinary Shares, representing 72.6% of the total voting power, assuming that the underwriter does not exercise its over-allotment option, or 71.6% of the total issued and outstanding Ordinary Shares, representing 71.6% of the total voting power, assuming that the over-allotment option is exercised in full. The controlling shareholder of NCI will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. In addition, NCH, an affiliated company under the common control of the controlling shareholder, is engaged in a business in direct competition with us in the regions we currently operate. See “Risk Factors — Risks Relating to Our Corporate Structure — Our business is in direct competition with NCH, an affiliated company; Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of other shareholder”; and “We may have conflicts of interest with our Controlling Shareholder, because of our Controlling Shareholder’s controlling ownership interest in our Company, we may not be able to resolve such conflicts on terms favorable to us” on pages 14 and 15.

	Per Share	Total
Initial public offering price	$4.500	$9,000,000
Underwriting discounts(1)	$0.315	$630,000
Proceeds, before expenses, to us	$4.185	$8,370,000

____________

(1)      Represents underwriting discounts equal to 7.0% per Ordinary Share.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately US$1,435,927 exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. We have granted the underwriter an option for a period of forty-five (45) days after the closing of this offering to purchase up to 300,000 additional Ordinary Shares from us at the initial public offering price, less underwriting discounts to cover over-allotments, if any. If the underwriter exercises the option in full, assuming the public offering price per share is US$4.50, the midpoint of the price range set forth above, the total underwriting discounts payable will be US$724,500 and the total proceeds to us, before expenses, will be US$10,350,000.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriter expect to deliver the Ordinary Shares against payment as set forth under “Underwriting”, on or about            , 2024.

REVERE SECURITIES LLC

The date of this prospectus is            , 2024.

Neither we nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

NCI is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

i

Through and including            , 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to an unsold allotments or subscriptions.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information, and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

•        ‘‘Articles’’ or ‘‘Articles of Association’’ are to the amended and restated articles of association of our Company (as amended from time to time) to be effective upon listing of our Ordinary Shares on the Nasdaq Capital Market, and as amended, supplemented and/or otherwise modified from time to time.

•        “BVI” are to the British Virgin Islands.

•        “China” or “PRC” are to the People’s Republic of China including Hong Kong, Macau and, excluding, for the purpose of this prospectus, Taiwan.

•        “Companies Act” are to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time.

•        “Company”, “we”, “us”, “our” and “NCI” are to Neo-Concept International Group Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on July 29, 2021, that will issue the Ordinary Shares being offered.

•        “Controlling Shareholder” are to Ms. Eva Yuk Yin Siu, who beneficially owns an aggregate of 14,526,355 Ordinary Shares, which will represent 72.6% of the total issued and outstanding Shares immediately after the completion of this offering assuming the underwriter does not exercise their over-allotment option.

•        “COVID-19” are to the Coronavirus Disease 2019.

•        “Europe” are to the European Union, excluding the UK.

•        “Exchange Act” are to the U.S. Securities Exchange Act of 1934, as amended.

•        “IPO” are to an initial public offering of securities.

•        “HKD” or “HK$” are to Hong Kong dollar(s), the lawful currency of Hong Kong.

•        “Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China.

•        “GBP” or “£” are to pound sterling, the lawful currency of the UK.

•        “Independent Third Party” are to a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

•        “Macau” are to the Macau Special Administrative Region of the People’s Republic of China.

•        “Mainland China” are to the PRC or China excluding, for the purpose of this prospectus only, Hong Kong, Macau and Taiwan.

•        “Memorandum’’ or ‘‘Memorandum of Association’’ are to the amended and restated memorandum of association of our Company (as amended from time to time) to be effective upon listing of our Ordinary Shares on the Nasdaq Capital Market, and as amended, supplemented and/or otherwise modified from time to time.

•        “NCA” are to Neo-Concept Apparel Group Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly-owned subsidiary of NCI.

•        “NCH” are to Neo-Concept (Holdings) Company Limited, a company incorporated in Hong Kong with limited liability in 1990 as a comprehensive garment service solution provider and which in 2021, pursuant to a plan of reorganization, spun off its subsidiaries Neo-Concept HK and Neo-Concept UK to NCI.

•        “NCI Group” are to the Company and its subsidiaries, NCA, Neo-Concept HK and Neo-Concept UK.

•        “Neo Concept Group” are to the Parent Group and its subsidiaries including NCH but excluding the NCI Group.

•        “Neo-Concept (BVI) Limited” are to “Neo-Concept (BVI) Limited, a BVI business company limited by shares incorporated in the BVI, and the holding company of 82.01% of the Ordinary Shares as at the date of this prospectus.

•        “Neo-Concept HK” are to Neo-Concept International Company Limited, a company incorporated in Hong Kong with limited liability, an indirect wholly owned subsidiary of NCI and our key operating subsidiary in Hong Kong.

•        “Neo-Concept UK” are to Neo-Concept (UK) Limited, a company incorporated in the UK with limited liability, an indirect wholly owned subsidiary of NCI and our operating subsidiary in the UK.

•        “Operating Subsidiaries” are to Neo-Concept HK and Neo-Concept UK.

•        “Ordinary Shares” or “Shares” are to our shares, par value $0.0000625 per share.

•        “PRC” or “China” are to the People’s Republic of China including Hong Kong, Macau and, excluding, for the purpose of this prospectus, Taiwan.

•        “Parent Group” are to Neo-Concept (BVI) Limited, Ample Excellence Limited, and Splendid Vibe Limited.

•        “SEC” or “Securities and Exchange Commission” are to the United States Securities and Exchange Commission.

•        “Securities Act” are to the U.S. Securities Act of 1933, as amended.

•        “U.S. dollars” or “US$” or “USD” or “dollars” are to United States dollar(s), the lawful currency of the United States.

•        “UK” are to the United Kingdom.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriter of its over-allotment option.

NCI is a holding company with operations conducted in Hong Kong through its key operating subsidiary, Neo-Concept HK which also conducts certain operations through its subsidiary Neo-Concept UK. Neo-Concept HK’s reporting currency is Hong Kong dollars. Neo-Concept UK’s reporting currency is GBP. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the noon buying rate of US$1 = HKD7.8015, US$1 = HKD7.8363 and US$1 = HKD7.8109 on December 30, 2022, June 30, 2023 and December 29, 2023, respectively, as published in H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that the HKD or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HKD, as the case may be, at any particular rate or at all.

Neo-Concept’s fiscal year ends on December 31.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed, and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our goals and strategies;

•        our future business development, financial condition, and results of operations;

•        introduction of new product and service offerings;

•        expected changes in our revenues, costs, or expenditures;

•        our expectations regarding the demand for and market acceptance of our products and services;

•        expected growth of our customers, including consolidated account customers;

•        competition in our industry;

•        government policies and regulations relating to our industry; and

•        uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products and services, and economic activity in general; and

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied, or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

v

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision.

Overview

NCI is a one-stop apparel solution services provider. We offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving customers located in the European and North American markets through Neo-Concept HK.

We are committed to reducing our environmental impact through recycling, clean processes, traceable sourcing and other eco-friendly practices. We also push for sustainable solutions to fulfil our customers’ needs throughout garment production.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

•        A focus on sustainability;

•        Close relationships with our major customers and strategic partners;

•        We have a vertically integrated operation to provide one-stop apparel solution services; and

•        Our management members have deep industry knowledge and proven track records.

Our Strategies

We intend to pursue the following strategies to further expand our business:

•        Continue to innovate and make new products with sustainable materials and processes;

•        Integrate sustainability aspects into product sourcing and environmental marketing; and

•        Broaden our customer base and work together with our customers to expand our product mix and maintain customer relationships.

Corporate History and Structure

NCI, incorporated in July 2021 under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, Neo-Concept HK, and Neo-Concept UK. Through our Operating Subsidiaries, NCI is a one-stop apparel solution services provider, offering a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving the European and North American markets.

Prior to a restructuring in 2021, our Operating Subsidiaries were part of NCH, a consortium of vertically integrated companies that provide a full range of garment supply chain services including but not limited to garment trading and manufacturing, retail, and apparel solution services. With operations across Hong Kong, China, East Asia, UK, Europe, and North America, NCH was and still is under the common control of our Controlling Shareholder, who both restructured the business of NCH and founded NCI. To avoid any potential conflicts of interest due to the common control, NCI, Splendid Vibe Limited, Ample Excellence Limited and Neo-Concept (BVI) Limited, the holding companies of NCH, have entered into an Exclusive Territory and Non-Competition Agreement (“Agreement”) which identifies their respective exclusive geographic areas of operations and addresses NCH’s existing customers. See “Corporate History and Structure — Exclusive Territory and Non-Competition Agreement.”

As part of the reorganization prior to the listing, on October 29, 2021, NCI acquired all the shares of NCA from the Controlling Shareholder and Ms. Man Chi Wai and became the holding company of NCA, Neo-Concept HK, Neo-Concept (NY) Corporation and Neo-Concept UK. Neo-Concept (NY) Corporation, a wholly owned subsidiary of Neo-Concept HK, had no significant operations during the two years ended December 31, 2020, and 2021 and on November 12, 2021, Neo-Concept HK disposed of all the shares of Neo-Concept (NY) Corporation to Neo-Concept (BVI) Limited, an affiliated company controlled by the Controlling Shareholder.

Our corporate structure as of the date of this prospectus and upon closing of this offering (assuming no exercise of the over-allotment option) is as follows:

Siu Yuk Yin Eva
100%
Asset Empire International Limited (British Virgin Islands)
87.71%
Wai Man Chi
100%
Ultra Sky Group Holdings Limited (British Virgin Islands)
2.37%
Splendid Vibe Limited (British Virgin Islands)
100%
Ample Excellence Limited (British Virgin Islands)
Pre-IPO 10.00%
Post-IPO 9.0%
Neo-Concept (BVI) Limited (British Virgin Islands)
Pre-IPO 82.01%
Post-IPO 73.8%
Ng Wai Kei Kevin
Pre-IPO 4.99%
Post-IPO 4.5%
Chan Kim Sun
Pre-IPO 3.00%
Post-IPO 2.7%
Public Shareholders
Pre-IPO 00.0%
Post-IPO 10.0%
100%
Neo-Concept International Group Holdings Limited (“NCI”) (Cayman Islands)
100%
Neo-Concept Apparel Group Limited (“NCA”) (British Virgin Islands)
100%
Neo-Concept International Company Limited (“Neo-Concept HK”) (Hong Kong)
100%
Neo-Concept (UK) Limited (“Neo-Concept UK”) (UK)

We are offering 2,000,000 Ordinary Shares, representing 10% of the Ordinary Shares following completion of this offering, assuming the underwriter does not exercise the over-allotment option.

We are and will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder, will own 72.6% of our total issued and outstanding Ordinary Shares, representing 72.6% of the total voting power, assuming that the underwriter does not exercise their over-allotment option.

Transfers of Cash to and From Our Subsidiaries

Our management monitors the cash position of our Operating Subsidiaries regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors. Other than as discussed above, we did not adopt or maintain any cash management policies or procedures as of the date of this prospectus.

NCI’s subsidiary formed under the laws of the BVI, NCA, is permitted under the laws of the BVI to provide funding to our operating subsidiaries in Hong Kong and UK subject to certain restrictions laid down in the BVI Business Companies Act 2004 (as amended) and memorandum and articles of association of NCA. Neo-Concept HK is permitted under the laws of Hong Kong to provide funding to our operating subsidiary in the UK, Neo-Concept UK.

For the subsidiaries to transfer cash to NCI, according to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus. According to the UK Companies Act 2006 (as amended), a UK company may, subject to any restriction(s) or requirement(s) set out in the company’s constitution, declare and pay dividends out of the profits available for distribution.

As at the date of this prospectus, NCI did not declare or pay any dividends and there was no transfer of assets among NCI and its subsidiaries. In December 2021, Neo-Concept HK disposed of Neo-Concept (NY) Corporation to Neo-Concept (BVI) Limited via distribution, which involved a distribution of cash of HK$266,559 (US$34,176) and distribution of non-cash assets and liabilities having a net carrying value of HK$2,248,550 (US$288,290). During the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, save for the distribution in cash and in specie in December 2021, NCI did not declare or pay any other dividends and there was no transfer of assets among NCI and its subsidiaries or among the subsidiaries themselves. During the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, NCI and its subsidiaries did not declare or pay any dividends or distributions to U.S. investors.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. NCI is permitted under the laws of Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to its subsidiaries through loans or capital contributions. NCA, Neo-Concept HK and Neo-Concept UK are each permitted under the laws of their respective jurisdictions to provide funding to NCI through dividend distributions.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of a company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between NCI and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries to NCI and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Under UK law, no dividend can be paid by a UK company unless (i) the company has sufficient profits available for distribution under the provisions of the UK Companies Act 2006 (as amended) and accounting principles generally accepted in the United Kingdom, and (ii) any applicable restriction(s) or requirement(s) set out in the company’s constitution have been complied with.

See “Dividend Policy” and “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.”, and the “Consolidated Statements of Equity” in the Report of Independent Registered Public Accounting Firm for more information.

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Ordinary Shares. These risks are discussed more fully in “Risk Factors”. These risks include, but are not limited to, the following:

Risks Relating to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Relating to Our Corporate Structure” beginning on page 14 of this prospectus)

•        Our auditor has expressed substantial doubt about our ability to continue as a going concern. (see page 14 of this prospectus)

•        Our transactions with NCH may be less favorable to us than similar agreements negotiated with unaffiliated third parties. (see page 14 of this prospectus)

•        Our business is in direct competition with NCH, an affiliated company. (see page 14 of this prospectus)

•        Our Controlling Shareholder’s relationship with Neo-Concepts (BVI) Limited may result in strategic business decisions that favor our Controlling Shareholder rather than the interests of our other shareholders. (see page 15 of this prospectus)

•        We may have conflicts of interest with our Controlling Shareholder, because of our Controlling Shareholder’s controlling ownership interest in our Company, we may not be able to resolve such conflicts on terms favorable to us. (see page 15 of this prospectus)

•        Our directors and officers may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. (see page 16 of this prospectus)

Risks Relating to Doing Business in Jurisdictions in which the Operating Subsidiaries Operate (for a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in Jurisdictions in which the Operating Subsidiaries Operate” beginning on page 18 of this prospectus)

•        Our key operations are in Hong Kong. However, due to long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. (see page 18 of this prospectus)

•        If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. (see page 19 of this prospectus)

•        Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus, reducing the time before the securities may be prohibited from trading or delisted. (see page 21 of this prospectus)

•        The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation. (see page 24 of this prospectus)

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Relating to Our Business and Industry” beginning on page 26 of this prospectus)

•        We recorded net current liabilities and a total deficit for the six months ended June 30, 2023 and the two years ended December 31, 2022, and 2021, and may continue to record net current liabilities and a total deficit in the foreseeable future, which can expose us to liquidity risks. (see page 28 of this prospectus)

•        We rely on one major customer, and if we fail to attract new customers, retain existing customers, or maintain or increase sales to customers, our business, financial condition, results of operations, and growth prospects will be harmed. (see page 26 of this prospectus)

•        We may be unable to timely and accurately respond to changes in fashion trends and consumer preferences. (see page 26 of this prospectus)

•        Our focus on using sustainable materials and environmentally friendly manufacturing processes and supply chain practices may increase our cost of doing business and hinder our growth. (see page 27 of this prospectus)

•        The enactment in the U.S. of the Uyghur Forced Labor Prevention Act (the “UFLPA”) and similar pending legislation in the territories in which our subsidiaries operate could have material adverse effect on our ability to conduct our business. (see page 27 of this prospectus)

•        We rely on two principal suppliers for supplies of raw materials, manufacturing services and logistics services. (see page 27 of this prospectus)

•        Our reliance on suppliers to produce our products could cause problems in our supply chain. (see page 28 of this prospectus)

•        A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition. (see page 32 of this prospectus)

•        A severe or prolonged downturn in the global economy could materially and adversely affect our business and results of operations. (see page 33 of this prospectus)

Risks Relating to our Ordinary Shares and this Offering (for a more detailed discussion, see “Risk Factors — Risks Relating to our Ordinary Shares” beginning on page 34 of this prospectus)

•        There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all. (see page 34 of this prospectus)

•        The market price of our Ordinary Shares may be highly volatile, and you could lose all or part of your investment. (see page 34 of this prospectus)

•        Our pre-IPO shareholders and Controlling Shareholder will be able to sell their Ordinary Shares after completion of this offering subject to restrictions under Rule 144 and the provisions under the Lock-Up Agreement. (see page 36 of this prospectus)

•        Investors may have difficulty enforcing judgments against us, our directors and management. (see page 37 of this prospectus)

•        There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences. (see page 40 of this prospectus)

HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT (the “HFCAA”)

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years and thus, reducing the time before the securities may be prohibited from trading or delisted. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC, P.C.’s compliance with applicable professional standards. WWC, P.C. is headquartered in San Mateo, California with no branches or offices outside the United States and has been inspected by the PCAOB on a regular basis, with the last inspection in November 2021.

On December 16, 2021, the PCAOB issued a report on its determinations (“Determination Report”) that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor is headquartered in San Mateo, California and did not appear as part of the report and was not listed under its appendix A or appendix B. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. However, If the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the SOP, then such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Accordingly, the HFCAA calls for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to the Company’s offering. See “Risk Factors — Risks Relating to Doing Business in Jurisdictions in which the Operating Subsidiaries Operate — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted.” on page 21.

We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

REGULATORY APPROVAL OF THE PRC

Permission Required from Hong Kong and Chinese Authorities

As of the date of this prospectus, neither we nor our Hong Kong subsidiary, Neo-Concept HK, are required to obtain any permission or approval from the Hong Kong authorities to operate our business or issue our Ordinary Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CSRC or the CAC.

Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that NCA, Neo-Concept HK and Neo-Concept UK are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in Jurisdictions in which the Operating Subsidiaries Operate — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” on page 19.

RECENT REGULATORY DEVELOPMENT IN CHINA

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure (“VIE”), adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Furthermore, on December 28, 2021, the CAC jointly with the relevant authorities published the Measures for Cybersecurity Review (2021), or the “Review Measures 2021”, which took effect on February 15, 2022, and replaced the Measures for Cybersecurity Review (2020) issued on April 13, 2020. Review Measures 2021 stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Review Measures 2021, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for the previous year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Review Measures 2021 and the pending effectiveness of the Regulations on Network Data Security Management, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

Given the nature of our operating subsidiaries’ business, we believe this risk is not significant. Our HK operating subsidiary does not have any customers in China and is neither a critical information infrastructure operator nor an online platform operator as defined in the Review Measures 2021, that are required to file for cybersecurity review before listing in the U.S. since (i) Neo-Concept HK is incorporated and operating in Hong Kong and the Review Measures 2021 remains unclear whether it shall be applicable to a Hong Kong company; (ii) Neo-Concept HK operates without any subsidiary nor VIE structure in mainland China; (iii) as of the date of this prospectus, Neo-Concept HK has not collected any personal information of PRC individual clients; and (iv) as of the date of this prospectus, Neo-Concept HK has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review. Therefore, we believe that our HK operating subsidiary is not covered by the permission and requirements from the CSRC or the CAC.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the listing of our Ordinary Shares becomes subject to the CAC or any other governmental agency in the future, we cannot assure you that we will be able to list our Ordinary Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of the price of our Ordinary Shares or render them worthless.

Recent PCAOB Developments

Under the AHFCAA, which amended the HFCAA, our Ordinary Shares may be prohibited from being trading on a national exchange if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor has been inspected by the PCAOB on a regular basis with the last inspection in November 2021.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor is headquartered in San Mateo, California, and did not appear as part of the report and was not listed under its appendix A or appendix B.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•        the requirement that a majority of the board of directors consist of independent directors;

•        the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•        the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, the outstanding shares of NCI will consist of 20,000,000 Ordinary Shares, assuming the underwriter does not exercise its over-allotment option to purchase additional Ordinary Shares, or 20,300,000 Ordinary Shares, assuming the over-allotment option is exercised in full. Immediately after the completion of this offering, our Controlling Shareholder will own 72.6% of our total issued and outstanding Ordinary Shares, representing 72.6% of the total voting power, assuming that the underwriter does not exercise its over-allotment option, or 71.6% of our total issued and outstanding Ordinary Shares, representing 71.6% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615I because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. Therefore, the controlling shareholder of NCI will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. This concentration of ownership may not be in the best interests of all of our shareholders. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

Impact of COVID-19

Since late December 2019, the outbreak of a novel strain of coronavirus, later named COVID-19, spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern (PHEIC),” and later on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. While the spread of COVID-19 was substantially controlled in 2021, several variants of COVID-19 have emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks. For instance, in early 2022, there was an uptick in cases in Shanghai, China, caused by the highly contagious Omicron variant and the city was under lockdown for over six weeks. The outbreak in Shanghai spread to many other provinces and cities in China, where the contract manufacturers we use to produce all of our products are located. Travel restrictions and other limitations were imposed in various places across China in response to these new cases. Given the rapidly expanding nature of the COVID-19 pandemic, we believe that COVID-19 has impacted and will likely continue to impact our business, results of operations, and financial condition.

The COVID-19 pandemic has caused companies such as ours, as well as our business partners, to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees. If any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

Furthermore, our results of operations have been severely affected by the COVID-19 pandemic. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, our businesses and clients have been adversely affected by travel restrictions preventing travel from and to Hong Kong. More broadly, the COVID-19 pandemic threatens global economies and has caused significant market volatility and declines in general economic activities. This may have severely dampened the confidence in global markets and potential clients.

Furthermore, our business may be adversely affected if concerns relating to COVID-19 continue to restrict travel, or result in the Company’s personnel, vendors and services providers being unavailable to pursue their business objectives free of COVID-19 related restrictions. The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the general negative impact of the COVID-19 pandemic on the apparel solutions services market, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2023 and beyond.

Corporate Information

Our principal executive office is located at 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong. Our telephone number is (+852) 2798 8639. Our registered office in the Cayman Islands is located at the office of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Our website is located at http://www.neo-ig.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering(1)

Below is a summary of the terms of the offering.

Issuer:	Neo-Concept International Group Holdings Limited
Securities being offered by us:	2,000,000 Ordinary Shares.
Securities being offered by the Selling Shareholder:	2,000,000 Ordinary Shares
Offering price:	We estimate the initial public offering price will be between US$4.00 and US$5.00 per Ordinary Share.
Number of Ordinary Shares outstanding prior to this offering:	18,000,000 Ordinary Shares.
Number of Ordinary Shares outstanding after this offering:	20,000,000 Ordinary Shares assuming no exercise of the over-allotment option. 20,300,000 Ordinary Shares assuming full exercise of the over-allotment option.
Over-allotment option:

We have granted the underwriter the right to purchase up to 300,000 additional Ordinary Shares from us at the public offering price less the underwriting discount within 45 days from the closing date to cover over-allotments.

Use of proceeds:

Based upon an initial public offering price of US$4.50 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, of approximately US$6,934,073 if the underwriter does not exercise its over-allotment option, and approximately US$8,162,573 if the underwriter exercise its over-allotment option in full, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering primarily for developing new products with sustainable materials and process, for broadening our customer base, for potential acquisition of companies and/or formation of joint ventures, and to fund the working capital of our existing operation and for other general corporate purposes.

For more information, see “Use of Proceeds” on page 47.
Lock-up:

All of our directors, officers, and principal shareholders (defined as owners of 5% or more of our Ordinary Shares) have agreed with the underwriter, subject to the proposed resale of our Ordinary Shares by the controlling shareholder, Neo-Concept (BVI) Limited, under a Resale Prospectus and certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of our Ordinary Shares for a period of 180 days commencing on the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Listing:

We have applied to have our ordinary shares listed on the Nasdaq Capital Market. At this time, Nasdaq has not yet approved our application to list our ordinary shares. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our ordinary shares will be approved for listing on Nasdaq.

Proposed Nasdaq Symbol:	“NCI”
Transfer Agent:	VStock Transfer, LLC
Risk factors:

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 14.

____________

(1)      Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriter’s over-allotment option and is based on 18,000,000 Ordinary Shares outstanding as of the date of this prospectus.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes, before deciding to invest in our Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects. In these circumstances, the trading price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Relating to Our Corporate Structure

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the fiscal year ended December 31, 2022, contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern based upon our accumulated losses, working capital deficits and net cash outflows for the years ended December 31, 2021, and 2022. Our ability to continue as a going concern is dependent on obtaining necessary financing or negotiating terms of existing short-term liabilities to meet our current and future liquidity needs. As such an uncertainty exists that may cast significant doubt on our ability to continue as a going concern. Our audited consolidated financial statements for fiscal year ended December 31, 2022, do not include any adjustments that might result from the outcome of this uncertainty. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If we become unable to continue as a going concern, we may have to liquidate our assets, and the value we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our audited consolidated financial statements. Our lack of cash resources and our potential inability to continue as a going concern may materially and adversely affect the price of our shares and our ability to raise new capital or to continue our operations.

Our transactions with NCH may be less favorable to us than similar agreements negotiated with unaffiliated third parties.

During the six months ended June 30, 2023 and the two years ended December 31, 2022 and 2021, we entered into a series of transactions with an affiliated company under the control of our Controlling Shareholder, NCH. These transactions include engaging NCH as a contract manufacturer to produce certain apparel products for our customers. The terms of such transactions may be less favorable to us than would be the case if they were negotiated with unaffiliated third parties. Because we will be a “controlled company” the terms of such future transactions will be reviewed by the Audit Committee to ensure that they will not be less favorable to us than would be the case if they were negotiated with unaffiliated third parties. Moreover, so long as we are under the control of the Controlling Shareholder, their influence may make it difficult for us to bring a legal claim against NCH in the event of contractual breach, notwithstanding our contractual rights under the transactions and other agreements we may enter into with NCH or other affiliated companies under the control of our Controlling Shareholder from time to time.

Our business is in direct competition with NCH, an affiliated company.

NCH also operates as a comprehensive apparel solutions services provider in North America and Europe principally. As such, NCH is in direct competition with our business in such regions. To address this, we entered into an Exclusive Territory and Non-Competition Agreement (“Agreement”) with Neo-Concept (BVI) Limited, Ample Excellence Limited and Splendid Vibe Limited (collectively the “Parent Group”), the holding companies of NCH and other subsidiaries under the common control of our Controlling Shareholder. Under the Agreement we entered into with the Parent Group, we have agreed that during the non-competition period (which will end on the later of (1) two years after the first date when our Controlling Shareholder ceases to own in aggregate at least 20% of the voting power of our then outstanding securities and (2) the fifth anniversary of the completion of this offering) that the Parent Group and its subsidiaries, including NCH but excluding NCI Group) (the “Neo Concept Group”), will not compete with our Company in the businesses currently conducted by us through our Operating Subsidiaries in North America and Europe namely, in the businesses of apparel solution services in the UK, Europe and North America (the “Protected Territories”) and retail sale of apparel products. However, since we are in the process of and have not yet obtained all of the certifications required by certain clients to guarantee that their raw material sourcing meets international standards we have agreed that the Neo Concept Group shall continue to service its existing portfolio of customers in the Protected Territories that require the additional certifications provided that once NCI Group obtains and provides documentation that the necessary certifications required by a Portfolio Customer have been secured, Neo Concept Group will use its best endeavors to transfer within 45 days the Portfolio Customers to NCI Group. In the event that Neo Concept Group is unable, unsuccessful or a Portfolio Customer is unwilling to transfer its account to NCI Group, then NCI Group shall be entitled to receive the economic benefit inuring to Neo Concept Group from that Portfolio Customer as measured by a royalty of 10% of all sales and services by Neo Concept Group to that Portfolio Customer.

As of the date of this prospectus, we have a total of twenty customers which we provide apparel solution services to, each of which are not current clients of NCH and are therefore protected under the terms of the Agreement. Under the terms of the Agreement, we retain the right to sell to any of NCH’s existing portfolio of customers.

However, so long as our Controlling Shareholder continue to control us, we may not be able to bring a legal claim against NCH in the event of contractual breach, notwithstanding our contractual rights under the Agreement described above and other inter-company transactions entered into from time to time.

Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of other shareholders.

Upon the completion of this offering, the Controlling Shareholder, will own 72.6% of the total issued and outstanding Ordinary Shares, representing 72.6% of the total voting power, assuming that the underwriter does not exercise its over-allotment option, or 71.6% of the total issued and outstanding Ordinary Shares, representing 71.6% of the total voting power, assuming that the over-allotment option is exercised in full. Because the Controlling Shareholder will control a majority of our outstanding voting power, we will be a “controlled company” under corporate governance rules for NASDAQ-listed companies. Therefore, the Controlling Shareholder will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. Since the Controlling Shareholder is also a Controlling Shareholder of NCH, which is in direct competition with our business in certain regions and creates potential conflicts of interest, this concentration of ownership may not be in the best interests of all of our shareholders.

Our Controlling Shareholder’s relationship with Neo-Concepts (BVI) Limited may result in strategic business decisions that favor our Controlling Shareholder rather than the interests of our other shareholders.

Although our company is a stand-alone company, we expect to operate, for as long as our Controlling Shareholder is our controlling shareholder, as an affiliate of Neo-Concept (BVI) Limited. Our Controlling Shareholder may from time to time make strategic decisions that it believes are in the best interests of Neo-Concept (BVI) Limited as a whole, including our Company. These decisions may be different from the decision that we would have made on our own. Our Controlling Shareholder’s decisions with respect to us or our business may be resolved in ways that favor our Controlling Shareholder, which may not coincide with the interests of our other shareholders. We may not be able to resolve any potential conflicts, and even if we do so, the resolution may be less favorable to us than if we were dealing with a non-controlling shareholder. Even if both parties seek to transact business on terms intended to approximate those that could have been achieved among unaffiliated parties, this may not succeed in practice.

We may have conflicts of interest with our Controlling Shareholder, because of our Controlling Shareholder’s controlling ownership interest in our Company, we may not be able to resolve such conflicts on terms favorable to us.

Immediately upon the completion of this offering, our Controlling Shareholder will beneficially own 72.6% of our outstanding ordinary shares and total voting power, assuming the underwriter does not exercise its over-allotment option. Accordingly, our Controlling Shareholder will continue to be our controlling shareholder immediately upon the completion of this offering and may have significant influence in determining the outcome of any corporate actions or other matters that require shareholder approval, such as mergers, consolidations, change of our name, and amendments of our memorandum and articles of association.

The concentration of ownership and voting power may cause transactions to occur in a way that may not be beneficial to you as a holder of our Ordinary Shares and may prevent us from doing transactions that would be beneficial to you. Conflicts of interest may arise between our Controlling Shareholder and us in a number of areas relating to our past and ongoing relationships. Potential conflicts of interest that we have identified include the following:

•        New customer acquisition. Because both we and NCH, an affiliated company under the common control of our Controlling Shareholder, are engaged in providing apparel solutions services, this potential conflict of interest may limit our ability to attract new clients who are existing customers of NCH therefore impairing our ability to expand our market share which may not be in the best interest of our shareholders.

•        Employee recruiting and retention. Because both we and NCH, which is an affiliated company under the common control of our Controlling Shareholder, are engaged in providing apparel solutions services out of Hong Kong, we may compete with our Controlling Shareholder in the hiring of new employees. We entered into an Agreement and have a non-solicitation arrangement that restricts NCH from hiring any of our employees.

•        Our board members or executive officers may have conflicts of interest. Our chairlady of the board and chief executive officer, Ms. Eva Yuk Yin Siu and our director, Ms. Man Chi Wai, are also directors in other companies, which include but are not limited to NCH, and engage in businesses such as (i) apparel solution services for customers based in China, North America and Europe, (ii) textile and garment manufacturing, (iii) retail sales of apparel products in China and (iv) other non-apparel related businesses such as retail and wholesale of food and beverages. As a result, they may not have sufficient capacity to perform their duties in NCI. These overlapping relationships could create or appear to create conflicts of interest when these persons are faced with decisions with potentially different implications for our Controlling Shareholder and us.

•        Non-competition arrangements with our Controlling Shareholder. We entered into an Exclusive Territory and Non-Competition Agreement with Neo-Concept (BVI) Limited, the holding company of NCH and other subsidiaries engaged in a competing business with our Company, under which Neo-Concept (BVI) Limited agrees not to compete with us in any territories that we operate in, except for owning non-controlling equity interest in any company competing with us and that they can continue to service existing clients during a transitional period.

•        Developing business relationships with our NCH’s competitors. So long as our Controlling Shareholder remains as our controlling shareholder, we may be limited in our ability to do business with NCH’s competitors, such as other contract manufacturers. This may limit our ability to conduct our services for the best interests of NCI and our other shareholders.

Our directors and officers may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.

Our directors and officers are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and their other businesses. Our directors and officers are engaged in several other business endeavors and may commit themselves to other entities. Our directors and officers are not obligated to contribute any specific number of hours per week to the Company’s affairs. If the other business affairs of our directors and officers require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to the affairs of the Company, which could have a negative impact on our ability to operate efficiently.

In particular, Ms. Siu and Ms. Wai are affiliated with other entities, namely NCH, engaged in business activities similar to those conducted by us. Due to their existing affiliations, Ms. Siu and Ms. Wai may have fiduciary obligations to present potential business opportunities to those entities before presenting them to us, which could cause additional conflicts of interest. We cannot assure you that these conflicts will be resolved in our favor.

You should refer to the section of this prospectus entitled “Management — Conflicts of Interest/Duties of Directors.” for a detailed discussion of our directors’ other business affairs.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

NCI is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. If any one of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between NCI and its subsidiaries, across borders and to U.S investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to NCI and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

According to the BVI Business Companies Act 2004 (as amended), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

Under UK law, no dividend can be paid by a UK company unless (i) the company has sufficient profits available for distribution under the provisions of the UK Companies Act 2006 (as amended) and accounting principles generally accepted in the United Kingdom, and (ii) any applicable restriction(s) or requirement(s) set out in the company’s constitution have been complied with.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud which may affect the market for and price of our Ordinary Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended December 31, 2022 and 2021, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; and (ii) a lack of independent directors and an audit committee.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill the key roles in the operations; and (ii) appointing independent Directors, establishing an audit committee, and strengthening corporate governance. We intend to implement the above measures prior to the listing, and we expect the remediation to be completed upon listing.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner and in such an event our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline, and we may be unable to maintain compliance with the Nasdaq Listing Rules.

Risks Relating to Doing Business in Jurisdictions in which the Operating Subsidiaries Operate

Our key operations are in Hong Kong. However, due to long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

NCI is a holding company, and we conduct our operations in Hong Kong through our operating subsidiary, Neo-Concept HK. As at the date of this prospectus, we are not materially affected by recent statements by the Chinese Government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain. In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

The Chinese government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance, decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease or become worthless.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Furthermore, on December 28, 2021, the CAC jointly with the relevant authorities published the Measures for Cybersecurity Review (2021), or the “Review Measures 2021”, which took effect on February 15, 2022, and replaced the Measures for Cybersecurity Review (2020) issued on April 13, 2020. Review Measures 2021 stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must apply for a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Review Measures 2021, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for the previous year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Review Measures 2021 and the pending effectiveness of the Regulations on Network Data Security Management, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

It remains unclear whether a Hong Kong company shall be subject to the Review Measures 2021. But we believe our HK subsidiary is neither a “critical information infrastructure” operator nor an online platform operator as defined in the Review Measures 2021, that are required to file for cybersecurity review before listing in the U.S., because (i) Neo-Concept HK is incorporated and operating in Hong Kong and the Review Measures 2021 remains unclear whether it shall be applied to a Hong Kong company; (ii) Neo-Concept HK operates without any subsidiary or VIE structure in mainland China; (iii) as of date of this prospectus, Neo-Concept HK has not collected and stored any personal information of PRC individual client; and (vi) as of the date of this prospectus, Neo-Concept HK has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If Neo-Concept HK is deemed an “operator of critical information infrastructure” or an “online platform operator” as defined in the Review Measures 2021, Neo-Concept HK’s operation and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review in the future.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

The Company understands that as of the date of this prospectus, the Group has no operations in Mainland China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

As of the date of this prospectus, neither NCI nor any of our subsidiaries are required to obtain any permission or approval from Hong Kong authorities to operate our business. Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, the Management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that NCA, Neo-Concept HK and Neo-Concept UK are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to Our Operating Subsidiaries.

Hong Kong is a Special Administrative Region (“SAR”) of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong SAR’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. The PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities. Currently, our U.S. auditor is inspected by the PCAOB, and we have no operations in mainland China. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong like us may face similar regulatory risks as those operated in PRC and we cannot assure you that our auditor’s work will continue to be able to be inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our

Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCAA. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus, reducing the time before our Ordinary Shares may be prohibited from trading or delisted. On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain

Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, WWC, P.C. is headquartered in San Mateo, California, and did not appear as part of the report under the lists in its appendix A or appendix B.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

If the PCAOB is unable to inspect and investigate completely registered public accounting firms located in China in 2023 and beyond, or if we fail to, among others, meet the PCAOB’s requirements, including retaining a registered public accounting firm that the PCAOB determines it is able to inspect and investigate completely, we will be identified as a “Commission-identified Issuer,” and upon the expiration of the applicable years of non-inspection under the HFCAA and relevant regulations, the Ordinary Shares will be delisted and will not be permitted for trading over the counter. Such a delisting or prohibition would substantially impair your ability to sell or purchase the Ordinary Shares, and the risk and uncertainty associated with delisting would have a negative impact on the price of the Ordinary Shares. Moreover, the HFCAA or other efforts to increase U.S. regulatory access to audit information could cause investor uncertainty for affected issuers, including us, and the market price of the Ordinary Shares could be adversely affected. Such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While the CSRC, the MOF and the PCAOB have entered into the SOP Agreements regarding the inspection of PCAOB-registered accounting firms in mainland China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong, or if any component of our auditor’s work papers become located in mainland China in the future. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCAA, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, enacted on December 23, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiary, which represents substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong, which represents substantially all of our business. If our subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position, and results of operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our ordinary shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative, or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in markets where the majority of our customers reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy and could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

Tariffs could increase the cost of the services and products which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions, or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Our revenues and expenses will be denominated predominantly in Hong Kong dollars. Although the exchange rate between the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. Any significant fluctuations in the exchange rates between Hong Kong dollars to U.S. dollars may have a material adverse effect on our revenue and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from this offering into Hong Kong dollars for our operations, fluctuations in the exchange rates between Hong Kong dollars against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps or currency borrowings to hedge our exposure to foreign currency risk.

Risks Relating to Our Business and Industry

We rely on one major customer, and if we fail to attract new customers, retain existing customers, or maintain or increase sales to customers, our business, financial condition, results of operations, and growth prospects will be harmed.

We rely on one major customer which contributed approximately 74.1%, 91.4% and 94.5% of our total revenues for the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, respectively. We do not have long-term agreements with any of our top five customers and their purchases are made on an order-by-order basis. Our business with our customers has been, and we expect it will continue to be, conducted based on the actual orders received from time to time. Our customers are not obligated in any way to continue placing orders with us at the same or increasing levels, or at all. Our customers level of demand for our apparel products may fluctuate significantly from period to period. Such fluctuation is attributable mainly to changes in customer demand, including their business strategies, operational needs, product portfolio and interpretation of fashion trends. The loss of our principal customer, or if we are unable to attract new customers or if our existing customers decrease their spending on the products we offer, fail to make repeat purchases of our products, will harm our business, financial condition, results of operations, and growth prospects.

We may be unable to timely and accurately respond to changes in fashion trends and consumer preferences.

We are a provider of one-stop apparel solution services, and we offer in-house product design services to our customers. We also engage in the retail sales of apparel products to consumers. We must stay abreast of emerging consumer preferences and anticipate product trends that will appeal to existing and potential consumers. We believe that our success is, to an important extent, attributable to the ability of our design and product development personnel to design apparel products that are responsive to changes in consumer preferences. Due to the highly subjective nature of the fashion trends and the rapid change in fashion trends for apparels as well as the preferences of our customers and consumers, we may be unable to capture or predict the future fashion trend and continue to develop appealing designs for our customers. If we fail to capture, predict, or respond timely to changes in market preferences and introduce appealing and commercially viable apparel designs in a timely manner, our customers may choose to work with our competitors with market-sensitive designs or purchase products from our competitors.

Our focus on using sustainable materials and environmentally friendly manufacturing processes and supply chain practices may increase our cost of doing business and hinder our growth.

We are dedicated to prioritizing sustainable materials, an environmentally friendly supply chain, and manufacturing processes that collectively limit our environmental footprint. As our business expands, it may be increasingly challenging to cost-effectively secure enough sustainably sourced materials to support our growth and achieve our sustainability goals while also achieving and maintaining profitability. In addition, our ability to expand into new product categories or expand our existing product mix with our core customers depends in part on our ability to identify new sustainable materials that are suitable for our products. Our inability to source materials that meet our sustainability requirements in sufficient volumes could result in slower growth, increased costs, and/or lower net profits. Additionally, as our business expands, we may not be able to identify suppliers and manufacturers with business practices that reflect our commitment to sustainability, which may harm our ability to expand our supply chain to meet the expected growth of our business. If any of these factors prevent us from meeting our sustainability goals or increase the carbon footprint of any our products, then it could have an adverse effect on our brand, reputation, results of operations, and financial condition.

The enactment in the U.S. of the Uyghur Forced Labor Prevention Act (the “UFLPA”) and similar pending legislation in the territories in which our subsidiaries operate could have material adverse effect on our ability to conduct our business.

The UFLPA prohibits on the importation of goods into the United States manufactured wholly or in part with forced labor in the PRC, especially from the Xinjiang Uyghur Autonomous Region (“Xinjiang”). It establishes a rebuttable presumption that the importation of any goods, wares, articles, and merchandise mined, produced, or manufactured wholly or in part in Xinjiang are not entitled to entry to the U.S. and requires the importer of record to comply with specified conditions and, by clear and convincing evidence, that the goods, wares, articles, or merchandise were not produced using forced labor. Our contract manufacturers are located in the PRC, and whereas 84% of Chinese cotton comes from Xinjiang.

Governments in the other territories where the company operates (the UK, the EU and Canada) are advancing similar measures to address the risk of goods produced from forced labor from any country from entering the global supply chains in order to ensure that their businesses are not complicit in forced labor in Xinjiang, there is an extraordinarily high risk that the yarn, textiles, and garments made with Chinese cotton are tainted with forced and prison labor. Violations of the UFLPA can empower U.S. Customs and Border Protection to detain, exclude or seize goods and assess monetary penalties.

The failure of the Company’s supply chain management system to rebut the presumption that its products are tainted with forced or prison labor could materially and adversely affect our business operations, financial position, and results of operations.

We rely on two principal suppliers for supplies of raw materials, manufacturing services and logistics services.

The apparel products sold or sourced by us during the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, were mainly produced by two contract manufacturers, one of which is our affiliated company. During the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021 our two contract manufacturers together accounted for 93.9%, 80.1% and 100% of our total purchases, respectively. We engage contract manufacturer on an individual project basis and rely on third party service providers for services including sourcing of materials and provision of logistics services for the finished goods. We do not enter into any long-term contracts with our suppliers, and the terms of services provided by them may be susceptible to fluctuations with regard to pricing, timing and quality. Business relationships with our key suppliers could deteriorate, and existing procurement arrangements could change without advance notice. Increases in raw material prices resulting in higher procurement costs being incurred by our contract manufacturer, may be passed onto us as part of the overall production service costs. Recent inflationary pressures have affected the procurement cost of certain raw materials used in our apparel products. While we have not faced any shortages or significant increases in prices that would have a material adverse effect on our operations, we have had to enact measures to mitigate fluctuations in the price of our key raw materials. These measures include, but are not limited to, placing bulk orders for a portion of our raw material requirements based on projections and sales estimates ahead of the production season and incorporating alternative materials into our products or modifying specifications of product designs. However, our ability to implement such measures are limited and we cannot guarantee that we will be able to successfully mitigate fluctuations or increases in the price of raw materials. We might have to accept substantial increment in price, or a substantial reduction of quantities supplied in some cases, especially when we are unable to locate alternative suppliers in a timely manner and/or on comparable commercial terms. In addition, we are not able to ensure our suppliers’ compliance with applicable laws and regulations. Failure on the part of any of our suppliers to comply with applicable laws and regulations may damage our corporate image, and adversely affect our customer relationships.

Our reliance on suppliers to produce our products could cause problems in our supply chain.

We do not manufacture our products or the raw materials for them and rely instead on suppliers. We have no long-term contracts with any of our suppliers or manufacturing sources for the production of our fabrics and garments, and we compete with other companies for production.

If we experience significant increased demand, or if we need to replace an existing supplier, we may be unable to locate additional manufacturing capacity on terms that are acceptable to us, or at all, or we may be unable to locate any supplier or manufacturer with sufficient capacity to meet our customer’s requirements or to fill our orders in a timely manner. Even if we are able to expand existing or find new manufacturing, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products, and quality control standards. Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from our markets or from other participants in the supply chain. Any delays, interruption, or increased costs in manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower net revenue and income from operations both in the short and long term.

Customers may choose to do business with suppliers directly through online platforms.

Our customers pay for our services to leverage our industry knowledge, market connections and logistics management capability. However, it has been increasingly common for brand owners and retailers to place their orders directly to manufacturers through online platforms. If we are unable to provide other value-added services such as product design and development, production management and logistics management to our customers, we face the risk of losing our existing customers, especially those with the confidence and savviness to order apparel products online. With the internet becoming more common in the current economic environment, market demand for our services may decrease.

Any negative publicity about our products or services could harm our business and reputation and could materially adversely affect our financial condition and results of operations.

An integral part of our value is our reputation as a sustainable and ethical brand and our customers expect a high standard from our products and services. Our ability to maintain this value and the reputation of our business is key to our continued success. Despite our commitment to product innovation, quality, and sustainability and our continuing investment in design (including materials), and quality control, we cannot assure you that our suppliers and manufacturers will adhere to the same commitment. Negative publicity regarding our suppliers or manufacturers could also adversely affect our reputation and sales and could force us to identify and engage alternative suppliers or manufacturers. Any actions or any negative publicity about us may adversely affect consumer perception of our brand, our products and our services. Any incidents involving our company, our suppliers or manufacturers, or the products we sell, could erode the trust and confidence of our customers, and damage the strength of our brand, especially if such incidents result in adverse publicity, governmental investigations, product recalls or litigation.

We recorded net current liabilities and a total deficit for the six months ended June 30, 2023 and the two years ended December 31, 2022 and 2021, and may continue to record net current liabilities and a total deficit in the foreseeable future, which can expose us to liquidity risks.

We had net current liabilities of HKD13,382,384 (US$1,707,743), HKD61,288,133 (US$7,855,942) and HKD75,547,697 as of June 30, 2023 and December 31, 2022 and 2021, respectively. We also had total deficits of HKD12,084,265 (US$1,542,088), HKD60,675,596 (US$7,777,427) and HKD75,590,274 as of June 30, 2023 and December 31, 2022 and 2021, respectively. Although we recorded net income of HKD12,400,516 (US$1,589,505) and HKD5,450,515 for the years ended December 31, 2022 and 2021, we cannot assure you that we will be able to continue to generate net income in the future. During the six months ended June 30, 2023, we incurred a net loss of HKD5,177,819 (US$660,747). We anticipate that our operating cost and expenses will increase in the foreseeable future as we continue to grow our business. Our efforts to grow our business may prove more costly than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses.

We cannot assure you that we will not incur net current liabilities in the future. A net current liabilities position can expose us to the risk of shortfalls in liquidity, in which case our ability to raise funds, obtain bank loans and declare and pay dividends will be materially and adversely affected.

Our profitability and liquidity position is dependent on, among other factors, our ability to grow our business and extend our product offering to existing customers and expand our customer base. Any material decrease in our service fees would have a substantial impact on our margin. As a result of the foregoing and other factors, our net income may decline, or we may incur net losses in the future and be unable to achieve or maintain profitability and improve our liquidity position.

We are subject to risks related to commercial real estate for the retail stores we operate in the UK.

As of June 30, 2023, we operated three retail store locations in the UK. We lease our stores under operating leases, and we plan to increase the number of stores over the next few years. Our ability to effectively obtain real estate to open new retail stores, depends on the availability of real estate that meets our criteria for traffic, square footage, demographics, and other factors. We also must be able to effectively renew our existing real estate leases. We generally cannot cancel these leases at our option. Similarly, if an existing or new store is not profitable, and we decide to close it, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. Similarly, we may be committed to perform our obligations under the applicable leases even if current locations of our stores become unattractive as demographic patterns change. Failure to secure adequate new locations or successfully modify leases for existing locations, or failure to effectively manage the profitability of our existing network of retail stores, could have an adverse effect on our results of operations and financial condition. Additionally, the economic environment may make it difficult to determine the fair market rent of real estate properties. This could impact the quality of our decisions to exercise lease options at previously negotiated rents and to renew expiring leases at negotiated rents.

We cannot guarantee that our right to use the brand “les 100 ciels” trademark will not be revoked and the loss of or our failure to protect or enforce our intellectual property rights would have a material adverse effect on our business and operations.

We are currently licensed to use the brand name “les 100 ciels” trademark from affiliate companies of our Controlling Shareholder under a fixed term license agreement valid until December 31, 2026, with an option to renew for a further period of five years. However, we cannot guarantee that such license would not be revoked in the future and the loss of such licenses or inability to use these brands would have a material adverse effect on our business and operations.

In addition, intellectual property protection may be unavailable or limited in the countries in which we operate where laws or law enforcement practices may not protect our intellectual property rights as fully as in the United States, and it may be more difficult for us to successfully challenge the use of our intellectual property rights by other parties in these countries. For instance, some of our trademark or trade dress applications may not be approved by the applicable governmental authorities because they are determined to lack sufficient distinctiveness, and, even if approved, may be challenged by third parties for this same reason. If we fail to protect and maintain our intellectual property rights, the value of our brand could be diminished, and our competitive position may suffer.

We are exposed to credit risks of our customers.

We are exposed to credit risks of our customers. We do not have access to all the information necessary to form a comprehensive view on the creditworthiness. The complete financial and operational conditions of customers are not always available to us, and we may not be in any position to obtain such information. As a result, if any of our major customers experience any financial difficulty and fail to settle the outstanding amounts due to us in accordance with the agreed credit terms, our working capital position may be adversely affected.

We face risks associated with seasonal fluctuations in demand.

Our sales of finished garment products are generally highest from August to December, and we expect to continue to experience seasonal fluctuations. Therefore, our operating results for a certain period within a calendar year, or between any interim periods, may not correctly indicate our performance for the entire calendar year. Prospective investors should be aware of this seasonal fluctuation when making any comparison of our operating results.

Labor or other disruptions at ports or our suppliers or manufacturers may adversely affect our business.

Our business depends on our ability to source and distribute products in a timely and cost-effective manner. As a result, we rely on the free flow of goods through open and operational ports worldwide and on a consistent basis from our suppliers and manufacturer. Labor disputes and disruptions at various ports or at our suppliers or manufacturer could create significant risks for our business, particularly if these disputes result in work slowdowns, decreased operations, lockouts, strikes or other disruptions during our peak importing or manufacturing seasons. For example, COVID-19 has resulted in delays and disruptions at ports due to workforce decreases, shipping backlogs and capacity constraints, container shortages and other disruptions. This has resulted, and may continue to result, in slower than planned deliveries of inventory and delayed sales to customers. If we experience significant delays or disruption in receiving and distributing our products, this could have an adverse effect on our business, potentially resulting in cancelled orders by customers, unanticipated inventory accumulation or shortages, increased expense (including air freight) to deliver our products and reduced net revenues and net income or higher net loss.

Inconsistent quality control may adversely affect our reputation and customer relationships.

Our customers have specific requirements for their apparel products, and these requirements could change from one carton to another, even for the same types of products with the same design. We rely on our internal quality control personnel to inspect the finished goods and rectify any defectiveness so that the goods can be delivered to our customers in a form that would meet their quality expectations. If we fail to meet the specifications of our customers, we may not be able to monitor the quality of our suppliers at all times. For apparel products that do not satisfy the quality standards or our customers’ specifications, we may be forced to provide products to our customers on a delayed basis or cancel their order, our reputation in the industry and customer relationships would be adversely affected, and we may suffer from loss of sales and be exposed to commercial claims.

Our profit margin may be adversely affected by the increasing costs of raw materials and labor.

Changes in the costs of raw materials or labor indirectly affect our cost structure. We utilize third-party contract manufacturers to produce all of our apparel products. Any increase in production costs, including procurement costs for raw materials and increases in labor costs, may be passed on to us, while we may not be able to pass on all or any part of the subsequent increase in costs to our customers, which may have a material adverse effect on our financial performance.

We do not enter into long-term contracts with our suppliers. We usually enter into fixed-price contracts with our suppliers, including those for raw materials concurrently with our acceptance of each customer order, but in some cases a short time gap may be inevitable. In cases where we outsource procurement of raw materials to our contract manufacturers, rising raw material costs may be passed onto us by our contract manufacturers and put pressure on our profit margin. Any increase in the wage of workers in the apparel manufacturing industry and capital expenditures to enhance working conditions could increase the operating costs of our suppliers causing them to increase our contract prices. If we are not able to control our costs and/or pass on such additional costs to our customers or allocate such production work to other suppliers of similar quality at comparable terms, our profit margin could decrease, and we could record losses in some of our projects.

We face keen competition from other players in the market.

The apparel supply chain services industry in Hong Kong and the apparel retail industry in the UK has a large number of participants, which makes the industry highly fragmented and competitive. We compete with other companies on the basis of service quality and pricing. Some of our competitors may have more variety of services, greater pricing flexibility, better in house technology, stronger brand recognition, longer operating history and a more established customer base. As a result, these competitors may have greater credibility with our potential customers in our target market segments. They may have greater resources to support their service and product offerings, such as better in-house technology infrastructure, stronger brand and pricing flexibility. Unless we remain competitive, we may face increasing pricing pressure and gradual loss of our orders and customers.

We are dependent on our key executives, management team and professional staff.

We have a team of experienced and competent management who is responsible for overseeing financial condition and performance, allocating and budgeting human resources and formulating business strategies. For example, each of Ms. Eva Yuk Yin Siu and Ms. Man Chi Wai, the founders of Operating Subsidiaries, has over 30 years of experience in the fashion garment industry. Leveraging on their experience and network in the industry, we have been successfully expanding our client base and source of deals and transactions. However, we cannot assure you that we can retain the services of our key executives, personnel and members of our management team and find suitable replacements if any of them terminates his or her engagement with us, given the intense competition for experienced and competent personnel in the industry.

Apart from our senior management, we also rely on our professional staff in different business operations to implement our business strategies, provide quality services to clients, manage our compliance and risks, identify and capture business opportunities, maintain relationship with clients and procure new clients. Loss of our professional staff and failure to recruit replacement will materially and adversely affect our business operations.

We may be unable to obtain sufficient funding on terms acceptable to us, or at all.

The future expansion of our business may require us to incur additional borrowings and diversify sources of funding. Whether we are able to raise additional capital at costs acceptable to us depends on the financial success of our current business and the successful implementation of our key strategic initiatives. This may be affected by various financial, economic and market conditions and other factors, some of which are beyond our control. If we are unable to obtain sufficient banking facilities on acceptable terms to meet our operational and expansion demands, this may put strains on our cash flow and our ability to successfully implement our expansion plans.

Our insurance coverage may be inadequate to protect us from potential losses.

We may not be fully insured for our losses under our current insurance policies in place. We do not maintain any business interruption or key person life insurance. Our trade credit insurance may not be sufficient to cover all of our losses in the event of non-payment. There are certain types of losses, such as from war, acts of terrorism and certain natural disasters, for which we cannot obtain insurance at a reasonable cost, or at all. If any of these occurs, it may result in us incurring substantial losses and the diversion of our resources, which are not covered by our insurance. It may in turn materially and adversely affect our business and financial condition.

Our financial result for the year ending December 31, 2023, is expected to be adversely affected by non-recurring listing expenses.

Our directors are of the view that the financial results of NCI for the year ending December 31, 2023 are expected to be adversely affected by the listing expenses in relation to the offering, the nature of which is non-recurring. See “Expenses Related To This Offering” for details. Part of the listing expenses is expected to be accounted for as a deduction from equity upon listing while part of the listing expenses has been and is expected to be recognized as expenses in our consolidated statements of income which is expected to be recognized for the year ending December 31, 2023. Accordingly, our results of operation and financial performance for the year ending December 31, 2023, may be adversely impacted, and may or may not be comparable to our financial performance in the past.

We or our Operating Subsidiaries may be subject to litigation, arbitration, or other legal proceeding risk.

We or our Operating Subsidiaries may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, neither we nor our Operating Subsidiaries are a party to, or are aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties, and other results adverse to us. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

Our services depend on the reliability of computer systems maintained by us and our outsourcing vendors and the ability to implement, maintain and upgrade our information technology and security measures.

Our services depend on the reliability of computer systems maintained by us and our outsourcing vendors to operate efficiently and reliably at all times. Certain emergencies or contingencies could occur, such as a natural disaster or a significant power outage, which could temporarily shut down our facilities and computer systems. Further, our Operating Subsidiaries’ servers may be subject to computer viruses, hacking, vandalism, physical or electronic break-ins and other disruptions, which could lead to a loss of data. In addition, if the technological and operational platforms and capabilities become outdated, we will be at a disadvantage when competing with our competitors. In addition, our failure to back up our data and information in a timely manner may cause material disruption of our business operation and may therefore adversely affect our business and results of operations.

We may be unable to successfully implement our future business plans and objectives.

Our success is dependent on, among other things, our proper and timely execution of our future business plans. Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate, our ability to cope with high exposure to financial risk, operational risk, market risk and credit risk as our business and customer base expands and our ability to provide, maintain and improve the level of human and other resources in servicing our customers. As such, we cannot assure that our future business plans will materialize, or that our objectives will be accomplished fully or partially, or our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance, financial condition and future prospects and growth could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and also may present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

Our internal control system may become ineffective or inadequate.

We rely on our internal control system to ensure effective business operations. We have established, maintained and relied on an internal control system comprising a series of policies and procedures. There is no assurance that the internal control system in place will prove at all times adequate and effective to deal with all the possible risks given the fast changing financial and regulatory environment in which we operate. We cannot assure that our internal control system has no deficiencies or inherent limitations, or that it can fully prevent us from our employee misconduct. Such deficiencies or inherent limitations may adversely affect our financial condition and results of operations.

A sustained outbreak of the COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition.

Since late December 2019, the outbreak of a novel strain of coronavirus, later named COVID-19, spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a PHEIC, and later on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. While the spread of COVID-19 was substantially controlled in 2021, several variants of COVID-19 have emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks. For instance, in early 2022, there was an uptick in cases in Shanghai, China, caused by the highly contagious Omicron variant. The outbreak in Shanghai spread to many other provinces and cities in China, where the contract manufacturers we use to produce all of our products are located. Travel restrictions and other limitations were imposed in various places across China in response to these new cases. Given the rapidly expanding nature of the COVID-19 pandemic, we believe that COVID-19 has impacted and will likely continue to impact our business, results of operations, and financial condition.

This outbreak of COVID-19 has caused companies like us and our business partners to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees. If any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

Furthermore, our results of operations have been severely affected by the COVID-19 outbreak. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, our businesses and clients have been adversely affected by travel restrictions preventing travel from and to Hong Kong. More broadly, the COVID-19 outbreak threatens global economies and has caused significant market volatility and declines in general economic activities. This may have severely dampened the confidence in global markets and potential clients.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the general negative impact of the COVID-19 outbreak on the apparel solutions services market, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2023 and beyond.

Global climate change and related legal and regulatory developments could negatively affect our business, results of operations, liquidity, and financial condition

The effects of climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere, such as droughts, heat waves, flooding, wildfires, increased storm severity, sea level rise, and power outages or shortages, particularly in certain regions in which we operate, may materially adversely impact our business. China, where a significant portion of our manufacturing operations are conducted through contract manufacturers, is presently undergoing the worst heat wave in 60 years while also contending with a prolonged drought drying up reservoirs and crippling hydropower stations. This has resulted in power shortages and factories having to cease or limit their production operations. While the Company has not experienced any disruptions in the operations of its contract manufactures, any such disruptions could have a material adverse effect on its business, operations, liquidity, and financial condition.

A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

The recent global market and economic crisis stemming from COVID-19 resulted in recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, sovereign debt issues, COVID-19 and new variants thereof and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to significant volatility.

There is continuing uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies, including Hong Kong’s. There have also been concerns over unrest in several geographic areas, which may result in significant market volatility. Any prolonged slowdown in the global and/or Hong Kong economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The business of our Operating Subsidiaries is substantially concentrated in North America where one customer in Canada accounted for approximately 74.1%, 91.4% and 94.5% of our revenues for the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021 and is therefore heavily dependent on the North American economy. Economic conditions in North America are sensitive to global economic conditions. If there is any significant decline in the North American economy and we are unable to generate business in other geographic locations, our revenue, profitability, and business prospects will be materially affected. Also, major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements.

The war in Ukraine has affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity, and business outlook of our business.

Risks Relating to our Ordinary Shares and this Offering

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to this offering, there has not been a public market for our Ordinary Shares. We plan to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market. An active public market for our Ordinary Shares, however, may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Ordinary Shares shortly following this offering. If the market price of our Ordinary Shares after this offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in the price of our Ordinary Shares, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

The market price of our Ordinary Shares may be highly volatile, and you could lose all or part of your investment.

The trading price of our Ordinary Shares is likely to be volatile. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our Ordinary Shares among our executive officers and directors. As a result of our small public float, our Ordinary Shares may be less liquid and have greater stock price volatility than the shares of companies with broader public ownership. Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

•        whether we achieve our anticipated corporate objectives;

•        changes in financial or operational estimates or projections;

•        termination of the lock-up agreement or other restrictions on the ability of our shareholders and other security holders to sell shares after this offering; and

•        general economic or political conditions in Canada, the United States, Hong Kong, China or elsewhere.

In addition, the stock price of a number of companies involved in initial public offerings, particularly among companies with relatively smaller public floats, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock.

This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our Ordinary Shares after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Our Ordinary Shares are expected to initially trade under US$5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Ordinary Shares.

Our Ordinary Shares are expected to initially trade below $5.00 per share. As a result, our Ordinary Shares would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Ordinary Shares could be considered to be “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Ordinary Shares, and may negatively affect the ability of holders of our Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to.

If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Ordinary Shares;

•        reduced liquidity for our Ordinary Shares;

•        a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Volatility in the price of our Ordinary Shares may subject us to securities litigation.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Ordinary Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our pre-IPO shareholders and Controlling Shareholder will be able to sell their Ordinary Shares after completion of this offering subject to restrictions under Rule 144 and the provisions under the Lock-Up Agreement.

Our pre-IPO shareholders and our Controlling Shareholder may be able to sell their Ordinary Shares pursuant to Rule 144 under the Securities Act after completion of this offering, subject to certain lock-up restrictions. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-IPO Ordinary Shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of or Ordinary Shares following completion of the offering, to the detriment of participants in this offering. Under rule 144, before our pre-IPO shareholders can sell their Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this offering. The Controlling Shareholder, who is also our director, has agreed, subject to the proposed resales of Ordinary Shares by the controlling shareholder, Neo-Concept (BVI) Limited, under a Resale Prospectus, not to sell any of their Ordinary Shares for a period of 180 days from the date of this prospectus. You should refer to “Shares Eligible for Future Sale — Lock-Up Agreements” for additional information.

Because our initial public offering price is substantially higher than our pro forma net tangible book value per share, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Ordinary Share. As a result, you will experience immediate and substantial dilution of $4.38 per Ordinary Share, representing the difference between our pro forma as adjusted net tangible book value per Ordinary Share of $0.12 as of June 30, 2023, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and an assumed public offering price of $4.50 per Ordinary Share. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

Our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

Immediately after the completion of this offering, and assuming that the underwriter does not exercise its over-allotment option, our directors, officers, and principal shareholders hold in aggregate 82.9% or more of our Ordinary Shares. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, and assuming that the underwriter does not exercise its over-allotment option, our Controlling Shareholder, will own 72.6% of our total issued and outstanding Ordinary Shares, representing 72.6% of the total voting power.

The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for our apparel business and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

Our board of directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Ordinary Shares which are not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Shares unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of our class of ordinary shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares are to be transferred does not exceed four; (v) the Ordinary Shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof. If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this offering, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases. Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, we may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business, and the value of assets of our Company will not be less than the sum of our total liabilities.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Ordinary Share price, our Ordinary Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Ordinary Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

We are incorporated under the laws of the Cayman Islands and all of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

The courts of the Cayman Islands would not automatically enforce judgments of U.S. courts obtained in actions against us or our directors and officers, or some of the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws, or entertain actions brought in the Cayman Islands against us or such persons predicated solely upon U.S. federal securities laws. Further, there is no treaty in effect between the United States and the Cayman Islands providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there are grounds upon which Cayman Islands courts may decline to enforce the judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in the Cayman Islands courts if contrary to public policy in the Cayman Islands. As judgments of U.S. courts are not automatically enforceable in the Cayman Islands, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

You may have more difficulty protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Memorandum and Articles of Association, and by the provisions of the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary responsibilities of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in the company’s articles of association. A Cayman Islands exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of member, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2013 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of the foregoing, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

Upon the closing of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, obtaining and maintaining directors’ and officers’ liability insurance would become more difficult and expensive for us, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we plan to rely on some home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and (taking into account the expected proceeds from this offering) the value of the assets held by our strategic investment business, the expected proceeds from this offering as well as projections as to the market price of our Ordinary Shares immediately following the completion of this offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Ordinary Shares and on the receipt of distributions on our Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Ordinary Shares. For more information see “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules” beginning on page 120.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company”.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a)following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

•        timing of the development of future business;

•        capabilities of our business operations;

•        expected future economic performance;

•        competition in our market;

•        continued market acceptance of our services and products;

•        protection of our intellectual property rights;

•        changes in the laws that affect our operations;

•        inflation and fluctuations in foreign currency exchange rates;

•        our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

•        continued development of a public trading market for our securities;

•        the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•        managing our growth effectively;

•        projections of revenue, earnings, capital structure and other financial items;

•        fluctuations in operating results;

•        dependence on our senior management and key employees;

•        uncertainty about the spread of the COVID-19 virus and the impact it may have on our Operating Subsidiaries’ operations, the demand for its products and services, and economic activity in general; and

•        other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OUR INDUSTRY

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties, as well estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Overview of apparel solution services — apparel supply chain services

In 2022, the global market revenue for apparel and accessories was estimated to be worth over 1.53 trillion U.S. dollars. According to the Consumer Market Outlook, this value will increase to almost 2 trillion U.S. dollars by 2027. The following chart shows the total revenue of the global apparel market for the years 2014 to 2022 and forecast for 2023 to 2027.

Revenue of the apparel market worldwide from 2014 to 2027
US$ trillion
Revenue in trillion U.S. dollars
2.5
2.0
1.5
1.0
0.5
0.0
1.54
1.45
1.46
1.52
1.58
1.58
1.40
1.55
1.53
1.74
1.79
1.84
1.89
1.94
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027

Source: Statista

North America and Europe contain 7 of the top 15 countries in terms of apparel market revenue in 2022. The U.S., Canada and United Kingdom in total contribute approximately 420.3 billion U.S. dollars. The following table shows the size of the top 15 apparel markets worldwide by country in 2022 in terms of revenue.

Revenue of the apparel market worldwide by country in 2022
US$ billion
Revenue in billion U.S. dollars
350.0
300.0
250.0
200.0
150.0
100.0
50.0
0.0
312.0
286.5
87.6
75.9
73.4
61.8
49.3
35.3
34.9
33.7
28.3
22.1
20.0
19.8
18.2
United States
China
India
Japan
United Kingdom
Germany
Italy
South Korea
Canada
France
Brazil
Russia
Spain
Indonesia
Australia

Source: Statista

While the leading names of the apparel industry typically originate from Europe or North America, the majority of manufacturing and production for these companies happen elsewhere, mostly in countries in Asia where wages are lower. According to the International Labour Organization, Asian garment workers made up 75 percent of worldwide employment in the garment manufacturing sector. Apparel supply chain services consists mainly of market trend analysis, product design and development, raw material sourcing, production and quality control and logistics management. The business scope of an apparel supply chain services company depends on its management capability over each step of the process. Raw material and production sourcing are the core services provided by apparel supply chain services companies. An apparel supply chain services company should have strong production and raw material know-hows, in-house designers who can keep abreast of market trends in order to meet customers’ needs on a timely basis, be capable of controlling quality of the products, and have the flexibility to cater to different lead times with short notice in a cost-effective manner.

The apparel supply chain services are essential for retailers that wish to focus on their core competencies while being able to respond to the increasing demand for quick turnaround and flexibility to the evolving consumer trend. Certain retailers identify the strategic value of partnering with a company to outsource their purchasing and sourcing operations in order to focus their strengths in other aspects of the apparel business. The core service provided by apparel service supply chain service providers in Hong Kong mostly consists of production outsourcing. Since costs of labor and manufacturing are high in Hong Kong, most of the service providers in Hong Kong partner with suppliers in China, Southeast Asia or other developing countries.

Hong Kong Apparel Supply Chain Services Market

Competitive Landscape

The Hong Kong apparel supply chain management market is highly fragmented and competitive.

Hong Kong supply chain management service providers enjoy significant comparative advantages over their overseas competitors, as they are geographically located much closer to PRC apparel manufacturers, which maintain a leading position in the world’s apparel manufacture market, in terms of both technical capabilities and product quality. As a result, Hong Kong supply chain management service providers, including Neo-Concept HK, enjoy advantages including easy access to suppliers, which largely facilitates face to face discussions about customers’ needs, especially when such needs involve complex design requirements, and convenience for conducting on site quality control inspections to monitor the performance of suppliers, thus saving travelling costs and reducing the production lead time.

Major market drivers for apparel supply chain service providers in Hong Kong

Expertise in protecting customers’ interests

With most of the apparel manufacturing being conducted in Asia and foreign customers with cultural and language barriers in Asia may encounter difficulty in dealing with Asian suppliers, apparel supply chain service providers in Hong Kong may use their expertise to assist foreign customers in production management and quality control, as well as ensuring pricing transparency.

Geographical advantage

China has developed a mature apparel industry value chain with advanced transportation infrastructure and logistics network, which has made some Chinese apparel manufacturers more appealing to international branded apparel companies. Additionally, China has widespread high-speed rail networks, bus routes, and subway systems, allowing for timely inspection of factories and completion of due diligence and quality control. Apparel supply chain service providers in Hong Kong have the geographical advantage of being located in close proximity with the factories in China, allowing them to easier source suppliers for their customers for their business operations.

Increasing online shopping and social media influence

As e-commerce developed rapidly in recent years in China and worldwide, the number of online retainers is simultaneously growing. With online shopping platforms facilitating purchasing apparel products and with social media influencers leading and spreading new fashion trends to consumers, consumption, demand and spending for apparel products is expected to increase. On the other hand, with the visibility of the information online, apparel supply chain service providers in Hong Kong will now have easier access to information on consumer habits and the latest fashion trends, which combined with their geographical advantage of being in Asia, allows them to assist brand retailers manage their supply chain activities, adjust inventory levels and make informed decisions, thus increasing the efficiency and reduce unnecessary expenses for the whole supply chain.

Increasing emphasis on sustainability

Consumers, especially millennials, are becoming more environmentally and socially conscious and expect the whole apparel supply chain to commit to corporate sustainability, examples of which include using environmentally friendly fabrics and production methods to reduce carbon footprint and treating employees fairly. Many apparel brands are conducting various measures with higher transparency to achieve such goals and position themselves in the market accordingly.

Increasingly diversified portfolio

To improve competitiveness, apparel supply chain solutions providers should expand their portfolio of apparel categories and enhance the quality of service. This can be achieved by either organically developing their own technical know-how or acquiring such expertise from existing market players with a strong knowledge base. Acquisitions are more common in the supply chain solutions industry given organic development of new apparel categories is time consuming.

Offering multi-apparel categories can also reduce the exposure to fashion cycles in respect of brands and/or type of apparel items as well as enhancing cross selling opportunity with the same clientele. Thus, offering multi-apparel categories will be a trend for the apparel supply chain solutions industry.

Advancement of technology

The advancement and adoption of technology will promote the development of the apparel supply chain solutions industry by enhancing quality of services provided and reducing production lead time. For instance, virtual sampling and 3D design can facilitate the communication between designers, supply chain solutions providers and contract manufacturers and in turn significantly shorten the production lead time. Virtual sampling and 3D design also drastically reduce product development costs and improve the efficiency of producing smaller orders, thus improving the financial viability of serving small emerging brands. When the technologies in apparel industry such as virtual sampling and 3D design become more mature, more supply chain solutions providers will devote resources into these areas.

Brand owners and retailers are also using online commerce sites to publish orders and obtain quotes from manufacturers, posing a threat to traditional intermediaries such as supply chain management service providers. These online services can only support small production volumes or simple designs. Apparel supply chain service providers will have to be adept at information and communication technology to move into higher-value activities such as design and logistics or to access niche markets.

Popularity of athleisure brought by rising awareness for health and fitness

Consumers have placed greater emphasis on living a healthy and stylish lifestyle, especially in countries with high disposable income, athleisure, which is designed to be “athletic” and “leisurely”, has become a high growth apparel category. Apparel brands, from mass-market brands to luxury market brands, are pursuing this category.

Entry barriers

Building up customer’s trusts

A key success factor for apparel supply chain service providers in Hong Kong is their long-term, trustworthy relationships with their customers such as brand owners and retailers. Establishing relationships requires the ability to consistently provide high-level customer support and deliver products on time. In return, these customers are reluctant to switch their entrusted service providers. As such, new market participants will face difficulties in building up customers’ trust.

Fierce competition from other market participants

The apparel supply chain service market has a large number of participants, which makes the industry quite fragmented and competitive. It also has the tendency to become long-tail, the strategy of selling low amounts of products to many customers. In such market, there is fierce competition among participants in terms of product development, price, quality control and delivery of products, especially for small to medium size service providers, who are consistently faced with the pressure from larger participants with established long-term relationships with local and international retailer brands.

Effective management team

An effective management team ensures the smooth communication between the company and its manufacturer suppliers, trading company suppliers or customers. Changes or new information requested by the customers must be clearly communicated to the manufacturers to guarantee the delivery time and production. Furthermore, the management team should be equipped with an in-depth understanding of different aspect of the apparel industry market so as to effectively coordinate the entire business process.

Quick adaptability for evolving fashion trends

Popular style is always changing, as new trends rise and fall. Changing consumer trend requires businesses to assess market demand and enact effective strategies. A company has to pay great attention to the evolving fashion trends for different countries and put forward a quick response to come up with well-designed apparels to maintain consumption willingness and fulfil customer demand. They must also have sound supply chain support from both contract manufacturers and raw material suppliers. New entrants without a solid foundation of technical know-how may find it challenging to accurately realize customers’ new designs to accommodate the required production lead time. Moreover, established apparel supply chain solutions providers generally enjoy more business flexibility such as better credit terms with raw material suppliers and stronger bargaining power when securing contract manufacturers’ production capacity, which is of increasing importance as customers seek for more flexibility in their supply chain to better cater to the accelerating changes in consumer preferences. Some brand retailers prefer to partner with market players equipped with design and product development and fast response capabilities. New entrants in the absence of such capability may face shrinkage of profit margin or are likely to be eliminated.

USE OF PROCEEDS

Based upon an initial public offering price of US$4.50 per Ordinary Share, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, of approximately US$6,934,073 if the underwriter does not exercise its over-allotment option, and approximately US$8,162,573 if the underwriter exercise its over-allotment option in full, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$4.50 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by US$1,820,000, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by US$4,095,000, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The primary purpose of this offering is to create a public market for our Ordinary Shares for the benefit of all shareholders. We plan to use the net proceeds of this offering as follows:

•        Approximately 20% for developing new products with sustainable materials and process;

•        Approximately 10% for broadening customer base;

•        Approximately 30% for potential acquisition of companies and/or formation of joint ventures; and

•        The balance 40% to fund the working capital of our existing operation and for other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

In December 2021, Neo-Concept HK disposed of Neo-Concept (NY) Corporation to Neo-Concept (BVI) Limited via distribution, which involved a distribution of cash of HK$266,559 (US$34,176) and distribution of non-cash assets and liabilities having a net carrying value of HK$2,248,550 (US$288,290). During the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, save for the distribution in cash and in specie in December 2021, NCI did not declare or pay any other dividends and there were no transfer of assets among NCI and its subsidiaries. During the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, NCI and its subsidiaries did not declare or pay any dividends or distributions to U.S. investors.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Companies Act and our Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions of our Memorandum and Articles of Association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023, on:

•        an actual basis, giving effect to the share split at a ratio of 1-for-1.6 and the increase of the authorized shares to 800,000,000 Ordinary Shares, which was approved and effected on July 14, 2023; and

•        a pro forma as adjusted basis to give effect to the sale of 2,000,000 Ordinary Shares in this offering at the assumed initial public offering price of US$4.50 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus) after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, assuming the underwriter does not exercise the over-allotment option.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of June 30, 2023
	Actual	Actual	Adjusted(1)
	HKD	US$	US$
Ordinary Shares, $0.0000625 par value per share: 500,000,000 shares authorized; 18,000,000 shares issued and outstanding; 20,000,000 shares issued and outstanding pro forma	8,775	1,125	1,250
Additional paid-in capital	55,091,225	7,030,255	13,964,203
Accumulated other comprehensive income	739,888	94,418	94,418
Accumulated losses	(67,924,153)	(8,667,886)	(8,667,886)
Total shareholders’ deficit	(12,084,265)	(1,542,088)	5,391,985
Bank borrowings	44,019,638	5,617,401	5,617,401
Total capitalization	31,935,373	4,075,313	11,009,386

____________

(1)      Reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $4.50 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts (underwriting discount equal to 7.0% per Ordinary Share), non-accountable expense allowance (2%) and estimated offering expenses payable by us ($1,255,927). We estimate that such net proceeds will be approximately $6,934,073. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering”.

DILUTION

If you invest in our Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of June 30, 2023, we had a historical net tangible book value of $(4,435,053), or US$(0.25) per Ordinary Share. Our net tangible book value per Ordinary Share represents total net tangible assets less intangible asset (including right-or-use assets, deferred tax assets, intangible assets and deferred IPO costs), all divided by the number of Ordinary Shares outstanding as of June 30, 2023.

After giving effect to the sale of Ordinary Shares in this offering at the assumed initial public offering price of US$4.50 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), we will have 20,000,000 Ordinary Shares outstanding, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at June 30, 2023 would have been US$2,499,020, or US$0.12 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.37 per Ordinary Share to existing investors and immediate dilution of US$4.38 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

	Post- Offering(1)	Full Exercise of Over-allotment Option(2)
Assumed initial public offering price per Ordinary Share	$4.50	$4.50
Net tangible book value per Ordinary Share as of June 30, 2023	$(0.25)	$(0.25)
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$0.37	$0.43
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.12	$0.18
Dilution per Ordinary Share to new investors in this offering	$4.38	$4.32

____________

(1)      Assumes gross proceeds from the offering of 2,000,000 Ordinary Shares and assumes that the underwriter’s over-allotment option has not been exercised.

(2)      Assumes gross proceeds from the offering of 2,300,000 Ordinary Shares and assumes that the underwriter’s over-allotment option has been exercised in full.

If the underwriter exercise its over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after this offering would be US$0.18, the increase in net tangible book value per Ordinary Share to existing shareholders would be US$0.43, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$4.32.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of June 30, 2023, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid and the average price per Ordinary Share paid at the assumed initial public offering price of US$4.50 per Ordinary Share, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and estimated offering expenses. The total number of Ordinary Shares does not include Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriter.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	18,000,000	90%	$1,125	0%	$0.00
New investors	2,000,000	10%	$9,000,000	100%	$4.50
Total	20,000,000	100%	$9,001,125	100%	$0.45

EXCHANGE RATE INFORMATION

NCI is a holding company with operations conducted in Hong Kong through its key operating subsidiary in Hong Kong, Neo-Concept HK, using Hong Kong dollars. Neo-Concept HK’s reporting currency is Hong Kong dollars. Translations of amounts from HKD into US$ are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HKD7.8015, US$1 = HKD7.8363 and US$1 = HKD7.8109 on December 30, 2022, June 30, 2023 and December 29, 2023, respectively, as published in H.10 statistical release of the Board of Governors of the Federal Reserve System. We make no representation that the HKD or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or HKD, as the case may be, at any particular rate or at all.

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

NCI, incorporated in July 2021 under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, Neo-Concept HK, and Neo-Concept UK. Through our Operating Subsidiaries, NCI is a one-stop apparel solution services provider, offering a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving the European and North American markets.

Prior to a restructuring in 2021, our Operating Subsidiaries were part of NCH, a consortium of vertically integrated companies that provide a full range of garment supply chain services including but not limited to garment trading and manufacturing, retail, and apparel solution services. With operations across Hong Kong, East Asia, UK, Europe, and North America, NCH was and still is under the common control of our Controlling Shareholder, who both restructured the business of NCH and founded NCI. To identify potential conflicts of interest due to the common control, NCI, Splendid Vibe Limited, Ample Excellence Limited and Neo-Concept (BVI) Limited, the holding companies of NCH and other subsidiaries, have entered into the Agreement which identifies their respective exclusive geographic areas of operations and addresses NCH’s existing clients, See “Exclusive Territory and Non-Competition Agreement”.

As part of the reorganization prior to the listing, on October 29, 2021, NCI acquired all the shares of NCA from the Controlling Shareholder and Ms. Man Chi Wai and became the holding company of NCA, Neo-Concept HK, Neo-Concept (NY) Corporation and Neo-Concept UK. Neo-Concept (NY) Corporation, a wholly owned subsidiary of Neo-Concept HK, had no significant operations during the two years ended December 31, 2020, and 2021 and on November 12, 2021, Neo-Concept HK disposed of all the shares of Neo-Concept (NY) Corporation to Neo-Concept (BVI) Limited, an affiliated company controlled by the Controlling Shareholders.

Upon completion of the above, Ms. Eva Yuk Yin Siu became our Controlling Shareholder owning 92.01% of the issued share capital of the Company through her beneficial interest in the BVI companies, Asset Empire International Limited and other intermediate holding companies.

Increase in authorized shares and share split

In July 2021, NCI was incorporated under the laws of the Cayman Islands as an exempted company with limited liability. In October 2021, NCI’s share capital was subdivided and as a result the authorized share capital was US$50,000 divided into 500,000,000 Ordinary Shares with a par value of US$0.0001 each. On July 14, 2023, the shareholders of the Company resolved and approved an increase in the authorized share and share split at a ratio of 1-for-1.6, as a result of which the Company’s authorized share capital was changed to US$50,000 divided into 800,000,000 Ordinary Shares with a par value of US$0.0000625 each, as part of the Company’s recapitalization prior to this offering. Immediately after such share split, the issued share capital of the Company became US$1,125 divided into 18,000,000 Ordinary Shares with a par value of US$0.0000625 each, all of which were fully paid up. All Ordinary Share and per Ordinary Share amounts used elsewhere in this prospectus and the consolidated financial statements have been retroactively restated to reflect the share split.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus and upon closing of this offering (assuming no exercise of the over-allotment option):

Name	Background	Ownership
Neo-Concept Apparel Group Limited (“NCA”)	- A BVI company - Incorporated in August 2008 - Issued Share Capital of US$100 - Intermediate holding company	100% owned by NCI
Neo-Concept International Company Limited (“Neo-Concept HK”)	- A Hong Kong company - Incorporated in October 1992 - Issued Share Capital of HKD100,000 - Provision of one-stop apparel solution services	100% owned by NCA
Neo-Concept (UK) Limited (“Neo-Concept UK”)	- A UK company - Incorporated in August 2000 - Issued Share Capital of GBP100 - Provision of online and offline retail sales of apparel products	100% owned by Neo-Concept HK

We are offering 2,000,000 Ordinary Shares of NCI, our Cayman holding company, representing 10% of the Ordinary Shares following completion of this offering, assuming the underwriter does not exercise its over-allotment option.

We are and will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder, will own 72.6% of our total issued and outstanding Ordinary Shares, representing 72.6% of the total voting power, assuming that the underwriter does not exercise its over-allotment option.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share which such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting.

Exclusive Territory and Non-Competition Agreement

NCH also operates as a comprehensive apparel solutions services provider in North America and Europe principally. As such, NCH is in direct competition with our business in such regions. To address this, we entered into an Exclusive Territory and Non-Competition Agreement (“Agreement”) with Neo-Concept (BVI) Limited, Ample Excellence Limited and Splendid Vibe Limited (collectively the “Parent Group”), the holding companies of NCH and other subsidiaries under the common control of our Controlling Shareholder.

Under the Agreement we entered into with the Parent Group, we have agreed that during the non-competition period (which will end on the later of (1) two years after the first date when our Controlling Shareholder ceases to own in aggregate at least 20% of the voting power of our then outstanding securities and (2) the fifth anniversary of the completion of this offering) that the Parent Group and its subsidiaries, including NCH but excluding NCI Group) (the “Neo Concept Group”), will not compete with our Company in the businesses currently conducted by us through our Operating Subsidiaries in North America and Europe namely, the businesses of apparel solution services in the UK, Europe and North America (the “Protected Territories”) and retail sale of apparel products. However, since we are in the process of and have not yet obtained all of the certifications required by certain clients to guarantee that their raw material sourcing meets international standards we have agreed that Neo Concept Group shall continue to service its existing portfolio of customers in the Protected Territories that require the additional certifications provided that once NCI Group obtains and provides documentation that the necessary certifications required by a Portfolio Customer have been secured, Neo Concept Group will use its best endeavors to transfer within 45 days the Portfolio Customers to NCI Group. In the event that Neo Concept Group is unable, unsuccessful or a Portfolio Customer is unwilling to the transfer of its account to NCI Group, then NCI Group shall be entitled to receive the economic benefit inuring to Neo Concept Group from that Portfolio Customer as measured by a royalty of 10% of all sales and services by Neo Concept Group to that Portfolio Customer.

As of the date of this prospectus, we have a total of 11 customers which we provide apparel solution services, each of which are not current clients of NCH and are therefore protected under the terms of the Agreement. Under the terms of the Agreement, we retain the right to sell to any of NCH’s existing portfolio of customers.

The Agreement also provides for a non-solicitation obligation so that NCH may not, during the non-competition period, hire, or solicit for hire, any active employees of, or individuals providing consulting services to NCI or its subsidiaries, or any former employees of, or individuals providing consulting services to NCI or its subsidiaries within six months of the termination of their employment or consulting services, without NCI’s consent, except for solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in a hiring within the non-competition period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

NCI is a one-stop apparel solution services provider. Through our Operating Subsidiaries, we offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving customers located in the European and North American markets.

We are committed to reducing our environmental impact through recycling, clean processes, traceable sourcing and other eco-friendly practices. We also push for sustainable solutions to fulfil our customers’ needs throughout garment production.

Key Factors that Affect Results of Operations

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

Economic, political, and social conditions in China and Hong Kong, as well as its government policies, laws and regulations

Our key operations are in Hong Kong. However, due to long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic, and social conditions in the PRC generally and by the continued economic growth in China as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in the PRC.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

A severe or prolonged downturn in the global economy, whether caused by economic or political instability, could materially and adversely affect our business and results of operations.

The war in Ukraine has affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity, and business outlook of our business.

Competition from other players in the market

The apparel supply chain services industry in Hong Kong and the apparel retail industry in the UK has a large number of participants, which makes the industry highly fragmented and competitive. We compete with other apparel supply chain services providers and retail companies on the basis of service quality and pricing. Some of our competitors may have more variety of services, greater pricing flexibility, stronger brand recognition, longer operating history and a more established customer base. As a result, these competitors have greater credibility with our potential customers in our target market segments. They may have greater resources to support their service offerings, such as better in-house technology infrastructure, stronger brand, and pricing flexibility.

As the apparel market is very large and fragmented, we face fierce competition among service providers in terms of product design, price, quality control and delivery of products. Our ability to compete against other market players is, to a significant extent, dependent on our ability to distinguish our services and products from those of our competitors by providing high quality products that appeal to consumers’ preferences at competitive prices. Our competitors may provide products comparable or superior to those we provide, and our competitors may adapt more quickly than we do to evolving industry trends or changing market requirements.

Our ability to attract new customers and retain existing customers

Our success depends in large part upon widespread adoption of our products by our customers. In order to attract new customers and continue to expand our customer base, we must appeal to and attract customers who identify with our sustainable apparel products. If the number of people who are willing to purchase our products does not continue to increase, if we fail to deliver a quality product while chasing our sustainability goals, or if our current or potential future customers are not convinced that our products are superior to alternatives, then our ability to retain existing customers, acquire new customers, and grow our business may be harmed.

In addition, our future success depends in part on our ability to increase sales to our existing customers over time, as a significant portion of our net revenue is generated from sales to existing customers, particularly those existing customers who are highly engaged and make frequent and/or large purchases of the products we offer. If existing customers no longer find our products appealing, are not satisfied with our customer service, or if we are unable to timely update our products to meet current trends and customer demands, our existing customers may not make purchases, or if they do, they may make fewer or smaller purchases in the future.

If we are unable to continue to attract new customers or our existing customers decrease their spending on the products we offer or fail to make repeat purchases of our products, our business, financial condition, results of operations, and growth prospects will be harmed.

Our ability to manage costs of raw materials or labor

Changes in the costs of raw materials or labor indirectly affect our cost structure. Any increase in production costs may be passed on to us, but we might not be able to pass on all or any part of the subsequent increase in costs to our customers, which may have a material adverse effect on our financial performance. We do not have long-term contracts with third-party contract manufacturers and raw material vendors. We usually enter into fixed-price contracts with vendors and agree on raw materials pricing concurrently with our acceptance of each customer order, but in some cases a short time gap may be inevitable. Where market forces drive up raw material costs, we may from time to time fail to negotiate price terms that are advantageous to us and hence put pressure on our profit margin.

Impact of the stability of our supply chain

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on the movement of goods and materials, such as our company, may suffer from plant closures and supply shortages across the extended supply network.

The PRC government may change its policy and measures from time to time in response to the latest COVID-19 situation and the country’s transition to a lower carbon economy. These changes could result in the suspension of manufacturing operations, quarantine of factory and transportation workers and our own staff, and cancellation of marketing activities with short notice. Any significant disruption in our supply chain would impact our costs and operational efficiencies.

The COVID-19 pandemic could have a material adverse impact on our business, operating results, and financial condition.

The COVID-19 pandemic and the travel restrictions, quarantines, and other related public health measures and actions taken by governments and the private sector have adversely affected global economies, financial markets, and the overall environment for our business, and the extent to which it may continue to impact our results of operations and overall financial performance remains uncertain. The global macroeconomic effects of the pandemic may persist indefinitely, even after the pandemic has subsided.

Supply chain disruptions have become a major challenge for the global economy since the start of the COVID-19 pandemic. These shortages and supply-chain disruptions are significant and widespread. Lockdowns in several countries across the world, labor shortages, robust demand for tradable goods, disruptions to logistics networks, and capacity constraints have resulted in increases in freight costs and delivery times. Companies that are reliant on the movement of goods and materials, such as our company, may suffer from plant closures and supply shortages across the extended supply network.

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and financial reporting requirements under the SEC rules. They include the financial statements of the Company and its subsidiaries. All transactions and balances among these entities have been eliminated upon consolidation.

In preparing our consolidated financial statements, our board of directors had given careful consideration of our future liquidity in light of the fact that our current liabilities exceeded our current assets as at December 31, 2022 and 2021. We are of the opinion that, taking into account of the present available banking facilities and internal financial resources we have, we have sufficient working capital to meet in full our financial obligations as they fall due in the foreseeable future. Hence, the consolidated financial statements have been prepared on going concern basis.

Critical Accounting Policies, Judgments and Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for property, plant and equipment, valuation allowance for deferred tax assets, fair value of financial instruments and contingencies. Actual results could vary from the estimates and assumptions that were used.

We believe the following critical accounting policies reflect the more significant judgments and estimates we used in the preparations of our combined and consolidated financial statements.

Revenue recognition

We adopted ASC Topic 606, “Revenue from Contracts with Customers”, and all subsequent Accounting Standards Update (“ASU”) that modified ASC 606 on April 1, 2017 using the full retrospective method which requires us to present the financial statements for all periods as if Topic 606 had been applied to all prior periods. We derive revenue principally from sales of private-labelled apparel products and sales of own-branded apparel products in our retail stores. Revenue from contracts with customers is recognized using the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

Our revenues from sales of private-labelled apparel products and sales of own-branded apparel products in our retail stores and digital channels are recognized at a point in time.

Accounts Receivable

Accounts receivable are recorded at original invoice amount less an estimated allowance for uncollectible accounts. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts.

In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable.

Provision for doubtful accounts/expected credit loss

We establish a provision for doubtful accounts when there is objective evidence that we may not be able to collect amounts due.

Pursuant to Accounting Standards Codification 310-10-35-41, account balances are charged off against the provision for doubtful accounts when the accounts receivables and other receivables are deemed uncollectible.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The new accounting standard introduced the current expected credit losses methodology (“CECL”) for estimating allowances for credit losses. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized costs, including loans and trade receivables. ASU 2016-13 is effective for the Company, as an Emerging Growth Company (“EGC”), for annual and interim reporting periods beginning after December 15, 2022. The Company adopted the standard on January 1, 2023 using the modified retrospective method for all financial assets in scope. The adoption of the standard did not have a material impact on our unaudited interim condensed consolidated statements of income (loss), or consolidated statements of cash flows.

Six months ended June 30, 2023

The table below sets forth the age analysis of our gross accounts receivable at the end of each period:

As of June 30,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2023 (USD)	1,586,912	30,305	—	46,236	1,663,453
2023 (HKD)	12,435,517	237,479	—	362,319	13,035,315

The table below sets forth the subsequent settlements related to our accounts receivable as of June 30, 2023:

As of June 30,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2023 (USD)	932,837	30,305	—	3,079	966,221
2023 (HKD)	7,309,988	237,479	—	24,129	7,571,596

The table below sets forth the accounts receivable balance net of subsequent settlements as at September 30, 2023:

As of June 30,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2023 (USD)	654,075	—	—	43,157	697,232
2023 (HKD)	5,125,529	—	—	338,190	5,463,719

The table below sets forth the provision of doubtful accounts for each aging group of our gross accounts receivable at the end of each period:

As of June 30,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2023 (USD)		—	—	34,537	34,537
2023 (HKD)		—	—	270,644	270,644

The table below sets forth the percentage of provision for doubtful accounts for each aging group of our accounts receivable at the end of each period:

As of June 30,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2023	—	—	—	74.7%	0.0%

Year ended December 31, 2021 compared to year ended December 31, 2022

The table below sets forth the age analysis of our gross accounts receivable at the end of each period:

Years ended December 31,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2022 (US$)	1,230,051	—	74,715	24,554	1,329,320
2022 (HKD)	9,596,241	—	582,889	191,558	10,370,688
2021 (HKD)	—	25,840,945	3,641,959	257,401	29,740,305

The table below sets forth the subsequent settlements related to our accounts receivable as of December 31, 2022:

Years ended December 31,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2022 (US$)	984,887	—	74,715	—	1,059,602
2022 (HKD)	7,683,595	—	582,889	—	8,266,484

The table below sets forth the accounts receivable balance net of subsequent settlements as at February 28, 2023:

Year ended December 31,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2022 (US$)	245,164	—	—	24,554	269,718
2022 (HKD)	1,912,646	—	—	191,558	2,104,204

The table below sets forth the provision of doubtful accounts for each aging group of our gross accounts receivable at the end of each period:

Year ended December 31,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2022 (US$)	—	—	—	4,038	4,038
2022 (HKD)	—	—	—	31,502	31,502
2021 (HKD)	—	—	—	31,502	31,502

The table below sets forth the percentage of provision for doubtful accounts for each aging group of our accounts receivable at the end of each period:

Year ended December 31,	Current	31 – 60 days	61 – 90 days	> 90 days	Total
2022	—	—	—	19.68%	0.30%
2021	—	—	—	12.24%	0.11%

Taxes

Cayman Islands

We are incorporated in the Cayman Islands. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

BVI

We own Neo-Concept Apparel Group Limited, which incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

We own Neo-Concept International Company Limited, our operating subsidiary, through NCA. Neo-Concept HK was incorporated in Hong Kong and is subject to Hong Kong profit tax at a rate of 16.5%. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HKD2,000,000, and 16.5% on any part of assessable profits over HKD2,000,000. Under Hong Kong tax law, Neo-Concept HK is exempted from income tax on its foreign-derived income and there is no withholding tax in Hong Kong on remittance of dividends.

Other jurisdictions

Taxation arising in other jurisdictions such as the UK and the United States calculated at the rates prevailing in the relevant jurisdictions. With effect from 1 April 2023, the current main rate of corporation tax in the UK is 25%.

Recently issued accounting pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies and Practices”.

Results of Operations

Year ended December 31, 2021, compared to year ended December 31, 2022

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of its total revenues.

	For the years ended December 31,
	2021	2022
	HKD	HKD	US$
Revenue	240,536,527	347,451,568	44,536,508
Cost of revenue	(217,943,422)	(305,616,607)	(39,174,083)
Gross profit	22,593,105	41,834,961	5,362,425
Selling and marketing expenses	(3,133,094)	(2,631,231)	(337,272)
General and administrative expenses	(14,986,860)	(20,268,417)	(2,598,015)
Income from operation	4,473,151	18,935,313	2,427,138
Interest income	1	1	—
Interest expenses	(2,492,179)	(6,133,455)	(786,189)
Other income	5,217,777	2,586,019	331,477
Other expenses	(5,953)	(7,444)	(954)
Income before income taxes	7,192,797	15,380,434	1,971,472
Income tax expense	(1,742,282)	(2,979,918)	(381,967)
Net income	5,450,515	12,400,516	1,589,505

Revenue

For the years ended December 31, 2022 and 2021, we generated our revenue through two revenue streams: sales of private-labelled apparel products and retail sales of own-branded apparel products.

The following table presented our revenue disaggregated by service lines for the years ended December 31, 2022 and 2021:

	For the years ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Sales of private-labelled apparel products	237,282,262	336,306,554	43,107,935
Retail sales of own-branded apparel products	3,254,265	11,145,014	1,428,573
Total	240,536,527	347,451,568	44,536,508

Our revenue increased by 44.4% to HKD347,451,568 (US$44,536,508) for the year ended December 31, 2022, from HKD240,536,527 for the year ended December 31, 2021. The increase was mainly contributed by the increase in sales of private-labelled apparel products by 41.7% to HKD336,306,554 (US$43,107,935) for the year ended December 31, 2022, from HK237,282,262 for the year ended December 31, 2021, which was mainly due to the post-COVID-19 recovery of economy and restoration of business of our customers in 2022.

Cost of revenue

The following table shows disaggregated cost of revenue by service lines for the years ended December 31, 2021, and 2022, respectively:

	For the years ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Private-labelled apparel products	216,523,165	301,429,220	38,637,342
Own-branded apparel products	1,420,257	4,187,387	536,741
Total	217,943,422	305,616,607	39,174,083

Our cost of revenue increased by 40.2% to HKD305,616,607 (US$39,174,083) for the year ended December 31, 2022, from HKD217,943,422 for the year ended December 31, 2021. The increase was in correspondence to our increase of sales in revenue.

Gross profit and gross profit margin

The following table sets forth a breakdown of our gross profit and gross profit margin by service lines for years ended December 31, 2022 and 2021:

	For the years ended December 31,
	2021				2022
Product category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HKD	HKD	HKD	%	HKD	HKD	HKD	%
Private-labelled apparel products	237,282,262	216,523,165	20,759,097	8.7%	336,306,554	301,429,220	34,877,334	10.4%
Own-branded apparel products	3,254,265	1,420,257	1,834,008	56.4%	11,145,014	4,187,387	6,957,627	62.4%
Total	240,536,527	217,943,422	22,593,105	9.4%	347,451,568	305,616,607	41,834,961	12.0%

Our overall gross profit increased by 85.2% to HKD41,834,961 (US$5,362,425) for the year ended December 31, 2022, from HKD22,593,105 for the year ended December 31, 2021, primarily due to the increase in our revenue. Our overall gross profit margin increased by 2.6 percentage points to 12.0% for the year ended December 31, 2022, from 9.4% for the year ended December 31, 2021, mainly due to our increase in sales of products with higher margin and the advantage from bulk purchase.

Our gross profit for private-labelled apparel products increased by 68.0% to HKD34,877,334 (US$4,470,593) for the year ended December 31, 2022, from HKD20,759,097 for the year ended December 31, 2021. The increase was principally in correspondence to the increase of revenue upon the post COVID-19 economic recovery. Our gross profit margin for private-labelled apparel products increased by 1.7 percentage points to 10.4% for the year ended December 31, 2022, from 8.7% for the year ended December 31, 2021 as we increased our sales in products with higher margin in 2022 and continue to increase our purchases from a major supplier to take advantage of bulk purchase.

Our gross profit for own-branded apparel products increased by 279.4% to HKD6,957,627 (US$891,832) for the year ended December 31, 2022, from HKD1,834,008 for the year ended December 31, 2021. The increase was mainly due to the recovery of economy and the increase in retail sales in the UK. Our gross profit margin for own-branded apparel products increased by 6.0 percentage points to 62.4% for the year ended December 31, 2022, from 56.4% for the year ended December 31, 2021. The increase was mainly due to the increase in sales of products with higher margin and the increase in sales of premium products with better pricing.

Selling and marketing expenses

For the years ended December 31, 2022 and 2021, our selling and marketing expenses consisted of transportation costs and marketing and displaying expenses. The following table sets forth a breakdown of our selling and marketing expenses for the years ended December 31, 2022 and 2021:

	For the years ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Transportation costs	1,960,336	1,057,957	135,609
Marketing and displaying expenses	1,172,758	1,573,274	201,663
Total selling and marketing expenses	3,133,094	2,631,231	337,272

Our selling and marketing expenses decreased by 16.0% to HKD2,631,231 (US$337,272) for the year ended December 31, 2022, from HKD3,133,094 for the year ended December 31, 2021, primarily due to decrease in transportation costs, which were partially offset by the increase in marketing and displaying expenses.

Transportation costs

Our transportation costs decreased by 46.0% to HKD1,057,957 (US$135,609) for the year ended December 31, 2022, from HKD1,960,336 for the year ended December 31, 2021, as the ocean freight rates decreased in 2022 after the surge in 2021.

Marketing and displaying expenses

Our marketing and displaying expenses increased by 34.2% to HKD1,573,274 (US$201,663) for the year ended December 31, 2022, from HKD1,172,758 for the year ended December 31, 2021, which was mainly due to the increase in marketing activities in 2022 to increase our brand awareness and the opening of an additional retail shop in London in 2022.

General and administrative expenses

For the years ended December 31, 2022 and 2021, our general and administrative expenses consisted of staff costs, rental and office expenses, insurance, amortization of intangible assets, depreciation, legal and professional fees and other miscellaneous expenses. The following table sets forth a breakdown of our general and administrative expenses for the years ended December 31, 2022 and 2021:

	For the years ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Staff costs	10,547,253	13,124,458	1,690,042
Rental and office expenses	2,486,443	3,205,017	418,563
Insurance	743,218	59,595	7,639
Amortization of intangible assets	151,634	137,358	17,607
Depreciation	136,236	11,114	1,425
Legal and professional fee	623,530	3,654,819	125,628
Others	298,546	76,056	337,111
	14,986,860	20,268,417	2,598,015

Our general and administrative expenses increased by 35.2% to HKD20,268,417 (US$2,598,015) for the year ended December 31, 2022, from HKD14,986,860 for the year ended December 31, 2021, the increase was principally due to the increase in staff costs, rental and office expenses and legal and professional fee, which were partially offset by the decrease in insurance and depreciation.

Staff costs

Our staff costs increased by 24.4% to HKD13,124,458 (US$1,690,042) for the year ended December 31, 2022, from HKD10,547,253 for the year ended December 31, 2021, mainly due to increase in headcount to cope with the business recovery and expected business expansion.

Rental and office expenses

Our rental and office expenses mainly represented rental expenses for our office, showroom and retail shops in London and other office expenses. Our rental and office expenses increased by 28.9% to HKD3,205,017 (US$418,563) for the year ended December 31, 2022, from HKD2,486,443 for the year ended December 31, 2021, principally due to (i) the increase in contingent rent following the increase in revenue from retail shops in London; and (ii) the increase in office expenses to cope with our business activities and expansion upon post-COVID recovery of economy and restoration of business.

Insurance

Our insurance mainly represented insurance fees paid for our business operation including retail shop operation in London and our showroom and office in New York. Our insurance decreased by 92.0% to HKD59,595 (US$7,639) for the year ended December 31, 2022, from HKD743,218 for the year ended December 31, 2021, principally due to the disposal of our New York showroom and office in December 2021.

Amortization for intangible assets

Our amortization for intangible assets mainly represented amortization for our computer software. Our amortization for intangible assets remained relatively stable at HKD151,634 and HKD137,358 (US$17,607) for the years ended December 31, 2021, and 2022, respectively.

Depreciation

Our depreciation mainly represented depreciation for our office equipment. Our depreciation for our property and equipment decreased by 91.8% to HKD11,114 (US$1,425) for the year ended December 31, 2022, from HKD136,236 for the year ended December 31, 2021, principally due to the elimination of leasehold improvements and office equipment of Neo-Concept NY upon disposal of Neo-Concept NY in December 2021.

Legal and professional fee

Our legal and professional fees increased by 486.1% to HKD3,654,819 (US$125,628) for the year ended December 31, 2022, from HKD623,530 for the year ended December 31, 2021, as we engaged professionals to assist us in the preparation for our IPO project.

Interest expense

Our interest expense represented factoring charges and interest expense for our bank borrowings, which increased by 146.1% to HKD6,133,455 (US$786,189) for the year ended December 31, 2022, from HKD2,492,179 for the year ended December 31, 2021. The increase was principally attributable to the increase in financing activities and the increase in interest rate during the year ended December 31, 2022.

Other income

Other income primarily comprised of government subsidies and agency income.

The following table sets forth a breakdown of other income, for the years ended December 31, 2022 and 2021:

	For the years ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Government subsidies	2,313,438	—	—
Agency income	2,904,339	2,586,019	331,477
	5,217,777	2,586,019	331,477

Our other income decreased by 50.4% to HKD2,586,019 (US$331,477) for the year ended December 31, 2022, from HKD5,217,777 for the year ended December 31, 2021, principally due to decrease in government subsidies because no government subsidies were received during the year ended December 31, 2022. There were no unfulfilled conditions or other contingencies relating to the government subsidies.

Our agency income represented service fee charged to a related party, NCH, for promoting NCH’s products in UK. Agency income remained relatively stable at HKD2,904,339 and HKD2,586,019 (US$331,477) for the years ended December 31, 2021, and 2022, respectively.

Other expenses

The following table sets forth a breakdown of other expenses for the years ended December 31, 2022 and 2021:

	For the years ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Exchange loss, net	(5,953)	(7,444)	(954)
	(5,953)	(7,444)	(954)

Our other expenses remained relatively stable at HKD5,953 and HKD7,444 (US$954) for the years ended December 31, 2021, and 2022, respectively.

Provision for income tax expense

The following table sets forth a breakdown of provision for income tax expense for the years ended December 31, 2022 and 2021:

	For the Years ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Current:
Hong Kong	1,742,282	2,979,918	381,967
	1,742,282	2,979,918	381,967
Total provision for income taxes	1,742,282	2,979,918	381,967

Provision for income tax expense represents current profit tax. Current profit tax represented tax recorded in Hong Kong.

Hong Kong current profit tax arose from the operation of Neo-Concept HK in Hong Kong and its applicable tax rate is 16.5%. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HKD2,000,000, and 16.5% on any part of assessable profits over HKD2,000,000.

Our income tax expense increased by 71.0% to HKD2,979,918 (US$381,967) for the year ended December 31, 2022 from HKD1,742,282 for the year ended December 31, 2021, mainly due to the increase in assessable profit.

Our effective tax rate decreased by 4.8 percentage points to 19.4% for the year ended December 31, 2022 from 24.2% for the year ended December 31, 2021. The decrease in effective tax rate was mainly due to temporary difference arising from Neo-Concept NY not recognized in 2021.

Net income

Our net income increased by 127.5% to HKD12,400,516 (US$1,589,505) for the year ended December 31, 2022, from HKD5,450,515 for the year ended December 31, 2021. The increase in net income was predominantly due to the increase in our revenue in 2022.

Six months ended June 30, 2022, compared to six months ended June 30, 2023

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of its total revenues.

	For the six months ended June 30,
	2022	2023
	HKD	HKD	US$
Revenue	192,267,562	77,915,027	9,942,834
Cost of revenue	(167,305,160)	(65,753,328)	(8,390,864)
Gross profit	24,962,402	12,161,699	1,551,970
Selling and marketing expenses	(1,114,452)	(1,232,254)	(157,249)
General and administrative expenses	(9,496,128)	(12,618,644)	(1,610,281)
Profit (loss) from operation	14,351,822	(1,689,199)	(215,560)
Interest income	—	10,038	1,281
Interest expenses	(2,233,267)	(3,478,595)	(443,908)
Exchange gain (loss) on foreign translation, net	5,331	(20,063)	(2,560)
Profit (loss) before income taxes	12,123,886	(5,177,819)	(660,747)
Income tax expense	(2,446,489)	—	—
Net income (loss)	9,677,397	(5,177,819)	(660,747)

Revenue

For the six months ended June 30, 2023 and 2022, we generated our revenue through two revenue streams: sales of private-labelled apparel products and retail sales of own-branded apparel products.

The following table presented our revenue disaggregated by service lines for the six months ended June 30, 2023 and 2022:

	For the six months ended June 30,
	2022	2023	2023
	HKD	HKD	US$
Sales of private-labelled apparel products	188,482,272	72,037,196	9,192,756
Retail sales of own-branded apparel products	3,785,290	5,877,831	750,078
Total	192,267,562	77,915,027	9,942,834

Our revenue decreased by 59.5% to HKD77,915,027 (US$9,942,834) for the six months ended June 30, 2023, from HKD192,267,562 for the six months ended June 30, 2022. The decrease was mainly contributed by the decrease in sales of private-labelled apparel products by 61.8% to HKD72,037,196 (US$9,192,756) for the six months ended June 30, 2023, from HKD188,482,272 for the six months ended June 30, 2022, which was principally due to the decrease in sales orders of private-labelled apparel products during the period.

Cost of revenue

The following table shows disaggregated cost of revenue by service lines for the six months ended June 30, 2023, and 2022, respectively:

	For the six months ended June 30,
	2022	2023	2023
	HKD	HKD	US$
Private-labelled apparel products	165,854,255	63,506,856	8,104,189
Own-branded apparel products	1,450,905	2,246,472	286,675
Total	167,305,160	65,753,328	8,390,864

Our cost of revenue decreased by 60.7% to HKD65,753,328 (US$8,390,864) for the six months ended June 30, 2023 from HKD167,305,160 for the six months ended June 30, 2022. The decrease was in correspondence to our decrease in revenue.

Gross profit and gross profit margin

The following table sets forth a breakdown of our gross profit and gross profit margin by service lines for six months ended June 30, 2023 and 2022:

	For the six months ended June 30,
	2022				2023
Product category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HKD	HKD	HKD	%	HKD	HKD	HKD	%
Private-labelled apparel products	188,482,272	165,854,255	22,628,017	12.0%	72,037,196	63,506,856	8,530,340	11.8%
Own-branded apparel products	3,785,290	1,450,905	2,334,385	61.7%	5,877,831	2,246,472	3,631,359	61.8%
Total	192,267,562	167,305,160	24,962,402	13.0%	77,915,027	65,753,328	12,161,699	15.6%

Our overall gross profit decreased by HKD12,800,703 to HKD12,161,699 (US$1,551,970) for the six months ended June 30, 2023, from HKD24,962,402 for the six months ended June 30, 2022, primarily due to the decrease in our revenue as mentioned above. Our overall gross profit margin slightly increased by 2.6 percentage points to 15.6% for the six months ended June 30, 2023, from 13.0% for the six months ended June 30, 2022.

Our gross profit for private-labelled apparel products decreased by 62.3% to HKD8,530,340 (US$1,088,567) for the six months ended June 30, 2023, from HKD22,628,017 for the six months ended June 30, 2022. The decrease was principally due to the decrease in sales of private-labelled apparel products. It was because we received less sales orders during the period. Our gross profit margin for private-labelled apparel products remained relatively stable at 12.0% and 11.8% for the six months ended June 30, 2022 and 2023, respectively.

Our gross profit for own-branded apparel products increased by 55.6% to HKD3,631,359 (US$463,462) for the six months ended June 30, 2023, from HKD2,334,385 for the six months ended June 30, 2022. The increase was mainly due to the increase in sales of own-branded apparel products as we opened additional retail shops in London in 2023 and our strategy to diversify our products. Our gross profit margin for own-branded apparel products remained relatively stable at 61.7% and 61.8% for the six months ended June 30, 2022 and 2023, respectively.

Selling and marketing expenses

For the six months ended June 30, 2023 and 2022, our selling and marketing expenses consisted of transportation cost and marketing and displaying expenses. The following table sets forth a breakdown of our selling and marketing expenses for the six months ended June 30, 2023 and 2022:

	For the six months ended June 30,
	2022	2023	2023
	HKD	HKD	US$
Transportation costs	654,083	180,518	23,036
Marketing and displaying expenses	460,369	1,051,736	134,213
Total selling and marketing expenses	1,114,452	1,232,254	157,249

Our selling and marketing expenses increased by 10.6% to HKD1,232,254 (US$157,249) for the six months ended June 30, 2023, from HKD1,114,452 for the six months ended June 30, 2022. The increase was primarily due to the increase in marketing and displaying expenses, which was partially offset by the decrease in transportation costs.

Transportation costs

Our transportation costs decreased by 72.4% to HKD180,518 (US$23,036) for the six months ended June 30, 2023, from HKD654,083 for the six months ended June 30, 2022, which was mainly due to the decrease in sales and the decrease in ocean freight rates during the six months ended June 30, 2023.

Marketing and displaying expense

Our marketing and displaying expenses increased by 128.5% to HKD1,051,736 (US$134,213) for the six months ended June 30, 2023, from HKD460,369 for the six months ended June 30, 2022, which was mainly due to the increase in marketing activities to increase our brand awareness and our participation in exhibition in 2023.

General and administrative expenses

For the six months ended June 30, 2023 and 2022, our general and administrative expenses consisted of staff costs, rental and office expenses, insurance, amortization of intangible assets, depreciation, legal and professional fees and other miscellaneous expenses. The following table sets forth a breakdown of our general and administrative expenses for the six months ended June 30, 2023 and 2022:

	For the six months ended June 30,
	2022	2023	2023
	HKD	HKD	US$
Staff costs	6,764,842	7,887,420	1,006,523
Rental and office expenses	1,069,848	3,614,326	461,229
Insurance	34,187	33,709	4,302
Amortization of intangible assets	71,994	57,755	7,370
Depreciation	2,669	32,866	4,194
Legal and professional fee	1,339,264	399,507	50,982
Allowance for expected credit loss	—	239,142	30,517
Others	213,324	353,919	45,164
	9,496,128	12,618,644	1,610,281

Our general and administrative expenses increased by 32.9% to HKD12,618,644 (US$1,610,281) for the six months ended June 30, 2023, from HKD9,496,128 for the six months ended June 30, 2022, principally due to the increase in staff costs, allowance for expected credit loss and rental and office expenses, which was partially offset by the decrease in legal and professional fee.

Staff costs

Our staff costs increased by 16.6% to HKD7,887,420 (US$1,006,523) for the six months ended June 30, 2023, from HKD6,764,842 for the six months ended June 30, 2022 mainly due to the salary increment and the increase in headcount.

Rental and office expenses

Our rental and office expenses mainly represented rental expenses for our office and retail shops in London and other office expenses. Our rental and office expenses increased by 237.8% to HKD3,614,326 (US$461,229) for the six months ended June 30, 2023, from HKD1,069,848 for the six months ended June 30, 2022, principally due to the (i) the increase in contingent rent following the increase in revenue from retail shops in London; and (ii) the increase in office expenses as we opened additional retail shops in London in 2023.

Insurance

Our insurance mainly represented insurance fees paid for our general business operation, which remained relatively stable at HKD34,187 and HKD33,709 (US$4,302) for the six months ended June 30, 2022, and 2023, respectively.

Amortization for intangible assets

Our amortization for intangible assets mainly represented amortization for our computer software. Our amortization for intangible assets remained relatively stable at HKD71,994 and HKD57,755 (US$7,370) for the six months ended June 30, 2022, and 2023, respectively.

Depreciation

Our depreciation mainly represented depreciation for our office equipment. Our depreciation for our property and equipment increased by 1,131.4% to HKD32,866 (US$4,194) for the six months ended June 30, 2023, from HKD2,669 for the six months ended June 30, 2022, principally due to the increase in leasehold improvement as a result of our new retail shop in London.

Legal and professional fee

Our legal and professional fees decreased by 70.2% to HKD399,507 (US$50,982) for the six months ended June 30, 2023, from HKD1,339,264 for the six months ended June 30, 2022, mainly due to the decrease in legal and professional fee incurred in relation to the proposed listing.

Interest expense

Our interest expense represented factoring charges and interest expense for our bank borrowings, which increased by 55.8% to HKD3,478,595 (US$443,908) for the six months ended June 30, 2023, from HKD2,233,267 for the six months ended June 30, 2022. The increase was principally attributable to the increase in interest rate during the six months ended June 30, 2023.

Income tax expense

The following table sets forth a breakdown of income tax expense for the six months ended June 30, 2023 and 2022:

	For the six months ended June 30,
	2022	2023	2023
	HKD	HKD	US$
Current:
Hong Kong	2,446,489	—	—
Total provision for income taxes	2,446,489	—	—

Provision for income tax expense represents current profit tax. Current profit tax represented tax recorded in Hong Kong.

Hong Kong current profit tax arose from the operation of Neo-Concept HK in Hong Kong and its applicable tax rate is 16.5%. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HKD2,000,000, and 16.5% on any part of assessable profits over HKD2,000,000.

Our income tax expense decreased by 100% to nil for the six months ended June 30, 2023 from HKD2,446,489 for the six months ended June 30, 2022, as no assessable profits were recorded for the six months ended June 30, 2023.

Net income/(loss)

Our operating results changed to net loss of HKD5,177,819 (US$660,747) for the six months ended June 30, 2023, as compared to net income of HKD9,677,397 for the six months ended June 30, 2022. The decrease in net income was predominantly due to the decrease in revenue and the corresponding assessable profit.

LIQUIDITY AND CAPITAL RESOURCES

The following table sets forth a breakdown of our current assets and liabilities as of the dates indicated.

	As of December 31,			As of June 30,
	2021	2022	2022	2023	2023
	HKD	HKD	US$	HKD	US$
CURRENT ASSETS
Cash and cash equivalents	1,428,243	8,593,063	1,101,463	2,621,706	334,559
Accounts receivable, net	29,708,803	10,339,186	1,325,282	12,764,671	1,628,916
Other current assets, net	584,029	4,380,864	561,541	54,867,032	7,001,651
Due from related parties	7,342,784	16,272,733	2,085,847	55,002	7,019
Inventories	680,017	1,299,895	166,621	2,674,516	341,298
Total current assets	39,743,876	40,885,741	5,240,754	72,982,927	9,313,443

CURRENT LIABILITIES
Banks borrowings	27,472,039	83,962,426	10,762,344	44,019,638	5,617,401
Accounts payable	84,614,300	10,429,941	1,336,915	—	—
Accounts payable – related party	—	—	—	6,805,337	868,438
Accruals and other payables	1,321,600	2,242,615	287,458	1,502,185	191,696
Due to a related party	—	—	—	28,620,040	3,652,239
Operating lease liabilities	—	653,344	83,747	532,563	67,961
Tax payable	1,883,634	4,885,548	626,232	4,885,548	623,451
Total current liabilities	115,291,573	102,173,874	13,096,696	86,365,311	11,021,186
Net current liabilities	(75,547,697)	(61,288,133)	(7,855,942)	(13,382,384)	(1,707,743)

Accounts receivable, net

Accounts receivable represented receivables from our customers arising from our sales. We generally grant our customers a credit period ranging from 30 to 60 days, depending on their reputation, transaction history and the products purchased. Our accounts receivable decreased by 65.2% to HKD10,339,186 (US$1,325,282) as of December 31, 2022, from HKD29,708,803 as of December 31, 2021, because we sped up the collection of accounts receivable by way of factoring so as to strengthen our liquidity for the year ended December 31, 2022. Our accounts receivable increased by 23.5% to HKD12,764,671 (US$1,628,916) as of June 30, 2023, from HKD10,339,186 as of December 31, 2022 mainly due to the delay in settlement from our customers.

Our management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts. In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Our management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable.

For details of the accounts receivables, please refer to the section headed ‘‘Provision for doubtful accounts’’ in this prospectus.

We sell a significant portion of our accounts receivable to a factor, The Hongkong and Shanghai Banking Corporation Limited, on a pre-approved, non-recourse basis. The price at which the accounts are sold is the invoice amount. The factor is responsible for collection, assumes all credit risk, and obtains all of the rights and remedies against our customers. For such accounts, payment is due from the factor upon the earlier of the payment of the receivable to the factor by the customer, or the maturity of the receivable (generally 120 days from the date of shipment to the customer).

We may request advances prior to the collection of accounts receivable. Advances are granted at the sole discretion of the factor and are payable upon demand. As at December 31, 2022 and June 30, 2023, the agreement provides for financing of up to a maximum of HKD86,778,120 and HKD129,568,120(US$16,534,349) respectively. The factor charges interest at 2.75% per annum. As at December 31, 2022 and June 30, 2023, advances from factor were HKD24,759,758 and HKD18,746,095 (US$2,392,213) respectively.

Other current assets, net

The following table sets forth a breakdown of our other current assets, net as of the dates indicated:

	As of December 31,			As of June 30,
	2021	2022	2022	2023	2023
	HKD	HKD	US$	HKD	US$
Deferred IPO costs	583,500	4,229,639	542,157	4,768,898	608,565
Prepayment	—	129,229	16,565	50,075,650	6,390,216
Others	529	21,996	2,819	22,484	2,870
Total	584,029	4,380,864	561,541	54,867,032	7,001,651

Our other current assets, net increased by 650.0% to HKD4,380,864 (US$561,541) as of December 31, 2022, from HKD584,029 as of December 31, 2021. The increase was primarily attributable to the increase in deferred IPO costs.

Our other current assets, net increased by 1,152.4% to HKD54,867,032 (US$7,001,651) as of June 30, 2023, from HKD4,380,864 as of December 31, 2022. The increase was primarily attributable to the increase in prepayment as we made prepayments of approximately HK$50 million to one of our major suppliers so as to secure our supply of production and take advantage of a lower purchase price.

Inventories

Our inventories represented owed-branded apparel products at our retail shops in London. Our inventories increased by 91.2% to HKD1,299,895 (US$166,621) as of December 31, 2022, from HKD680,017 as of December 31, 2021. We increased our inventory level as of December 31, 2022 to cope with the increase in retail sales as we opened additional retail shops in London in 2023.

Our inventories increased by 105.7% to HKD2,674,516 (US$341,298) as of June 30, 2023, from HKD1,299,895 as of December 31, 2022 in order to cope with the increase in retail sales.

We review our inventory levels on a regular basis. We believe that maintaining appropriate levels of inventories can help us better plan raw material procurement and deliver our products to meet customer demand in a timely manner without straining our liquidity.

During the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, no obsolete and slow-moving inventories were reported.

Accounts payable

Our accounts payable mainly related to the purchase of apparel products from our suppliers. Our suppliers usually granted us a credit period between 30 and 60 days.

Our accounts payable decreased by 87.7% to HKD10,429,941 (US$1,336,915) as of December 31, 2022, from HKD84,614,300 as of December 31, 2021, which was because we sped up our settlement of accounts payable to take advantage of bulk purchase.

Our accounts payable further decreased by 34.8% to HKD6,805,337 (US$868,438) as of June 30, 2023, from HKD10,429,941 as of December 31, 2022, which was mainly due to the prepayments made to our supplier.

Accruals and other payables

The following table sets forth a breakdown of our accruals and other payables as of the dates indicated:

	As of December 31,			As of June 30,
	2021	2022	2022	2023	2023
	HKD	HKD	US$	HKD	US$
Payroll payable	763,551	734,454	94,143	879,982	112,296
Interest payable	381,124	412,442	52,867	104,999	13,399
Value added tax	—	905,214	116,031	279,521	35,670
Accrued expenses	176,925	190,505	24,417	237,683	30,331
Total	1,321,600	2,242,615	287,458	1,502,185	191,696

Our accruals and other payables increased by 69.7% to HKD2,242,615 (US$287,458) as of December 31, 2022, from HKD1,321,600 as of December 31, 2021, principally due to the value added tax payable in 2022. Our accruals and other payables decreased by 33.0% to HKD1,502,185 (US$191,696) as of June 30, 2023, from HKD2,242,615 as of December 31, 2022. The decrease was principally due to the decrease in value added tax payable, which was partially offset by the increase in payroll payable.

Due from related parties

The following table set forth the breakdown of our balances due from related parties as of the dates indicated:

	As of December 31,			As of June 30,
	2021	2022	2022	2023	2023
	HKD	HKD	US$	HKD	US$
Due from Ms. Siu	100,000	70,001	8,973	55,002	7,019
Due from NCH	7,242,784	16,202,732	2,076,874	—	—
Due to NCH	—	—	—	28,620,040	3,652,239

The amounts due from the related parties are unsecured, interest free with no specific repayment terms. The amounts due from NCH in 2021 and 2022 were non-trade nature, representing fund advances to NCH for its operation. The amounts due to NCH in 2023 were non-trade nature, representing fund advances from NCH. As of the date of this prospectus, the balance due from Ms. Siu was HK$55,002. The amount due from Ms. Siu will be fully repaid upon listing.

Operating lease liabilities

Our operating lease liabilities mainly related to our office, showroom, and retail shops.

Cash Flows

Our use of cash primarily related to operating activities and payment of dividends. We have historically financed our operations primarily through our cash flow generated from our operations and advances from related parties.

The following table sets forth a summary of our cash flows information for the years/periods indicated:

	Years ended December 31,			Six months ended June 30,
	2021	2022	2022	2022	2023	2023
	HKD	HKD	US$	HKD	HKD	US$
Cash and cash equivalents at the beginning of the year	421,495	1,428,243	183,072	1,428,243	8,593,063	1,096,571
Net cash generated from (used in) operating activities	10,270,422	(42,759,538)	(5,480,936)	32,547,023	(44,992,411)	(5,741,537)
Net cash used in investing activities	(78,190)	(73,526)	(9,425)	(53,168)	(488,446)	(62,331)
Net cash (used in) from financing activities	(9,185,484)	49,997,884	6,408,752	(32,936,860)	39,509,500	5,041,856
Cash and cash equivalent at the end of the year	1,428,243	8,593,063	1,101,463	985,238	2,621,706	334,559

Cash generated from (used in) operating activities

Our cash inflow from operating activities was principally from receipt of sales. Our cash outflow used in operating activities was principally for payment of purchases of raw materials, staff costs and other operating expenses.

For the year ended December 31, 2021, we had net cash generated from operating activities of HKD10,270,422 (US$1,316,788) mainly arising from net income from our operation of HK$5,450,515, as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) depreciation of property and equipment of HKD136,236 (US$17,467); and (ii) amortization of intangible assets of HKD151,634 (US$19,441). Changes in operating assets and liabilities mainly include (i) the increase in accounts payable of HKD32,554,096 (US$4,173,816) which was in line with the increase in our cost of revenue; and (ii) the increase in tax payable of HKD1,742,282 (US$223,381) due to more assessable profit generated by Neo-Concept HK as a result of the increase in revenue during the year, and partially offset by (i) increase in accounts receivables of HKD29,744,236 (US$3,813,559); and (ii) the increase in other current assets, net of HKD589,596 (US$75,593) which was primarily attributable to the deferred IPO costs as we engaged professionals to assist us in preparation for our IPO project.

For the year ended December 31, 2022, we had net cash used in operating activities of HKD42,759,538 (US$5,480,936) mainly arising from net income from our operation of HK$12,400,516 (US$1,589,505), as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) depreciation of property and equipment of HKD11,114 (US$1,425); and (ii) amortization of intangible assets of HKD137,358 (US$17,607). Changes in operating assets and liabilities mainly include (i) the increase in other current assets, net of HKD3,796,835 (US$486,680) due to the increase in our deferred IPO costs; (ii) the increase in inventories of HKD619,878 (US$79,456) to cope with the increase in retail sales as we opened an additional retail shop in London in 2022; and (iii) the decrease in accounts payable of HKD74,184,359 (US$9,508,987) as we sped up our settlement of accounts payable to take advantage of bulk purchase; and partially offset by (i) decrease in accounts receivable of HKD19,369,617 (US$2,482,807) because we sped up the collection of accounts receivable by way of factoring so as to strengthen our liquidity for the year ended December 31, 2022; (ii) increase in accruals and other payables of HKD921,015 (US$118,056) mainly due to the increase in value added tax payable; and (ii) the increase in tax payable of HKD3,001,914 (US$384,787).

For the six months ended June 30, 2023, we had net cash used in operating activities of HKD44,992,411 (US$5,741,537) mainly arising from net loss from our operation of HK$5,177,819 (US$660,747), as adjusted for non-cash items and changes in operating assets and liabilities. Adjustments for non-cash items consisted of (i) depreciation of property and equipment of HKD32,866 (US$4,194); and (ii) amortization of intangible assets of HKD57,755 (US$7,370) and allowance for expected credit loss of HKD239,142 (US$30,517). Changes in operating assets and liabilities mainly include (i) increase in other current assets, net of HKD50,486,168 (US$6,442,603) due to increase in prepayment as we made prepayment of approximately HK$50 million to one of our major suppliers so as to secure our supply of production and take advantage of lower purchase price; (ii) increase in inventories of HKD1,374,621 (US$175,417) in order to cope with the increase in retail sales; (iii) decrease in accounts payable of HKD3,624,604 (US$462,540) due to the prepayment made to our suppliers; and (iv) decrease in accrual and other payable of HKD740,430 (US$94,487) due to decrease in value added tax payable; and partially offset by (i) decrease in accounts receivable of HKD16,081,468 (US$2,052,176) due to the delay in settlement from our customers.

Cash used in investing activities

For the year ended December 31, 2021, net cash used in investing activities was HKD78,190 (US$10,025) which related to the acquisition of computer and office equipment.

For the year ended December 31, 2022, net cash used in investing activities was HKD73,526 (US$9,425) which related to the acquisition of computer and office equipment.

For the six months ended June 30, 2023, net cash used in investing activities was HKD488,446 (US$62,331) which related to the addition of leasehold improvement for our new retail outlets in London.

Net cash (used in)/from financing activities

For the year ended December 31, 2021, net cash used in financing activities of HKD9,185,484 (US$1,177,686) consisted of (i) repayment for bank borrowings of HKD220,367,256 (US$28,253,661); and (ii) advance to related parties of HKD31,642,544 (US$4,056,944), the effects of which were partially offset by proceeds from bank borrowings of HKD243,090,875 (US$31,167,095).

For the year ended December 31, 2022, net cash from financing activities of HKD49,997,884 (US$6,408,752) consisted of (i) proceeds from bank borrowings of HKD508,716,999 (US$65,207,588), the effects of which were partially offset by (i) repayment for bank borrowings of HKD452,377,168 (US$57,985,922); and (ii) advance to related parties of HKD6,341,947 (US$812,914).

For the six months ended June 30, 2023, net cash from financing activities of HKD39,509,500 (US$5,041,856) consisted of (i) proceeds from bank borrowings of HKD247,179,617 (US$31,542,899); and (ii) advance from related parties of HKD98,573,442 (US$12,579,080), the effects of which were partially offset by repayment for bank borrowings of HKD306,243,559 (US$39,080,123).

Cash Flow Sufficiency

In order to meet the debt obligations and operating needs of our business, our management expects to satisfy the cash flow needs through (i) maintaining stable relationships with banks in order to renew the bank loans upon maturity or to arrange for additional banking facilities for use when necessary; (ii) closely monitoring the collection status of account receivables and actively following up with our customers for settlements; (iii) continuing to speed up the collection of account receivables by way of factoring to strengthen our cash position; (iv) diversifying and broadening our customer base to avoid reliance on particular customers and to expand our sources of revenue and cash flow; and (v) effectively managing accounts payable and negotiating for longer credit periods from suppliers, when necessary.

NCI believes that, taking into consideration the financial resources presently available, including the current levels of cash and cash flows from operations, and the measures mentioned above, will be sufficient to meet its anticipated cash needs for at least the next twelve months from the date of this report.

Capital Expenditures

We incurred capital expenditures of HKD488,446 (US$62,331), HKD73,526 and HKD78,190 for the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, respectively, which mainly related to the purchase of computer and office equipment and addition of leasehold improvement for our new retail outlets in London.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Credit risk

Our assets that potentially subject to a significant concentration of credit risk primarily consist of cash and accounts receivable.

We believe that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where Neo-Concept HK is located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 (approximately US$63,806) if the bank with which an individual/a company hold its eligible deposit fails. As of June 30, 2023, cash balance of HKD1,009,554 (US$128,830) was maintained at financial institutions in Hong Kong and approximately HKD500,000 was insured by the Hong Kong Deposit Protection Board.

As of June 30, 2023, HKD1,612,152 (approximately US$205,729) was deposited with financial institutions located in UK, which was substantially insured under the Financial Services Compensation Scheme. Accordingly, it is not exposed to significant credit risk.

We have designed credit policies with an objective to minimize their exposure to credit risk. Our accounts receivable is short term in nature and the associated risk is minimal. We conduct credit evaluations on our clients and generally do not require collateral or other security from such clients. We periodically evaluate the creditworthiness of the existing clients in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

We are also exposed to risk from account receivables. These assets are subjected to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Customer concentration risk

For the six months ended June 30, 2022, one customer accounted for 95.4% of our total revenue. For the six months ended June 30, 2023, one customer accounted for 74.1% of our total revenue. No other customer accounts for more than 10% of our revenue for the six months ended June 30, 2022 and 2023, respectively.

As of December 31, 2022, one customer accounted for 83.2% of the total balance of accounts receivable. As of June 30, 2023, two customer accounted for 31.7% and 36.8% of the total balance of accounts receivable. No other customer accounts for more than 10% of our accounts receivable as of December 31, 2022 and June 30, 2023, respectively.

For the year ended December 31, 2021, one customer accounted for 94.5% of our total revenue. For the year ended December 31, 2022, one customer accounted for 91.4% of our total revenue. No other customer accounts for more than 10% of our revenue for the years ended December 31, 2022 and 2021, respectively.

As of December 31, 2021, one customer accounted for 90.0% of the total balance of accounts receivable. As of December 31, 2022, one customer accounted for 83.2% of the total balance of accounts receivable. No other customer accounts for more than 10% of our accounts receivable as of December 31, 2022 and 2021, respectively.

For details of the customer concentration risk, please refer to the section headed ‘‘Risk Factors — Risks Relating to Our Business and Industry — We rely on one major customer, and if we fail to attract new customers, retain existing customers, or maintain or increase sales to customers, our business, financial condition, results of operations, and growth prospects will be harmed.” for additional information.

Vendor concentration risk

For the six months ended June 30, 2022, three vendors accounted for 59.7%, 22.1% and 17.3% of our total purchases. For the six months ended June 30, 2023, two vendors accounted for 62.8% and 31.1% of our total purchases. No other vendor accounts for more than 10% of our purchases for the six months ended June 30, 2022 and 2023, respectively.

As of December 31, 2022, three vendors accounted for 44.8%, 41.6% and 13.6% of the total balance of accounts payable. As of June 30, 2023, one vendor accounted for 99.9% of the total balance of accounts payable. No other vendor accounts for more than 10% of our accounts payable as of December 31, 2022 and June 30, 2023, respectively.

For the year ended December 31, 2021, two vendors accounted for 86.5% and 13.5% of our total purchases. For the year ended December 31, 2022, two vendors accounted for 44.2% and 35.9% of our total purchases. No other vendor accounts for more than 10% of our purchases for the years ended December 31, 2022, and 2021, respectively.

As of December 31, 2021, one vendor accounted for 99.9% of the total balance of accounts payable. As of December 31, 2022, three vendors accounted for 44.8%, 41.6% and 13.6% of the total balance of accounts payable. No other vendor accounts for more than 10% of our accounts payable as of December 31, 2022 and 2021, respectively.

For details of the vendor concentration risk, please refer to the section headed ‘‘Risk Factors — Risks Relating to Our Business and Industry — We rely on two principal suppliers for supplies of raw materials, manufacturing services and logistics services.” for additional information.

Interest rate risk

Our exposure on fair value interest rate risk mainly arises from our fixed deposits with bank. We also have exposure on cash flow interest rate risk which is mainly arising from our deposits with banks and bank borrowings.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by us, such as cash deposits and bank borrowings, at the end of the reporting period, we are not exposed to significant interest rate risk as the interest rates are not expected to change significantly.

Foreign currency risk

We are exposed to foreign currency risk primarily through sales that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HKD is currently pegged to US$, our exposure to foreign exchange fluctuations is minimal.

BUSINESS

Overview

NCI is a one-stop apparel solution services provider. We offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving customers located in the European, and North American markets through Neo-Concept HK. As we are involved from the initial stages of the development process, we strive to use sustainable solutions to fulfill our customers’ needs. Our process begins by conducting market trend analysis to identify changes in fashion trends. We discuss with customers their requirements for the upcoming season and pitch various designs having considered emerging trends and our customer’s needs. We utilize technology to iterate samples which both reduces waste and allows us to speed up the overall development process. We engage a contract manufacturer to produce prototypes and once a design is finalized, we proceed to bulk production. During production, we closely monitor the production schedule and conduct quality control on the finished product before it is finally delivered to our customer.

We are committed to reducing our environmental impact through recycling, clean processes, traceable sourcing and other eco-friendly practices.

In 2000, Neo-Concept UK began to sell apparel products in the UK under the licensed brand “les 100 ciel” through its retail stores.

Our Competitive Strengths

We believe that the following strengths distinguish us from our competitors and have contributed to our success:

A focus on sustainability

Our founders, Ms. Siu and Ms. Wai, have decades of experience creating sustainable apparel which we believe sets us apart and grants us unique expertise in the apparel services industry. We have a strong commitment to sustainable practices. For example, we require raw material suppliers to implement clean and ethical processes for sourcing and producing natural fibers such as merino wool and cashmere.

We have also focused on creating a cleaner and more ethical process for the production of our cashmere products. We require our cashmere fibers to be sourced from ethical farms in Inner Mongolia and for each step in the production to be documented for maximum transparency amidst growing concerns of worker abuse. To reduce chemical dyeing and clean water consumption in our processes, we also advocate for the use of recycled cashmere and undyed cashmere. We are a member of the Textile Exchange, a non-profit organization based in the U.S., with the mission to promote the sustainable development of the entire textile value chain, and strictly observe the technical and social compliance global standards in all the factories and partner facilities we utilize. We have been certified by the Textile Exchange under the Responsible Wool Standard (RWS) for our supply chain. This standard is used to track the wool used in our products through the chain of custody in order to preserve the identity of the material and its movements through our supply chain up to the final product.

Given the recent emphasis on climate change and sustainability, green brands are thriving, and more retailers are incorporating sustainable practices into their production. This is a trend that we believe will continue across the North American, UK and European markets. As a result, demand for our services has grown and we have developed various lines of products with our customers utilizing eco-friendly materials and processes. To showcase our commitment to sustainable practices, we have also applied for and received certifications/registrations under the:

•        Global Recycled Standard 4.0 (a global product standard primarily related to tracking and verifying the content of recycled raw materials through the supply chain);

•        Organic Content Standard 3.0 (an international standard that provides chain of custody verification for materials originating on a farm certified to recognized national organic standards);

•        Global Organic Textile Standard 6.0 (a global standard with requirements to ensure organic status of textiles from harvest of raw materials, to manufacturing and labelling, up to the product reaching the end customer); and

•        Better Cotton Initiative Platform (an online system owned by the Better Cotton Initiative used to electronically document volumes of cotton sourced as “Better Cotton” as they pass through the supply chain).

We believe our certifications will increase our favorability with and ability to attract a wider spectrum of customers in the future. See “Business — Our Business Operations — Raw Material Sourcing” for further details. These certifications will also facilitate the transition by NCH to us of existing NCH clients that are within our exclusive territory and that require such certifications for us to provide products and services to them. See “Corporate History and Structure — Exclusive Territory and Non-Competition Agreement”.

Close relationships with our major customers and strategic partners

Our relationship with our top customer, a prominent retailer based in Canada, has been crucial to our current success. We have worked with this customer on a recurring basis since 2012. As they have grown, we have been able to increase both the scale and volume of the services and products provided to them.

As a strategic partner to our core customers, we provide brands with a variety of affordable luxury apparel products and the full spectrum of apparel supply chain solution services.

In addition, by working closely with our core customers, we are able to push forward otherwise unfeasible initiatives. For example, one of our top customers is cooperating with us on a new recycling project to recover boiled wool waste during production and recycle this into material that can be used in new production runs. By creating a circular production process, we have reduced waste and helped the customer meet their sustainable growth goals. We have also worked with various brands as an original design manufacturer to help them meet their sustainability goals.

We provide one-stop apparel solution services

Our strength as a one stop apparel solution services provider is our ability to offer our customers a simplified and comprehensive supply chain experience. Our services cover every step from initial design concepts, sourcing, manufacturing, to quality assurance, packaging, and logistics. With the design, planning, execution, control, and monitoring of supply chain activities we offer a competitive infrastructure for customers. Customers are provided with solutions along the supply chain in an efficient and cost-effective manner, so they are able to prioritize their own core competencies and business objectives.

Our management members have deep industry knowledge and proven track records

Our management members bring with them an average of over 30 years of experience in the apparel industry having co-founded NCH in 1990. Ms. Siu, the co-founder of our Operating Subsidiaries, chairlady of our board of directors, and our chief executive officer, focuses on our development plan and business strategy. She has over 30 years of management, business and marketing and operating experience in apparel manufacturing and trading. Ms. Wai, the co-founder of our Operating Subsidiaries, is mainly responsible for operational efficiency and achievement. She has over 30 years of experience in the garment industry and is actively involved in the garment sourcing and trading business. We believe that our cohesive corporate culture inspires innovation, motivates quality service and encourages collaboration. The collective industry knowledge and skills of our management give us the capability to manage risks, respond timely to market trends, and capture lucrative market opportunities. We believe the in-depth industry experience, knowledge of supply chain management and established connections with customers of our management differentiate us from our competitors.

Our Strategies

Our aim is to further strengthen our market position and continue to be a competitive apparel solution services business by pursuing the following key strategies:

Strengthen our design and development capabilities

We consider our ability to develop designs according to the latest fashion trends and styles crucial to our success in the industry. Our design and development team conducts market trend analysis on the latest fashion trends and works with our customers to produce custom designs. To further enhance our design and development capabilities, we intend to expand our design and development team. By strengthening our design and development capabilities, we aim to incorporate more sustainable materials into product components in our design and development stage in the future.

Integrate sustainability into product sourcing and environmental marketing

One of our goals is to integrate sustainability into every aspect of our business model. We have had success adopting innovative sustainability concepts, for instance, requiring manufacturers to use recycled materials in the production line, such as wastage from spinning and production processes. We will seek to identify opportunities to further reduce our environmental footprint, especially in areas that are in sync with the priorities of our customers. In addition, we integrate environmental marketing into consultations with customers, providing guidance and recommendations on how to meet sustainability goals. We have had success in offering eco-friendly yarn compositions and using recycled, regenerated, and traceable yarn products that fall within customers’ budgets and specification.

To showcase our commitment to sustainable practices, we have also applied for certifications under the Global Recycled Standard 4.0, the Organic Content Standard 3.0, the Global Organic Textile Standard 6.0, and have been registered as a user of the Better Cotton Platform. We believe this will increase our appeal and ability to attract a wider spectrum of customers in the future.

Broaden our customer base and work together with our customers to expand our product mix and maintain customer relationships

We expect demand for our apparel services to continue to grow as retailers and consumers are increasingly conscious of ethical consumerism and environmental, social and governance (“ESG”). Our goal is to position ourselves as a leading provider of sustainable apparel solution services and be the first choice for brands seeking to “go-green” in North America and Europe. As our customers continue to grow, we will bring our expertise and creative vision to enhance and expand our existing product mix. We will also increase the frequency of our liaison with existing customers to better understand their needs and enhance our tailor-made apparel solution services. We will continue to broaden the range of apparel products handled by us and strengthen our design and development capabilities in different categories, so that we can tap into new markets and attract new customers.

Acquisition of companies and/or formation of joint ventures

We intend to acquire stakes in companies and/or forming joint ventures with potential business partners, with a view to support the business growth of our Group and diversify our revenue sources. We have not identified any targets for the potential acquisition or joint ventures as of the as of the date of this prospectus.

While we have not identified any specific targets, we plan to selectively pursue acquisitions and formation of joint ventures that complement our existing operations, facilitate our business strategies as well as strengthening our products, enhancing our production capabilities and/or expanding our market presence in our core markets, in order to maximize the potential value and capability of our Company. Our potential targets for acquisition and formation of joint venture will focus on companies with business and products that will enhance our market share and bring synergic effect to our business. We will select potential targets based on various factors including each candidate’s market share, reputation and customer base.

OUR BUSINESS OPERATIONS

We are a one-stop apparel solution services provider. We offer a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management. Through Neo-Concept HK, our Operating Subsidiary established in Hong Kong, we provide our apparel solution services to our customers located in North America and Europe. Our 360 degree supply chain services deliver value at each stage of the process.

The following diagram illustrates the operation flow of our 360 degree supply chain services:

360° SUPPLY CHAIN SERVICES
To be a TREND SETTER and ONE-STOP service apparel corporation
Plan
Generate Line Plan
Approve Theme
Determine Quality Request
RFQ
Develop
Create Briefs
Develop Product
Quote
Source
Assortment Review
Develop Tech Spec
Request Samples
Review Quotes
Negotiate
Order
Assure Quality
Raise Orders
Place Orders
Abject Spec
Confirm Order
Produce
Quality Control
Order WIP
Produce Product
Ship
Monitor Stock Levels
Distribution Packing
Deliver Products
Pay
Pay Vendors
Income
Release Invoice
Receive Payment

We handle a wide range of apparel products which can be categorized as finished garments. Each series of apparel products handled by us is arguably unique, as they are manufactured according to our customers’ specifications.

Market Trend Analysis

Our goal is to keep abreast of the changes in global fashion trends and the local market response to different styles. We meet with online fashion retailers, textile manufacturers and apparel sourcing agents regularly to deepen our understanding of the market, budgets, and seasonal designs.

We capitalize on our market intelligence to formulate our business plan for seasons ahead. Our seasonal business plan usually involves strategic procurement of raw materials, especially natural fibers, and creation of design sketches responsive to consumer preferences for the season.

Product Design and Development

We have an in-house design team with in-depth technical apparel know-how and experience in the fashion industry. They produce seasonal collections to inspire customers with ideas on design, trends, materials, and techniques that fit a customer’s brand ethos. Alternatively, we work to meet the specifications of a customer’s own designs to deliver products based on the customer’s budget and timeframe.

We typically go through a process of using software to render virtual samples to our customers and through a number of iterations identify a product design that fits their needs and specifications. Alternatively, customers can submit their own design, in which case we will make modifications so that the apparel product can be produced within their budget and other specifications, such as incorporating the use of sustainable materials. Some customers present their concept to us, and we collaboratively generate the design based on their concept and make modifications to the design together.

Raw Material Sourcing

We require our contract manufacturers to source raw materials from select third party vendors that possess certain certifications to guarantee they meet international standards and individual customer needs. Neo-Concept HK has obtained the following industry certifications:

Certification	Validity	Description
Responsible Wool Standard (“RWS”)	May 12, 2024

RWS is a tool to ensure that wool comes from sheep that have been raised with respect to the ‘Five Freedoms’, that the land has been managed responsibly, and to provide a robust chain of custody system to validate the source of the material for all product claims.

The Five freedoms:

1. The freedom from hunger and thirst;

2. The freedom from discomfort;

3. The freedom from pain, injury or distress;

4. The freedom to express normal behavior; and

5. The freedom from fear and distress.

Global Recycled Standard (“GRS”) 4.0	August 8, 2024

The GRS is a full product standard to verify and track recycled raw materials through the supply chain. It also includes processing criteria to prevent the use of potentially hazardous chemicals and verifies positive social or environmental production at the facilities. The GRS uses the chain of custody requirements of the Content Claim Standard (“CCS”).

The goal of the GRS is to increase the use of recycled materials in products and reduce/eliminate the harm caused by its production.

Organic Content Standard (“OCS”) 3.0	August 8, 2024

OCS is an international, voluntary standard that sets requirements for third-party certification of certified organic input and chain of custody. The goal of the OCS is to increase organic agriculture production.

Global Organic Textile Standard (“GOTS”) 6.0	October 4, 2023

GOTS was developed by leading standard setters to define world-wide recognized requirements for organic textiles. From the harvesting of the raw materials, environmentally and socially responsible manufacturing, to labelling, textiles certified to GOTS provide a credible assurance to the consumer.

Better Cotton Platform (“BCP”)	May 31, 2024

BCP is an online system owned by the Better Cotton Initiative (a cotton sustainability program aiming to transform cotton production by developing Better Cotton as a sustainable mainstream commodity) used by more than 9,000 ginners, raders, spinners, fabric mills, garment and end product manufacturers, sourcing agents and retailers to electronically document volumes of cotton sourced as “Better Cotton” as they pass through the supply chain. Access to the BCP allows organizations to participate electronically in the Better Cotton Chain of Custody by recording information about cotton-containing orders sourced as Better Cotton, managing the required documentation, and recording information about cotton-containing sales to customers.

We have quality control procedures in place to evaluate the performance of raw materials used by our contract manufacturers throughout the production process. Our evaluation is based on a number of factors, including sustainability efforts, technical capabilities, quality, manufacturing capacity, industry reputation, years of experience, timely delivery records, costs and payment terms. We perform laboratory tests on random samples and perform on-site inspections on the raw materials used in the manufacturing process to ensure they comply with international standards as well as our customer specifications.

The raw materials used in our products consist of merino wool, cashmere, cotton, leather, and other synthetic materials, including a variety of sustainable, innovative, and ethically sourced materials such as recycled nylon. Recycled nylon is made from the wasted fishing nets from deep-sea fishing activities and reused as raw material for textiles. The ghost fishing nets are regenerated and produced by zero-carbon factories, which can be applied to all types of yarns and fabric. It can be recycled physically and chemically, also being proven its biodegradability.

Ghost fishing nets
Making chips
Blend nylon fiber
Yarn spinning
Weave & Knit
InResST

Production Management and Quality Control

We do not own or operate any manufacturing operations and all of our apparel products (including sample products and finished goods) are produced by contract manufacturers. As part of our apparel solution services, we are responsible for the overall production management, monitoring of production schedule, evaluation of manufacturing services and conducting quality control on finished goods. During the production process, we regularly communicate with manufacturers and check their production schedule to ensure that they are able to deliver the finished goods on time. We also perform on-site quality inspections regularly on raw materials, semi-finished products, and finished products for quality control purposes.

We have stringent quality control procedures throughout the supply chain. Our staff are trained to implement our Total Quality Management System (TQM). This system is integrated with InspectLink software to ensure that garments are inspected throughout the entire manufacturing process, from material development and sampling to production and the final garments. If any defect is found, we will require suppliers to rectify the defects.

As part of our sustainability efforts, we monitor the market to identify new innovative materials and processes that can help to reduce the environmental footprint of our production, whether it be carbon emissions, water consumption or waste pollution.

For example, by adopting processes such as the Dry Dye™ (also known as ZERO-D® dyeing solution) we can achieve a water-based printing solution for a number of our textiles with zero polluted water discharge and reduction of water usage by over 99%.

Logistics Management

Our logistics management services cover every movement of inventory in our customers’ supply chain. We rely on third party service providers or our contract manufacturer for transportation services to the port of destination or our customers warehouse and keep track of the process to monitor the whereabouts of the inventory to ensure it is delivered within the timeline specified by the customer.

RETAIL SALES OF BRANDED APPAREL PRODUCTS

Our own brand of apparel products mainly consists of knitwear sold under the licensed brand “les 100 ciels.” We drive sales through a mix of digital and physical retail locations. Our retail operations in the UK are conducted through Neo-Concept UK, our Operating Subsidiary established in the UK.

In addition to our three physical stores in the UK and our website, we also sell our apparel products through third party online platforms to leverage our digital exposure. We utilize Wolf & Badger, which is based in the UK, to help drive growth in the UK. Our apparel products sold under the “les 100 ciels” brand consists mainly of knitwear made from cashmere.

les 100 ciels womenswear

By selling direct to consumer we can also avoid the costs associated with traditional wholesalers, creating a more efficient cost structure and higher gross margin, which we believe allows us to deliver more affordable products and a better experience to customers. We believe our model enables us to provide high-quality products priced lower compared to a traditional wholesale model.

CUSTOMERS

Our customers mainly include brand owners, apparel sourcing agents and online fashion retailers, primarily located in North America and Europe. We have a particularly strong customer base in Canada and the U.S. which accounts for over 94% of total revenues, and we maintain stable and ongoing business relationships with all our major customers.

Our top customer is a Canadian based retailer listed on the Toronto Stock Exchange which contributed approximately 74.1%, 91.4% and 94.5% of our revenue for the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, respectively. Neo-Concept HK has been providing our apparel solution services to our top customer since 2012. During this time, it has expanded the service scope to cover a wider range of products. We currently work with seven brands/sub-brands of our top customer, each with its distinct brand identity and which spans across different product categories, including knitwear, woven, cut, and sewn fine knits and a variety of accessories. Although our customer concentration is extremely high, we believe this is a natural result of our business strategy to grow and expand our product offerings organically along with our customers.

Our goal is to work collaboratively with our customers on a long-term basis to create and expand our product offering and position ourselves as a vital partner in the development process. We will continue to strengthen our design and development capabilities and expand our product and service offerings to our customers for every new season. We will also aim to diversify our customer base and revenue source, by expanding both online and offline retail sales of the “les 100 ciels” products.

We do not enter into long-term agreements with our customers, which we believe is in line with market practice.

SUPPLIERS

We have two principal suppliers, (i) NCH, an affiliated company controlled by our Controlling Shareholder, and (ii) an independent third party based in Hong Kong with manufacturing facilities in Mainland China, which we have engaged to produce the majority of apparel products for and arrange delivery to our customers during the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021. We selected these suppliers due to their performance based on a pre-defined set of criteria, including size, quality, reputation, price, and on-time delivery records.

For the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021 our two principal suppliers together accounted for 93.9%, 80.1% and 100% of our total purchases, respectively. We believe it is common for market participants in the apparel supply chain industry to establish reliance on a few suppliers. Establishing and maintaining long-term strategic partnership with strong suppliers with proven capability and the capability to handle a breadth of product categories allow us to enhance our own product offerings and be more competitive in the market.

We do not enter into any long-term supply agreements with our suppliers, which we believe is in line with market practice.

PRICING

Our revenue is mainly generated from North America and Europe, and our products are quoted in US$. We usually adopt a cost-plus pricing strategy and generally price our apparel services based on the following factors: (i) nature of raw material; (ii) complexity of design; (iii) quotations from third party suppliers, such as costs of raw materials, contract manufacturing services and transportation; (iv) volume of order; (v) timing requirements; (vi) retail price of similar apparel products in the market; and (vii) profit margin within the industry.

Our retail sales of branded products are also priced based a cost-plus pricing model.

PRODUCT RETURN

Sales of private-labelled apparel products

We do not have a product return or warranty policy for our finished garments. Customers have the right to inspect the finished goods before delivery for defects and deviation from specifications. We do not assume the risk of damages or losses after the finished goods are delivered to the place designated by our customers. To maintain long-term business relationship with our customers, we follow up after completion of a given project to solicit feedback.

Retail sales of own-branded apparel products

For sales of our “les 100 ciels” products through our physical and digital channels, we provide a 28 day return window to our customer for unworn apparel, and a credit note to the value of the items for up to 35 days.

For the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, we are not aware of any material claims against us in relation to defective products, nor any material product returns from our customers.

MARKETING

We implement a number of marketing and promotion measures to source new customers. Our new customers are primarily referrals from our existing customers which, in our view, is a reflection of their satisfaction with our services. We also utilize our business network for introductions to new partners and customers. Our strategy is to fully understand our customers product and services requirements and work together to achieve their needs in a cost-effective way. Our marketing activities also involve creating seasonal sales tools to demonstrate our capabilities, as well as inspire our customers with trend infographics and an in-house collection demonstrating our technical ability and designs. We use these during face-to-face meetings, to allow our customer to understand our latest design collections and significantly enhance customer experience with us.

SEASONALITY

The apparel market exhibits seasonality with dynamic changes in trends and consumers’ preferences depending on the time of year. Apparel sales are generally highest from August to December, mainly attributable to climate and frequent online sales events during these months. The aggregate sales generated in these months accounted for approximately 33.5% and 65.4% of our total revenue for the years ended December 31, 2022 and 2021, respectively. However, for the year ended December 31, 2022, we observed particularly strong sales from April to July, which constituted approximately 43.7% of our total revenue. This surge in sales can be mainly attributed to increased demand for spring and summer products from our top customer.

COMPETITION

The industry in which we operate is large, fragmented and highly competitive. We face fierce competition among service providers in terms of the product design, price, quality control and delivery of products. Our competitors include other apparel service providers and one-stop garment manufacturers including our affiliate, NCH who also provides apparel solutions services to customers in North America and Europe. To avoid any potential conflicts of interest due to the common control, we have entered into an Agreement with Neo-Concept (BVI) Limited, Ample Excellence Limited, and Splendid Vibe Limited, the holding companies of NCH. Please see “Corporate History and Structure — Exclusive Territory and Non-Competition Agreement” for further details.

While the market is fragmented, many of our direct competitors operate at a larger scale and have substantially greater resources than us. Access to offshore manufacturing and the growth of ecommerce have made it easier for new companies to enter the markets in which we compete, further increasing competition in the already competitive apparel industry.

Despite the intense competition, we believe our provision of integrated supply chain solutions and value-added services places us in a strong position. Our focus on sustainable practices, innovative materials and products, and collaborative partnerships with core customers allows us to successfully compete in the industry.

INTELLECTUAL PROPERTY

To date, we do not own any patents, copyrights, or trademarks. We, through our Operating Subsidiaries, own and maintain the registered domains www.les100ciels.com and www.neo-ig.com, and the following trademark registered in the United Kingdom:

No.	Trademark	Place of registration	Trademark number	Owner	Class	Expiry Date
1.		United Kingdom	UK00003803682	NCI	23, 24, 25, 35	June 27, 2032

We are licensed to use the trademarks “les 100 ciels” under a royalty free license agreement granted by our affiliated company controlled by our Controlling Shareholders, NCH. The license is an exclusive and irrevocable royalty-free license, valid for an initial term of five years until December 31, 2026, with an option to renew for a further term of five-years.

INSURANCE

We believe our insurance coverage is adequate to insure against the risks relating to our operations, given the size and nature of our business. Our insurance coverage includes, among others, employees’ compensation, business interruption, trade credit and fire. We believe that our insurance coverage is in line with our industry norm. We review our insurance policies from time to time for adequacy in the breadth of coverage.

FACILITIES

We do not own any real property.

Our principal executive office is located at 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Hong Kong. The office has a size of approximately 10,700 square feet. We lease our office in Hong Kong from our affiliated company, NCH. The rental was included in management fee charged to us for the years ended December 31, 2021 while for the year ended December 31, 2022, we entered into official rental agreement for the premises and accounted for the relevant cost as rental expense. See “Related Party Transactions” for details.

We currently lease three retail shops in London, UK, totaling approximately 3,000 square feet and an office with a size of approximately 700 square feet.

The following table sets out the details of the leases:

Property location	Approximate floor area	Lease term	Rent
10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Hong Kong	10,700 square feet	January 1, 2022 to December 31, 2023	HKD60,000 per month
Ground floor and basement of 62 South Molton Street, London, UK	950 square feet (men’s store) 650 square feet (basement)	February 23, 2023 to February 22, 2033

Rent free from February 23, 2023 to August 22, 2024 and £60,000 during August 23, 2023 to February 22, 2024

£130,000 per year during February 23, 2024 to February 22, 2025

£140,000 per year during February 23, 2025 to February 22, 2026

£150,000 per year during February 23, 2026 to February 22, 2027

£170,000 per year during February 23, 2027 to February 22, 2033

Property location	Approximate floor area	Lease term	Rent
Ground floor and basement of 52 South Molton Street, London, UK	669 square feet (women’s store) 703 square feet (office & storage)	April 23, 2023 to April 23, 2033

Rent free from April 24, 2023 to October 23, 2023 and £40,000 during October 24, 2023 to April 23, 2024.

£85,000 per year during April 24, 2024 to April 23, 2025

£90,000 per year during April 24, 2025 to April 23, 2026

£95,000 per year during April 24, 2026 to April 23, 2027

£100,000 per year during April 24, 2027 to April 23, 2033

27 St John’s Wood, London, UK	700 square feet (mixed men’s and women’s store)	August 8, 2023 to February 7, 2024	£6,000 per month

We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

EMPLOYEES

As of June 30, 2023, we employed a total number of 24 full-time employees, 13 of whom are based in Hong Kong and 11 of whom are based in the UK. Our employees are employed in the areas of human resources and administration, management, product design and development, sourcing and logistics, and quality control. The remuneration package offered to our employees generally includes basic salary, bonuses and cash allowances or subsidies. We provide our employees with social security benefits in accordance with all applicable regulations and internal policies.

LEGAL PROCEEDINGS

As of the date of this prospectus, we and our subsidiaries are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our or our subsidiaries business, financial condition or operations.

From time to time, we may become involved in legal proceedings arising in the ordinary course of business. Other than the civil proceeding mentioned above, we are not involved in any litigation, arbitration or claim of material importance, nor any material impact non-compliance incidents or systemic non-compliance incidents in respect of applicable laws and regulations.

COVID-19 Update

Since late December 2019, the outbreak of a novel strain of coronavirus, later named COVID-19, spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern (PHEIC),” and later on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. While the spread of COVID-19 was substantially controlled in 2021, several variants of COVID-19 have emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks. For instance, in early 2022, there was an uptick in cases in Shanghai, China, caused by the highly contagious Omicron variant. The outbreak in Shanghai spread to many other provinces and cities in China, where the contract manufacturers we use to produce all of our products are located. Travel restrictions and other limitations were imposed in various places across China in response to these new cases.

The COVID-19 pandemic has also had and will continue to have a major impact on the retail industry and our customers. For example, in March 2020, upon declaration of the COVID-19 as a pandemic by the World Health Organization, our largest customer temporarily closed all of its retail locations in Canada and the United States according to guidelines from the local government authorities. It has since re-opened its retail locations in phases, with all locations re-opened as of July 2021.

Given the rapidly expanding nature of COVID-19 pandemic, we believe that COVID-19 has impacted and will likely continue to impact our business, results of operations, and financial condition.

The COVID-19 pandemic has caused companies like us and our business partners to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees. If any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

Furthermore, our results of operations have been severely affected by the COVID-19 pandemic. Due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19. The COVID-19 pandemic threatens global economies and has caused significant market volatility and declines in general economic activities. This may have severely dampened the confidence in global markets and potential clients.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. We will continue to closely monitor the situation throughout 2023 and beyond.

REGULATIONS

Regulations Related to our Business Operations in Hong Kong

Hong Kong Regulations Related to Services Providers

Business registration requirement

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

As of the date of this prospectus, Neo-Concept HK holds a valid business registration certificate.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

As of the date of this prospectus, Neo-Concept HK has complied with the provisions under the EO.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

As of the date of this prospectus, employee compensation insurance has been obtained for all employees of Neo-Concept HK.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

•        Principle 1 — purpose and manner of collection of personal data;

•        Principle 2 — accuracy and duration of retention of personal data;

•        Principle 3 — use of personal data;

•        Principle 4 — security of personal data;

•        Principle 5 — information to be generally available; and

•        Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

•        the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

•        if the data user holds such data, to be supplied with a copy of such data; and

•        the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As of the date of this prospectus, Neo-Concept HK is in compliance with the provisions of the PDPO.

Regulations Related to our Business Operations in UK

United Kingdom Regulations Related to Retail Sales of Products

Sale of Goods

Sale of Goods Act 1979 (“SoGA”) implies a number of important terms into business to business sale of goods contracts, particularly in relation to the title to the goods and the quality of the goods. It also lays down a large number of presumptions, which, in the absence of express drafting to the contrary, apply to a business to business sale of goods contract. The key terms implied by SoGA are: (a) That the seller has the right to sell the goods (i.e. good title); (b) That the goods are free from undisclosed charges or encumbrances and that the buyer will enjoy quiet possession of the goods; (c) Where goods are sold by description, that the goods will correspond with that description; (d) Where goods are sold in the course of a business, that the goods are of satisfactory quality; and (e) Where goods are sold in the course of a business and the buyer, expressly or by implication, makes known to the seller the purpose for which they want the goods, that the goods will be reasonably fit for that purpose. SoGA entitles buyers to reject non-conforming goods and reclaim the purchase price (where already paid). Certain other provisions of SoGA will apply to business to consumer sale of goods contracts (for example regarding the point at which a contract is made under English law), but the implied terms discussed above are now included as mandatory standards in specific consumer rights legislation as set out below.

Consumer Rights

There are an extensive range of UK laws and regulations concerning consumer rights in the UK that are applicable to retail sales, including the Consumer Rights Act 2015 (“CRA”), the Electronic Commerce (EC Directive) Regulations 2002 (“E-Commerce Regs”), Consumer Contracts (Information, Cancellation and Additional Charges) Regulations 2013 (“CCRs”) and Consumer Protection from Unfair Trading Regulations 2008 (“CPUT”). These regulations govern the sale of goods and services to UK consumers, both online and in-stores. They grant consumers a minimum standard of rights (including with regard to title, fitness for purpose, cooling-off periods, product delivery & returns and defective or misleadingly described goods) as well as imposing requirements on businesses with regard to the information that must be provided to a consumer, both prior to and after entering into a contract. The regulations also govern the way businesses market and promote consumer products, as well as their communications with consumers across all formats (whether online or in-store).

Data Protection

The key relevant regulations applicable to the processing of the data of UK citizens are the UK Data Protection Act 2018 (the “DPA”) and the retained UK version of the EU General Data Protection Regulation (the “UK GDPR”) (collectively referred to as the “DP Legislation”). The purpose of the DP Legislation is to ensure the protection of personal data of living individuals in the UK (e.g., employees, customers), to ensure such data is processed securely, fairly and transparently and to restrict the way such data is shared with third parties, including internationally. The DP Legislation also enshrines certain rights for individuals, which may be enforced against companies, including rights to access their data or have it deleted.

The DP Legislation includes robust penalties for non-compliance, including fines of up to 4% of an organization’s global annual turnover. The legislation requires those entities subject to it to give specific types of information and notices to data subjects (which will include customers, suppliers and its own staff) and in some cases seek consent from such data subjects before collecting or using their data for certain purposes, including but not limited to some marketing activities.

Electronic Communications

The Privacy and Electronic Communications Regulations 2003 (“PECR”) impose obligations on businesses with regard to any electronic communications with UK consumers. PECR sits alongside the DPA and grants individuals in the UK specific privacy rights in relation to electronic communications, including imposing specific rules on marketing calls, emails, texts, and faxes; the placing of cookies (pixels, tags and similar technologies); keeping communications services secure; and customer privacy as regards traffic and location data, itemized billing, line identification, and directory listings. The aim of the regulation is to protect consumers from unsolicited marketing and to give them greater control over the receipt of electronic marketing communications.

Other Key United Kingdom Regulations Applicable to UK Companies

Anti-Bribery & Corruption

The Bribery Act 2010 of the United Kingdom (the “BA”) imposes obligations on UK businesses with the aim of preventing bribery and corruption. The BA has “extra-territorial” effect with the aim of preventing the giving or receiving of bribes (including low level facilitation or “grease” payments) regardless of where such acts take place — i.e. whether in the UK or any other country in the world.

The BA includes a corporate offence of “failure to prevent bribery” which puts an onus on companies to have in place a set of “adequate procedures” to prevent bribery within their organization and supply chain globally — such procedures may include staff and supplier training; policies; senior level commitment; and due diligence on suppliers and associated parties. The BA creates both civil and criminal offences, while penalties for breaching the legislation include fines and imprisonment (including for directors, where a company is liable for failure to prevent bribery).

Modern Slavery

The Modern Slavery Act 2015 (the “MSA”) imposes obligations on UK businesses with the aim of preventing modern slavery both within UK businesses and their global supply chains. The MSA requires certain large organizations (with a turnover of £36 million or more) to publish an annual Modern Slavery Act Transparency Statement, the purpose of which is for such organizations to, in summary, set out the measures they have in place and provide a detailed picture of all the steps they are taking, to ensure that their business and supply chains are free of modern slavery.

United Kingdom Regulations Relating to Employment

The Employment Rights Act 1996 (“ERA”) is the primary piece of legislation which governs the relationship between Neo-Concept UK and those of its employees who work in England and Wales. The ERA regulates matters such as particulars of employment, protection of wages, whistleblowing, protection from detriment in employment, time off work, leave for maternity, paternity, and adoption, shared parental leave and parental leave, flexible working, termination of employment, unfair dismissal, redundancy and redundancy payments.

Neo-Concept UK is also subject to various other statutes which apply with respect to its employment arrangements in England and Wales, including (a) Working Time Regulations 1998 which covers matters such as holiday and holiday pay, working hours and rest breaks; (b) Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002 which covers treatment of fixed term employees; (c) Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2002 which covers treatment of part-time workers; (d) Equality Act 2010 which provides protection against unlawful discrimination in employment; (e) Health and Safety at Work Act 1974 which covers occupational health and safety; (f) Transfer of Undertakings (Protection of Employment) Regulations 2006 which, amongst other things, provides restrictions on varying terms and conditions of employment in connection with a transfer; (g) Trade Union and Labour Relations (Consolidation) Act 1992 which, amongst other things, provides for consultation requirements in respect of collective dismissals; (h) National Minimum Wage Act 1998 which implements a minimum hourly rate of pay set by the government that applies to all workers over compulsory school leaving age; and (i) Copyright, Designs and Patents Act 1988 and Patents Act 1977, which together create a statutory framework for employers to own the inventions and literary work made or created by their employees in the course of their employment.

MANAGEMENT

The following table provides information regarding the executive officers and directors of the Company as of the date of this prospectus:

Directors and Executive officers	Age	Position
Ms. Eva Yuk Yin Siu	62	Director, Chairlady of the Board, Chief Executive Officer
Ms. Man Chi Wai	66	Director
Mr. Patrick Kwok Fai Lau	51	Chief Financial Officer
Mr. To Wai Suen	49	Independent Director Nominee*
Mr. Mark Gary Singer	66	Independent Director Nominee*
Ms. Josephine Yan Yeung	42	Independent Director Nominee*

____________

*        The proposed nominees will become Independent Directors of our Company upon the effectiveness of the registration statement of which this prospectus forms a part.

Ms. Eva Yuk Yin Siu has served as our Chairlady of the Board, and a Director since July 2021. Ms. Siu was also appointed our Chief Executive Officer in May 2022. Ms. Siu is primarily responsible for NCI and its subsidiaries’ overall management, formulating operation direction, devising annual plans, strategic planning and business development. In October 1992 she co-founded Neo-Concept HK and has served as its director since October 1992. In August 2000 she also co-founded Neo-Concept UK. Neo-Concept HK and Neo-Concept UK, our operating subsidiaries, were established to intertwine the elements of fashion, where function, creativity, innovation, and craftsmanship are equally important and complementary with one another. Ms. Siu is also a director of NCH, a company incorporated in Hong Kong in October 1990, as well as certain subsidiaries under the NCH group. NCH and its subsidiaries are a comprehensive garment service solutions provider that provides an array of services in the apparel supply chain, including textile and clothing manufacturing through its factories based in the PRC. Ms. Siu has more than 30 years of experience in the fashion garment industry and her fashion sense and insight into fashion trends have laid a strong foundation for our business. Ms. Siu attended the True Light Middle School, Hong Kong.

Ms. Man Chi Wai has served as a Director since July 2021. Ms. Wai is primarily responsible for assisting the Chairlady of our Board with the overall management and operations of NCI and its subsidiaries. In October 1992 she co-founded Neo-Concept HK and has served as its director since October 1992. In August 2000 she also co-founded Neo-Concept UK. In 1983, Ms. Wai joined the Bonds Group of Companies as an administration secretary in the international trades division. From 1986 to 1990 she served as the administration manager in commercial projects section for Bonds Group of Companies. Ms. Wai is also a director of NCH since September, 1992, a company incorporated in Hong Kong in October 1990, as well as certain subsidiaries under the NCH group. NCH and its subsidiaries are a comprehensive garment service solutions provider that provides an array of services in the apparel supply chain, including textile and clothing manufacturing through its factories based in the PRC. Ms. Wai has more than 30 years of experience in the fashion garment industry and holds extensive operational and insights that have considerably contributed to our fast growth and unique corporate culture. Ms. Wai obtained a Higher Diploma of Business Studies in the Polytechnic College in 1979.

Mr. Patrick Kwok Fai Lau has served as our Chief Financial Officer since May 2022. Mr. Lau has been serving as the chief financial officer of Neo-Concept HK since December 2021. From September 2020 to November 2021, Mr. Lau was the chief financial officer of our affiliated company, NCH. Mr. Lau has more than 20 years of experience in the fields of accounting, auditing, financial advisory and corporate governance. From September 1996 to November 1997, Mr. Lau worked as an auditor at Glass Radcliffe Chan & Wee, an accounting firm. From December 1997 to April 1999, Mr. Lau was an associate at PricewaterhouseCoopers. From October 1999 to June 2011, Mr. Lau worked at served in various positions in KPMG, Hong Kong office, KPMG Huazhen (Guangzhou office) and KPMG Advisory (China) Limited, with his last position as a manager of KPMG Advisory (China) Limited, a consulting services company. From July 2011 to June 2016, Mr. Lau held various positions, including deputy general manager, financial controller, and company secretary, in BII Railway Transportation Technology Holdings Company Limited (HKSE: 1522). From July 2016 to October 2019, Mr. Lau served as the chief financial officer and company secretary of International Alliance Financial Leasing Co., Ltd. (HKSE: 1563).

Mr. Lau obtained a degree of Master of Science in Corporate Governance and Directorship (Distinction) from Hong Kong Baptist University in November 2014. He also obtained the HKICPA Diploma in Insolvency awarded by The Hong Kong Institute of Certified Public Accountants in June 2004. Mr. Lau has been a member of The Hong Kong

Institute of Certified Public Accountants and a fellow member of the Association of Chartered Certified Accountants since July 2003 and December 2007, respectively. He has also been a member of Beta Gamma Sigma Hong Kong, an international honor society for collegiate schools of business since April 2014.

Mr. Lau has been an independent non-executive director of Steering Holdings Limited (now known as FDB Holdings Limited) (HKSE: 1826) since January 2018, Ximei Resources Holding Limited (HKSE: 9936) since February 2020, Sundy Service Group Co. Ltd (HKSE: 9608) since December 2020 and Zhongtian Construction (Hunan) Group Limited (HKSE: 2433) since March 2023. Mr. Lau was also an independent non-executive director of Jinhai International Group Holdings Limited (HKSE: 2225) from September 2017 to June 2020.

Mr. Mark Gary Singer will become an independent Director upon the effectiveness of the registration statement of which this prospectus forms a part and will be the Chairman of the Nominating and Corporate Governance Committees and a member of the Audit Committee and Compensation Committee. Mr. Singer has over 30 years of management experience spanning sales, supply chain, operations and logistical support for a wide range of companies from startups to medium cap. From May 1988 to June 1996, Mr. Singer worked at August Silk (formerly Diane Gilman) with his last position as Group Vice President of Sales, Production and Sourcing. From July 1996 to August 1998, Mr. Singer was Vice President of the Production and Product Development department at 17 North (Cable and Gauge label). From March 1998 to April 2002, Mr. Singer was the Director of Sales, Marketing and Product Development at Jones Apparel Group. From May 2002 to May 2013, Mr. Singer was the Chief Executive Officer of Neo-Concept (NY) Corporation. In September 2014, Mr. Singer founded MGS Consulting Services, a consulting services firm based in New York that works with early to mid-cap direct to consumer and wholesaler companies within the fashion industry. Mr. Singer currently serves as the President of MGS Consulting Services. From October 2019 to February 2021, Mr. Singer served as the President and part-time Chief Operations Officer at KBL Group International. Since October 2021, Mr. Singer serves as part-time Chief Operations Officers at Sophie Loo Jacobsen, a company engaged in sale of glass homeware both direct to consumer and to key wholesale accounts in US, Europe, UK and Australia. Since March 2022, Mr. Singer serves as part-time Chief Operations Office at Love, SVW, a start-up that will be based in New York and engage in sale of accessories. Mr. Singer has extensive experience in providing long term growth strategies. Mr. Singer obtained a Bachelor of Arts’ degree in History and Economics from Colgate University, Hamilton, New York in June 1979.

Mr. To Wai Suen will become as an independent Director upon the effectiveness of the registration statement of which this prospectus forms a part and will serve as the Chairman of the Audit Committee, a member of the Compensation Committee and Nominating and Corporate Governance Committees of the Company. Mr. Suen has over 15 years of experience in accounting and finance. He is currently an independent director of China Zenix Auto International Limited (OTC: ZXAIY), and MingZhu Logistics Holdings Limited (NASDAQ: YGMZ) since April 2018 and October 2020, respectively. In addition, he is also currently an independent non-executive director of Ping An Securities Group (Holdings) Limited (HKSE: 231) and Huisen Household International Group Limited (HKSE: 2127), since February 2020 and December 2020, respectively. He was an independent non-executive director of CT Environmental Group Limited (HKSE: 1363) from February 2018 to April 2019. Other than serving as an independent director, he served as the chief financial officer and company secretary of China Saite Group Company Limited (HKSE: 153), from May 2015 to August 2016. In addition, he served as the company secretary to certain companies including IDT International Limited (HKSE: 167), from January 2017 to April 2017, China Smarter Energy Group Holdings Limited (HKSE: 1004) from February 2017 to April 2019 and Asia Energy Logistics Group Limited (HKSE: 351) from July 2020 to April 2021, respectively. He also worked at Deloitte Touche Tohmatsu from January 2001 to January 2012 with his last position as a senior manager. Mr. Suen is a practicing member of The Hong Kong Institute of Certified Public Accountants. He obtained a bachelor’s degree in commerce from The University of Western Australia in March 2001. We believe Mr. Suen is well qualified to serve on our board of directors based on his extensive work experience in accounting and finance.

Ms. Josephine Yan Yeung will become as our independent Director upon the effectiveness of the registration statement of which this prospectus forms a part, and will serve as the Chairlady of Compensation Committee, a member of the Audit Committee and Nominating and Corporate Governance Committees of the Company. Ms. Yeung has approximately 19 years of experience in auditing, financial management, internal control, and corporate governance. From September 2003 to July 2009, Ms. Yeung held various positions in Ernst & Young Hong Kong, where she last served as manager in the assurance and advisory business services department, specializing in auditing listed companies in Hong Kong. From August 2009 to May 2017, Ms. Yeung worked at Verdant Group Ltd, a China focused private investment firm based in Hong Kong with her last position as a group finance director. She is a practicing member of The Hong Kong Institute of Certified Public Accountants and has been practicing in Noble Partners CPA Company, a Hong Kong-based audit firm since May 2017.

Ms. Yeung graduated from The Hong Kong University of Science and Technology in November 2003 with a Bachelor of Business Administration in Accounting degree. She was admitted as a member and fellow of the Association of Chartered Certified Accountants in the UK in February 2007 and February 2012, respectively. She was admitted as a member and fellow of The Hong Kong Institute of Certified Public Accountants in February 2008 and October 2017, respectively. She is currently a practicing certified public accountant in Hong Kong. Ms. Yeung served as a joint company secretary member of Sunlight (1977) Holdings Limited (HKSE: 8451) from April 2018 to May 2019. She also served as a company secretary of Tu Yi Holding Company Limited (HKSE: 1701) from June 2019 to June 2020.

Key Employees

Ms. Harriet Lewis is the managing director of Neo-Concept UK. Ms. Lewis joined our affiliated company, Neo-Concept (NY) Corporation and has served as its director and president since June 1999. Ms. Lewis has served as the director of Neo-Concept UK since August 2000.

From May 1973 to August 1974, Ms. Lewis worked as a creative designer at Allied Advertising Agency. From September 1975 to August 1979, Ms. Lewis worked at the Department of Printing at the Kwun Tong Technical institute, with her last position as an assistant lecturer. From September 1979 to December 1981, Ms. Lewis was a design coordinator and photographer at Myer Jewelry Mfr. Ltd. From January 1981 to May 1983, Ms. Lewis formed a partnership, Studio 3S, engaged in advertising and photography. From June 1983 to June 2000, Ms. Lewis co-founded Brabo (Caribbean) Limited, as a manufacturer of plastic and fabric souvenirs.

In November 1973, Ms. Lewis obtained a Higher Diploma in Industrial Design from the Hong Kong Polytechnic (currently, The Hong Kong Polytechnic University). In July 1975, she also obtained a technical teachers certificate from Education Department of The Hong Kong Technical Teachers’ College. In January 1998, Ms. Lewis was awarded a certified diploma in small business administration from the Associate of Certified Book-keepers. Ms. Lewis has been admitted as a member of the Institute of Printing, United Kingdom since December 1981.

Ms. Lewis is the sister of Ms. Siu.

Family Relationships

Save as disclosed above, none of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period — typically for one year. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon thirty days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with a thirty days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of us for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors, without our express consent; or (iii) seek directly or indirectly, to solicit the services of any of our employees who is employed by us on or after the date of the executive officer’s termination, or in the year preceding such termination, without our express consent.

We have also entered into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the Board and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the Board.

We have entered into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of the registration statement of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our post-offering Amended and Restated Memorandum and Articles of Association, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested, in voting in respect of any such matter, such director should take into account his or her director’s duties. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our Board.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board. We will also achieve gender diversity by having one female independent director out of the total of three independent directors, as well as Ms. Lau. Our board is well balanced and diversified in alignment with the business development and strategy of NCI and our subsidiaries.

Committees of the Board of Directors

Prior to the declaration of effectiveness of the registration statement of which this prospectus forms a part, we intend to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors. We intend to adopt a charter for each of the three committees upon the establishment of the committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee will consist of Mr. To Wai Suen, Mr. Mark Gary Singer and Ms. Josephine Yan Yeung and is chaired by Mr. To Wai Suen. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Mr. To Wai Suen qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board.

Compensation Committee

Our compensation committee will consist of Mr. To Wai Suen, Mr. Mark Gary Singer and Ms. Josephine Yan Yeung and is chaired by Ms. Josephine Yan Yeung. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements, annual bonuses, and employee pension and welfare benefit plans; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of Mr. To Wai Suen, Mr. Mark Gary Singer and Ms. Josephine Yan Yeung and is chaired by Mr. Mark Gary Singer. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

•        developing, reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        evaluating the performance and effectiveness of the board as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•        Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

•        Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•        Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practice in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Conflicts of Interest/Duties of Directors

General

Each of our officers and directors presently has, and any of them in the future may have fiduciary, or contractual obligations to other entities.

Potential investors should be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of our business, our officers and directors will have a choice as to which contact manufacturer to engage with on behalf of a client. As certain members of management have an ownership interest in one of the contract manufacturers the Company uses, they may have conflicts of interest in determining which contract manufacturer to engage with on behalf a client.

•        As certain of our officers and directors are controlling shareholders of another apparel solution service provider, they may have a conflict of interest with respect to which entity should service a particular client where geographic regions of operation appear to overlap.

In addition to the above, directors also owe a duty of care, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill, and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be ratified and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum and Articles of Association or alternatively by shareholder approval at general meetings.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Cayman Islands law, our officers and directors owe fiduciary duties to our company, including

•        duty to act in good faith in what the officer or director believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty to exercise powers fairly as between different sections of shareholders;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgement

When exercising powers or performing duties as an officer and director, each is required to exercise the care, diligence, and skill that a reasonable officer and/or director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our officers and directors must ensure compliance with our Memorandum and Articles of Association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our officers or directors is breached. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such shares in our share register.

Each of our officers, directors and director nominees presently has, and any of them in the future may have additional, fiduciary, or contractual duties to other entities.

Below is a table summarizing the entities to which our officers, directors and director nominees currently have fiduciary duties or contractual obligations which will take priority over us.

Individual	Entity	Entity’s Business	Affiliation
Ms. Eva Yuk Yin Siu	Neo-Concept (Holdings) Company Limited	Apparel Solutions	Director
	Neo-Concept Fashion (Jiaxing) Co Ltd	Textile and clothing manufacturer	Director
	Neo-Concept Fashion (Zhongshan) Co Ltd	Textile and clothing manufacturer	Director
Ms. Man Chi Wai	Neo-Concept (Holdings) Company Limited	Apparel Solutions	Director
	Neo-Concept Fashion (Shanghai) Co Ltd	Yarn trading in China	Director

Our directors, Ms. Eva Yuk Yin Siu and Ms. Man Chi Wai, have committed to devote not less than 50% of their time to the manage the business of NCI and the Operating Subsidiaries.

Compensation of Directors and Executive Officers

For the year ended December 31, 2023, we paid an aggregate of HKD3,556,750 in cash (including salaries and mandatory provident fund) to our directors. Our Hong Kong subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2023, June 30, 2023 and December 31, 2022, we had no outstanding equity awards.

RELATED PARTY TRANSACTIONS

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

List of Related Parties

Name of related parties	Relationship with the Company
Ms. Eva Yuk Yin Siu (“Ms. Siu”)	Chairman of the Board, Director, the Controlling Shareholder
Neo-Concept (Holdings) Company Limited (“NCH”)	A company under common control of the Controlling Shareholder

Amounts Due From (To) Related Parties

The following table set forth the breakdown of our balances due from related parties as of the dates indicated:

	As of December 31,				As of June 30,
	2021	2022	2023	2023	2023	2023
	HKD	HKD	HKD	US$	HKD	US$
Due from Ms. Siu	100,000	70,001	55,002	7,042	55,002	7,019
Due to NCH(1)	—	—	29,724,263	3,805,485	28,620,040	3,652,239
Due from NCH	7,242,784	16,202,732	—	—	—	—

The amounts due from (to) the related parties are unsecured, interest free with no specific repayment terms. Neo-Concept (Holdings) Company Limited (“NCH”) is a company incorporated in Hong Kong and controlled by Ms. Siu, the controlling shareholder of the Company. As of December 31, 2021 and 2022, the amount due from NCH was non-trade nature, being fund advance to NCH for its general operation. As of June 30, 2023 and December 31, 2023, the amount due to NCH was non-trade nature, being fund advance from NCH for general operation of the Company. As at the date of this prospectus, the balance due from Ms. Siu was HK$55,002. The amount due from Ms. Siu will be fully repaid upon listing.

On June 30, 2023, NCH agreed to forgive HKD55 million (US$7.02 million) due to NCH by the Company. The amount was credited to additional paid-in capital. The amount forgiven represented funds transferred from NCH to the Company to support the general operation of the Company during the six months period ended June 30, 2023.

Accounts payable — related party

The following table set forth the breakdown of our accounts payable — related party as of the dates indicated:

	As of December 31,				As of June 30,
	2021	2022	2023	2023	2023	2023
	HKD	HKD	HKD	US$	HKD	US$
Due to NCH(1)	—	—	3,361,755	430,393	6,805,337	868,438

____________

(1)      NCH waived HKD55 million from the amount owed to it during the six months ended June 30, 2023.

The accounts payable to NCH as of December 31, 2023 and June 30, 2023 were unsecured, interest free with repayment on demand.

During the year ended December 31, 2021, the largest amount outstanding with the related parties was HK$100,000 due from Ms. Siu and HK$35,676,751 due from NCH. During the year ended December 31, 2022, the largest amount outstanding with the related parties was HK$100,000 due from Ms. Siu and HK$39,333,707 due from NCH. During the six months ended June 30, 2023, the largest amount outstanding with the related parties was HK$55,002 from Ms. Siu and HK$35,425,377 due to NCH. During the year ended December 31, 2023, the largest amount outstanding with the related parties was HK$55,002 from Ms. Siu and HK$33,086,018 due to NCH.

Transactions with Related Parties

Related party transactions during the three years ended December 31, 2021, 2022 and 2023

		For the Years Ended December 31,
	Nature	2021	2022	2022	2023	2023
		HKD	HKD	USD	HKD	USD
Neo-Concept (Holdings) Company Limited(1)	Management fee(2)	4,223,236	—	—	—	—
Neo-Concept (Holdings) Company Limited(1)	Rental expense(3)	—	720,000	92,290	720,000	92,179
Neo-Concept (Holdings) Company Limited(1)	Purchase of apparel products(4)	29,522,341	103,159,420	13,223,024	38,351,844	4,910,042
Neo-Concept (Holdings) Company Limited(1)	Agency income received(5)	2,904,339	2,586,019	331,477	2,705,234	346,341

____________

(1)      An affiliate company incorporated in Hong Kong indirectly wholly-owned by the Controlling Shareholders.

(2)      Management fees, which included office overhead including rental and shared human resources expenses, were paid by Neo-Concept HK for use of the Hong Kong office located at 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Hong Kong for the years ended December 31, 2021. In December 2021, a group of employees of NCH were transferred to Neo-Concept HK and the arrangement for sharing human resource expenses was discontinued. On January 1, 2022, Neo-Concept HK and NCH entered into an official rental agreement for use of the Hong Kong office and the rental fees were accounted for as rental expenses for the year ended December 31, 2022 and 2023.

(3)      Rental expenses were paid by Neo-Concept HK for the lease of office premises located at 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Hong Kong.

(4)      During the normal course of business, Neo-Concept HK engaged NCH as supplier to produce and arrange delivery of products for its customers. The rates charged by NCH is consistent with the standard rates charged by Neo-Concept HK’s independent third-party supplier. We are of the opinion that the service fees paid to NCH, and the terms of service were negotiated at arm’s length.

(5)      Agency income refers to other income received from NCH, which was a discretionary payment made to Neo-Concept UK for promoting NCH’s products in the UK upon a pre-determined yearly sale target being achieved.

Related party transactions during the six months ended June 30, 2022 and 2023

		For the Six Months Ended June 30,
	Nature	2022	2023	2023
		HKD	HKD	USD
Neo-Concept (Holdings) Company Limited(1)	Rental expense(2)	360,000	360,000	45,876
Neo-Concept (Holdings) Company Limited(1)	Purchase of apparel products(3)	28,963,113	22,713,298	2,898,472

____________

(1)      An affiliate company incorporated in Hong Kong indirectly wholly-owned by the Controlling Shareholders.

(2)      Rental expenses were paid by Neo-Concept HK for the lease of office premises located at 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Hong Kong.

(3)      During the normal course of business, Neo-Concept HK engaged NCH as supplier to produce and arrange delivery of products for its customers. The rates charged by NCH are consistent with the standard rates charged by Neo-Concept HK’s independent third-party supplier. We are of the opinion that the service fees paid to NCH, and the terms of service were negotiated at arm’s length.

Bank Facilities and Other Borrowing

Bank borrowings as at December 31, 2021, 2022 and 2023 and June 30, 2023 are as follows:

Lender	Type	Maturity date	Currency	Interest rate	Balance as at December 31,					Balance as at June 30,
					2021	2022	2022	2023	2023	2023	2023
					HKD	HKD	US$	HKD	US$	HKD	US$
The Hongkong and Shanghai Banking Corporation Limited(1)	Trading finance	Within 1 year	HKD	Bank prevailing rates	27,472,039	44,500,679	5,704,118	—	—	33,448,796	4,268,443
HSBC UK Bank plc(2)	Term loan	June 15, 2026	GBP	2.5%	525,615	375,059	48,075	—	—	—	—
DBS Bank (Hong Kong) Limited(1)	Trading finance	Within 1 year	HKD	Bank prevailing rates	—	17,232,296	2,208,844	—	—	—	—
Dah Sing Bank, Limited(1)	Overdraft	Within 1 year	HKD	Bank prevailing rates	—	22,229,451	2,849,382	—	—	10,570,842	1,348,958
Citibank, N.A., Hong Kong Branch(3)	Trading finance	Within 1 year	US$	Bank prevailing rates	—	—	—	5,809,927	743,823	—	—
Total					27,997,654	84,337,485	10,810,419	5,809,927	743,823	44,019,638	5,617,401

____________

(1)      Neo-Concept HK, together with NCH entered into (as renewed or supplemented yearly where required) several banking facilities with banks in Hong Kong for combined banking facilities which were shared by Neo-Concept HK and NCH. The banking facilities were secured, details of which are set out as follows:

(a)      Unlimited personal guarantee by Ms. Siu;

(b)      Ms. Siu being a subordinated lender towards all sums of money owed by Neo-Concept HK and NCH;

(c)      Legal charge over certain properties and car parking spaces owned by Ms. Siu and an immediate family member of Ms. Siu and also assignment of rental from the properties and the car parking spaces;

(d)      Legal charge over certain deposits accounts held by NCH at the relevant banks;

(e)      Legal charge over certain investment funds held by NCH at the relevant banks;

(f)      Assignment of benefit from life insurances premium assets held by NCH at the relevant banks;

(g)      Assignment of benefit from life insurances premium assets held by Pure Diamond Limited, a related company in which Ms. Siu has interests, at a relevant bank;

(h)      Indemnity granted by NCH to relevant banks;

(i)      Guaranteed by 思宏時裝(中山)有限公司 (Neo-Concept Fashion (Zhongshan) Co., Ltd), a subsidiary company of NCH, amounting to HKD131 million; and

(j)      Cross-corporate guaranteed by Neo-Concept HK and NCH.

(2)      The loan was obtained in June 2020 having a tenure of 6 years with a fixed interest rate of 2.5% per annum. It was made under the Bounce Back Loan Scheme managed by the British Government (“BBLS Guarantee”). The BBLS Guarantee provides a full repayment guarantee to the lender on the loan.

(3)      Neo-Concept HK, together with NCH entered into banking facilities with Citibank, N.A., Hong Kong Branch for combined banking facilities which were shared by Neo-Concept HK and NCH. The banking facilities were secured, details of which are set out as follows:

(a)      Unlimited personal guarantee by Ms. Siu;

(b)      Ms. Siu being a subordinated lender towards all sums of money owed by Neo-Concept HK and NCH;

(c)      Legal charge over certain properties and car parking spaces owned by Ms. Siu and an immediate family member of Ms. Siu and also assignment of rental from the properties and the car parking spaces;

(d)      Legal charge over certain deposits accounts held by NCH at the relevant banks;

(e)      Indemnity granted by NCH to relevant banks; and

(f)      Cross-corporate guaranteed by Neo-Concept HK and NCH.

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee in connection with this offering and adopted an audit committee charter, which requires the committee to review and approve of all related party transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Ordinary Shares beneficially owned prior to this offering		Ordinary Shares beneficially held immediately after this offering
Directors	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares
Directors and executive officers(1)
Ms. Eva Yuk Yin Siu(3)	14,526,355	80.7%	14,526,355	72.6%
Ms. Man Chi Wai(4)	392,515	2.2%	392,515	2.0%
Mr. Patrick Kwok Fai Lau	—	—	—	—
Mr. Mark Gary Singer(2)	—	—	—	—
Mr. To Wai Suen(2)	—	—	—	—
Ms. Josephine Yeung Yan(2)	—	—	—	—
All directors and executive officers as a group (6 individuals)	14,918,870	82.9%	14,918,870	74.6%

5% principal shareholders:
Ms. Eva Yuk Yin Siu(3)	14,526,355	80.7%	14,526,355	72.6%
Asset Empire International Limited(3)(7)	14,526,355	80.7%	14,526,355	72.6%
Splendid Vibe Limited(3)(4)(7)	16,561,800	92.0%	16,561,800	82.8%
Neo-concept (BVI) Limited(5)(7)	14,761,800	82.0%	14,761,800	73.8%
Ample Excellence Limited(6)(7)	1,800,000	10.0%	1,800,000	9.0%
VIAPC 1 Limited(8)	1,642,930	9.1%	1,642,930	8.2%

____________

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

(1)      Except as otherwise indicated below, the business address for our directors and executive officers is 10/F, Seaview Centre, No.139-141 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

(2)      Each of Mr. Mark Singer, Mr. To-Wai Suen and Ms. Josephine Yan Yeung has accepted the appointment as our independent non-executive director, from the effective date of the registration statement from which this prospectus forms a part.

(3)      Ms. Eva Yuk Yin Siu, the chairlady of the Board, Chief Executive Officer, and a Director of the Company, owns the entire issued share capital of Asset Empire International Limited. Asset Empire International Limited, a company incorporated in the BVI with limited liability, holds 87.71% of the issued shares of Splendid Vibe Limited. Splendid Vibe Limited, a company incorporated in the BVI with limited liability, owns the entire issued share capital of Ample Excellence Limited and Neo-Concept (BVI) Limited.

(4)      Ms. Man Chi Wai, a Director of the Company, owns the entire issued share capital of Ultra Sky Group Holdings Limited. Ultra Sky Group Holdings Limited, a company incorporated in the BVI with limited liability, holds 2.37% of the issued shares of Splendid Vibe Limited. Splendid Vibe Limited, a company incorporated in the BVI with limited liability, owns the entire issued share capital of Ample Excellence Limited and Neo-Concept (BVI) Limited.

(5)      Neo-Concept (BVI) Limited, a company incorporated in the BVI with limited liability, owns 82.0% of the issued Shares of the Company (73.8% after the offering).

(6)      Ample Excellence Limited, a company incorporated in the BVI with limited liability, owns 10% of the issued Shares of the Company (9.0% after the offering).

(7)      The registered office address of each of these entities listed is Coastal Building, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, VG1110, British Virgin Islands.

(8)      VIAPC 1 Limited, a company incorporated in the Cayman Islands with limited liability, whose registered office address is at 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands, owns 9.1% of the issued Shares of the Company (8.2% after the offering).

DESCRIPTION OF SHARE CAPITAL

A copy of our Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 800,000,000 Ordinary Shares, par value US$0.0000625 each.

Assuming that we obtain the requisite shareholder approval, we will adopt our Memorandum and Articles of Association which will become effective and replace our current memorandum and articles of association in its entirety upon listing of our Ordinary Shares on the Nasdaq Capital Market. The following are summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Memorandum and Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)     all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;

(ii)    all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)   our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Where our board of directors or our Company in general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

(aa)   that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)  that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus, or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses, or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses, or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our board of directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our board of directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our board of directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our board of directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our board of directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our board of directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our board of directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges, or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)     if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively; and

(ii)    if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to these Articles and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid-up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)     in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)    in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)     increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)    consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)     sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(d)    cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)     convert all or any of our paid-up shares into stock and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Certain Cayman Islands Company Considerations

Exempted Company

We are an exempted company with limited liability under the Companies Act.

The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual general meeting;

•        an exempted company may issue no par value, negotiable or bearer shares;

•        an exempted company may obtain an undertaking against the imposition of any future taxation;

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association
Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Limitations on Personal Liability of Directors

Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

	Delaware	Cayman Islands
Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Interested Directors

Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Declaration of director’s interest are mainly governed by the terms of a company’s memorandum and articles of association.

	Delaware	Cayman Islands
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including but not limited to, alteration of the memorandum or articles of association, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, except that a company may in its articles of association specify that the required majority shall be a number greater than two-thirds, and may additionally so provide that any such majority (being not less than two-thirds) may differ as between matters required to be approved by a special resolution

Voting for Directors

Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Subject to our Articles of Association and the Companies Act, our Company may from time to time in general meeting by ordinary resolution elect any person to be a director either to fill a casual vacancy or as an additional director.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting.
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	As permitted by Cayman Islands law, the memorandum and articles of association may only be amended by a special resolution of the shareholders.
Nomination and Removal of Directors and Filling Vacancies on Board

Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors filling a casual vacancy are governed by the terms of the memorandum and articles of association.

	Delaware	Cayman Islands
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Delaware	Cayman Islands

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•   the statutory provisions as to the required majority vote have been met;

•   the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•   the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•   the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

	Delaware	Cayman Islands

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•   a company acts or proposes to act illegally or ultra vires;

•   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•   those who control the company are perpetrating a “fraud on the minority”.

	Delaware	Cayman Islands
Inspection of Corporate Records

Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Approval of Corporate Matters by Written Consent

Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.

Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

Our Articles of Association provide that our board of directors may, whenever it thinks fit, convene an extraordinary general meeting. Extraordinary general meetings shall also be convened on the requisition of one or more our shareholders holding, at the date of deposit of the requisition, not less than one tenth of the paid-up capital of our Company having the right of voting at general meetings.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Ordinary Shares, and while we intend to apply for approval to have our Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 20,000,000 outstanding Ordinary Shares, assuming no exercise of the underwriter’s over-allotment option. Of that amount, 2,000,000 Ordinary Shares will be publicly held by investors participating in this offering, and 18,000,000 Ordinary Shares will be held by our existing shareholders, including the Selling Shareholder, who are our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Ordinary Shares held by existing shareholders are, and any Ordinary Shares issuable upon exercise of options outstanding following the completion of this offering will be, restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-up Agreements

Our directors, executive officers and principal shareholders (defined as owners of 5% or more of our Ordinary Shares) have agreed, subject to the proposed resale of our Ordinary Shares by the controlling shareholder, Neo-Concept (BVI) Limited, under a Resale Prospectus and limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days from the date of this prospectus, without the prior written consent of Revere Securities LLC. See “Underwriting.”

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six (6) months, and any affiliate of the company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a sale may sell an unlimited number of restricted securities under Rule 144 if:

•        the restricted securities have been held for at least six (6) months, including the holding period of any prior owner other than one of our affiliates;

•        we have been subject to the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale; and

•        we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three (3) months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three (3) month period only that number of securities that does not exceed the greater of either of the following:

•        1% of the number of Ordinary Shares then outstanding, which will equal approximately 200,000 Class A Ordinary Shares immediately after the closing of this offering based on the number of Class A Ordinary Shares outstanding as of June 30, 2022; or

•        the average weekly trading volume of our Ordinary Shares in the form of Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three (3) months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six (6) month holding period of Rule 144, which does not apply to sales of unrestricted securities. Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resale of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, consultants or advisors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after we become a reporting company under the Exchange Act before selling any such shares.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sales by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sales must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

•        none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

•        in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

TAXATION

The following summary of material Cayman Islands, Hong Kong, United Kingdom, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporate tax. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There is no exchange control regulations or currency restrictions in effect in the Cayman Islands.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        individual retirement accounts or other tax-deferred accounts;

•        persons liable for alternative minimum tax;

•        persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

•        investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•        investors that have a functional currency other than the U.S. dollar;

•        persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court, and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

•        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income”, or the PFIC income test, or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, or the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares, and (ii) any gain recognized on a sale, exchange or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs, or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status, and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-United States subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and accordingly, cannot be classified as lower-tier PFICs. However, non-United States subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-United States subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least fifteen (15) days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest and other amounts paid by us in respect of our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations or other securities. All instruments relating to transactions in respect of our shares, debt obligations or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands provided that they do not relate to real estate in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Ordinary Shares of a PFIC.

Dividends

Subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received’’ deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation’’ to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that a holding period requirement (more than sixty (60) days of ownership, without protection from the risk of loss, during the 121-day period beginning sixty (60) days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “— Passive Foreign Investment Company Consequences’’), we will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in the Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange, or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “Passive Foreign Investment Company Consequences,’’ a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands and Hong Kong income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands and Hong Kong laws.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding, or selling our Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Ordinary Shares. Under the current laws of Hong Kong:

•        No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

•        Revenues gains from the sale of our Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

•        Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong such as, for example, in the Cayman Islands, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

BVI Taxation

All distributions, interest and other amounts paid by NCA to persons who are not resident in the BVI are exempt from the Income Tax Ordinance in the BVI. No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of NCA. All instruments relating to transfers of property to or by NCA and all instruments relating to transactions in respect of the shares, debt obligations or other securities of NCA and all instruments relating to other transactions relating to the business of NCA are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI. There are currently no withholding taxes or exchange control regulations in the BVI applicable to NCA or its shareholders.

UK Taxation

The following statements are of a general nature and do not purport to be a complete analysis of all potential UK tax consequences of acquiring, holding, and disposing of our Ordinary Shares. They are based on current UK tax law and on the current published practice of His Majesty’s Revenue and Customs (“HMRC”), as of the date of this prospectus, all of which are subject to change, possibly with retrospective effect. They are intended to address only certain United Kingdom tax consequences for holders of our Ordinary Shares who are tax resident in (and only in) the United Kingdom, and in the case of individuals, domiciled in (and only in) the United Kingdom who are the absolute beneficial owners of our Ordinary Shares and any dividends paid on them and who hold our Ordinary Shares as investments (other than in an individual savings account or a self-invested personal pension). They do not address the UK tax consequences which may be relevant to certain classes of holders of our Ordinary Shares such as traders, brokers, dealers, banks, financial institutions, insurance companies, investment companies, collective investment schemes, tax-exempt organizations, trustees, persons connected with us or a member of our group, persons holding our Ordinary Shares as part of hedging or conversion transactions, holders of our Ordinary Shares who have (or are deemed to have) acquired our Ordinary Shares by virtue of an office or employment. The statements do not apply to any holder of our Ordinary Shares who either directly or indirectly holds or controls 10% or more of our share capital (or class thereof), voting power or profits.

This summary is written on the basis that the Company is and remains resident for tax purposes outside the UK and will therefore not be subject to the UK tax regime (save as in respect of any UK source income). Any dividends paid by the Company will, on this basis, not be regarded as UK dividends.

The following is intended only as a general guide and is not intended to be, nor should it be considered to be, legal or tax advice to any particular prospective subscriber for, or purchaser of, our Ordinary Shares. Accordingly, prospective subscribers for, or purchasers of, our Ordinary Shares who are in any doubt as to their tax position regarding the acquisition, ownership, and disposition of our Ordinary Shares or who are subject to tax in a jurisdiction other than the United Kingdom should consult their own tax advisers.

Taxation of dividends

Withholding tax

We will not be required to withhold UK tax at source when paying dividends on our Ordinary Shares.

Income tax

An individual holder of our Ordinary Shares who is resident for tax purposes in the UK may, depending on his or her particular circumstances, be subject to UK tax on dividends received from us.

All dividends received by a UK resident individual holder of our Ordinary Shares from us or from other sources will form part of that holder’s total income for income tax purposes and will constitute the top slice of that income. A nil rate of income tax will apply to the first £1,000 of taxable dividend income received by the holder of our Ordinary Shares in the tax year ending 5 April 2024. The amount of dividend income subject to this nil rate (the “dividend allowance”) will reduce to £500 from 6 April 2024. Income within the nil rate dividend allowance will be taken into account in determining whether income in excess of the dividend allowance falls within the basic rate, higher rate or additional rate tax bands. Where the dividend income is above the dividend allowance, an amount of dividend income equal to the dividend allowance will be charged at the nil rate and any excess amount will be taxed at 8.75 per cent. to the extent that the excess amount falls within the basic rate tax band, 33.75 per cent. to the extent that the excess amount falls within the higher rate tax band and 39.35 per cent. to the extent that the excess amount falls within the additional rate tax band.

Corporation tax

Corporate holders of our Ordinary Shares that are resident for tax purposes in the UK should not be subject to UK corporation tax on any dividend received from us so long as the dividends qualify for exemption and certain conditions are met (including anti-avoidance conditions).

Taxation of disposals

A disposal or deemed disposal of our Ordinary Shares by an individual or corporate holder of such shares who is tax resident in the United Kingdom may, depending on that holder’s circumstances and subject to any available exemptions or reliefs (including, for example, the annual exempt amount for individuals which is currently £6,000, but will reduce to £3,000 from 6 April 2024), give rise to a taxable chargeable gain or allowable loss for the purposes of UK taxation of chargeable gains.

Any chargeable gain (or allowable loss) will generally be calculated by reference to the consideration received for the disposal of our Ordinary Shares less the allowable cost to the holder of acquiring such shares.

The applicable tax rates for individual holders of our Ordinary Shares realizing a gain on the disposal of such shares is, broadly, 10% for basic rate taxpayers and 20% for higher and additional rate taxpayers. The applicable tax rate for corporate holders of our Ordinary Shares realizing a gain on the disposal of such shares is currently 25 per cent. where the corporate holder has profits over £250,000 in the relevant period.

UK stamp duty (“Stamp Duty”) and UK stamp duty reserve tax (“SDRT”)

No UK Stamp Duty or SDRT should arise on the issue of our Ordinary Shares.

Subject to any available exemptions, UK Stamp Duty at a rate of 0.5% will in principle be payable on any instrument of transfer of Ordinary Shares that is executed in the United Kingdom or that relates to any property situated, or to any matter or thing done or to be done, in the United Kingdom.

Provided that Ordinary Shares are not registered in any register maintained in the United Kingdom by or on behalf of us and are not paired with any shares issued by a UK incorporated company, any agreement to transfer Ordinary Shares will not be subject to SDRT.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Revere Securities LLC, as representative of the underwriters, or the representative, in this offering. The representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this offering. The underwriters have agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Ordinary Shares
Revere Securities LLC	2,000,000
Total	2,000,000

The underwriters are committed to purchase all the Ordinary Shares offered by this prospectus if they purchase any Ordinary Shares. The underwriters are not obligated to purchase the Ordinary Shares covered by the underwriters’ over-allotment option to purchase Ordinary Shares as described below. The underwriters are offering the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Pricing of this Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Ordinary Shares in this offering does not necessarily bear any direct relationship to the assets, operations, book value or other established criteria of value of our company.

Over-Allotment Option

We have granted to the underwriters a 45-day option to purchase up to an aggregate of additional Ordinary Shares (equal to 15% of the number of Ordinary Shares sold in the offering), at the offering price per Ordinary Share less underwriting discounts. The underwriters may exercise this option for 45 days from the date of closing of this offering solely to cover sales of Ordinary Shares by the underwriters in excess of the total number of Ordinary Shares set forth in the table above. If any of the additional Ordinary Shares are purchased, the underwriters will offer the additional Ordinary Shares at $4.50 per Ordinary Share, the offering price of each Ordinary Share.

Discounts and Expenses

The underwriting discounts for the shares and the over-allotment shares are equal to 7.0% of the initial public offering price.

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

		Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price	$4.500	$9,000,000	$10,350,000
Underwriting discounts to be paid by us	$0.315	$630,000	$724,500
Proceeds to us, before expenses	$4.185	$8,370,000	$9,625,500

We will also pay to the representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 2.0% of the gross proceeds received by us from the sale of the shares, including any shares issued pursuant to the exercise of the representative’s over-allotment option.

We have agreed to reimburse the representative up to a maximum of US$125,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). As of the date of this prospectus, we have paid US$15,000 to the representative as an advance against out-of-pocket accountable expenses. Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have also agreed to pay the representative advisory fees in the amount of $70,000, of which $35,000 have been paid as of the date of this prospectus, with the balance to be paid at closing of the offering.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately $1,255,927.

Right of First Refusal

We have agreed to grant the representative, for the 12-month period from the closing date of the offering, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”), which right is exercisable in the representative’s sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead or joint-lead manager for any underwritten public offering; (b) acting as lead or joint book-runner or lead or joint placement agent, initial purchaser in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal granted hereunder may be terminated by the Company for “cause,” which shall mean a material breach by the representative of the terms of its engagement letter with the Company or a material failure by the representative to provide the services as contemplated by such engagement letter.

Lock-Up Agreements

Our directors, executive officers and principal shareholders (defined as owners of 5% or more of our Ordinary Shares) have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days from the date of this prospectus, without the prior written consent of the representative.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the representative, for a period of 180 days from the date of this prospectus.

Foreign Regulatory Restrictions on Purchase of our Ordinary Shares

We have not taken any action to permit a public offering of our Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Ordinary Shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to the offering arising under the Securities Act and the Exchange Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Listing

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on Nasdaq Capital Market under the symbol “NCI”. There can be no assurance that we will be successful in listing our Ordinary Shares on Nasdaq Capital Market or another national exchange and if such listing is not obtained then this offering will be terminated.

Electronic Offer, Sale, and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute prospectus electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our ordinary shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•        Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

•        Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

•        Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

•        A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or delaying a decline in the market price of our Ordinary Shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation, or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the ordinary shares in certain countries.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our Ordinary Shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan, the Republic of China

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China, pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in the Cayman Islands

The Ordinary Shares are not being and may not be offered to the public or to any person in the Cayman Islands for purchase or subscription by us or on our behalf. The Ordinary Shares may be offered to exempted companies incorporated under the Companies Act (as amended) (each a “Cayman Islands Company”), but only where the offer will be made to, and received by, the relevant Cayman Islands Company entirely outside of the Cayman Islands.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

Appleby, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Appleby has informed us that any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against our Company in a foreign court (other than certain judgments of a superior court of certain states of the Commonwealth of Australia) will be recognized as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

United Kingdom

England and Wales is not party to any convention or bilateral treaty with the United States providing for the reciprocal recognition and enforcement of judgments. As a result, a judgment obtained in a court in the United States against the guarantors (or their directors or officers) incorporated (or located) in England and Wales will not automatically be recognized or enforced in England and Wales but may be enforceable by separate action on the judgment in accordance with English common law rules.

To obtain an enforceable judgment in England and Wales, the claimant would be required to bring fresh proceedings before the competent court in England and Wales. In such an action, the English court is unlikely to re-examine the merits of the original case decided by a United States court.

According to current practice, the English court will (subject to the following matters) enforce the judgment of a court in the United States in a claim in personam provided that the following conditions inter alia are satisfied:

(a)     the judgment is for a debt or fixed or ascertainable sum of money (provided that the judgment does not relate to U.S. penal, revenue or other public laws);

(b)    the judgment is final and conclusive; and

(c)     the court in the United States had, at the time when proceedings were served, jurisdiction over the judgment debtor in accordance with the English rules of private international law.

An English court will not, however, enforce that judgment if the judgment debtor satisfies the court that:

(a)     the judgment was (i) procured by fraud, or (ii) given in breach of principles of natural or substantial justice;

(b)    recognition of the judgment would be contrary to English public policy;

(c)     the judgment is a judgment on a matter previously determined by an English court or another court whose judgment is entitled to recognition in England or conflicts with an earlier judgment of such court;

(d)    the judgment was obtained in breach of an agreement for the settlement of disputes (otherwise than by proceedings in a United States court);

(e)     the judgment is of a kind specified in Section 5 of the Protection of Trading Interests Act 1980 (judgments for multiple damages, etc.) or based on measures designated by the Secretary of State under Section 1 of that Act (overseas measures affecting UK trading interests); or

(f)     enforcement proceedings are time barred under the Limitation Act 1980.

If the English court gives judgment for the sum payable under a judgment of a United States court, the English judgment would be enforceable by the methods generally available for the enforcement of English judgments. These give the court discretion whether to allow enforcement by any particular method. In addition, it may not be possible to obtain an English judgment or to enforce any English judgment if the judgment debtor is subject to any insolvency or similar proceedings, if there is delay, if an appeal is pending or anticipated against the English judgment in England or against the foreign judgment in the courts of the United States or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Additionally, any security interest created under the Senior Secured Credit Facilities, the Existing Senior Secured Notes and the notes may be affected in circumstances where the English courts provide judicial assistance to persons empowered under foreign bankruptcy law to act on behalf of an insolvent company.

It is unclear whether a judgment awarding monetary damages under the U.S. federal securities laws would constitute an unenforceable penalty. One court has held on an interim application that a U.S. judgment awarding in favor of the United States Securities and Exchange Commission disgorgement of ill-gotten gains does not constitute a penalty. However, the position has not been finally settled.

Original actions in courts of England and Wales

It is questionable whether an English court would accept jurisdiction and impose civil liability on a guarantor incorporated in England and Wales if the original action against the guarantor was commenced in England and Wales, instead of the United States, and predicated upon U.S. securities laws.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$3,173
The Nasdaq Capital Market listing fee	75,000
FINRA filing fee	3,725
Printing expenses	24,000
Legal fees and expenses	439,128
Accounting fees and expenses	482,750
Transfer agent and registrar fee and expenses	3,150
Miscellaneous	225,001
Total	1,255,927

____________

*        To be completed by amendment.

LEGAL MATTERS

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon us by Loeb & Loeb LLP. The underwriter is being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities laws. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Appleby. Certain legal matters as to Hong Kong law will be passed upon for us by CFN Lawyers. Loeb & Loeb LLP may rely upon Appleby with respect to matters governed by Cayman Islands law and CFN Lawyers with respect to matters governed by Hong Kong law. Hunter Taubman Fischer & Li LLC may rely upon CFN Lawyers with respect to matters governed by Hong Kong law and Appleby with respect to matters governed by Cayman Islands law.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2021 and 2022 included in this prospectus have been so included in reliance on the report of WWC, P.C. an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of WWC, P.C. is 2010 Pioneer Court, San Mateo, California 94403.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a website at www.neo-ig.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm (PCAOB ID: 1171)	F-28
Condensed Consolidated Balance Sheet as of December 31, 2022 and Unaudited Interim Condensed Balance Sheet as of June 30, 2023	F-29
Unaudited Interim Condensed Statements of Income and Comprehensive Income for the Six Months Ended June 30, 2022 and 2023	F-30
Unaudited Interim Condensed Statements of Changes of Shareholders’ Deficit for the Six Months Ended June 30, 2022 and 2023	F-31
Unaudited Interim Condensed Statements of Cash Flows for the Six Months Ended June 30, 2022 and 2023	F-32
Notes to the Unaudited Condensed Consolidated Financial Statements	F-33
Schedule I — Parent Only Financial Information	S-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of
Neo-Concept International Group Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Neo-Concept International Group Holdings Limited and its subsidiaries (collectively the “Company”) as of December 31, 2021 and 2022, and the related consolidated statements of income and comprehensive income, changes of shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had accumulated losses, a working capital deficit, and net cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on our financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of our internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.
Certified Public Accountants
PCAOB ID: 1171

We have served as our auditor since 2022.
San Mateo, California
May 8, 2023, except for Notes 18 and 20, as to which the date is November 1, 2023.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2021 AND 2022

	As of December 31,
	2021	2022	2022
	HKD	HKD	US$
ASSETS
CURRENT ASSETS
Cash and cash equivalents	1,428,243	8,593,063	1,101,463
Accounts receivable, net	29,708,803	10,339,186	1,325,282
Other current assets, net	584,029	4,380,864	561,541
Due from related parties	7,342,784	16,272,733	2,085,847
Inventories, net	680,017	1,299,895	166,621
Total current assets	39,743,876	40,885,741	5,240,754

NON-CURRENT ASSETS
Property and equipment, net	21,767	54,926	7,040
Right-of-use assets, net	—	653,344	83,746
Intangible assets, net	274,686	112,049	14,362
Other non-current assets, net	178,709	159,401	20,432
Deferred tax assets, net	7,876	7,876	1,010
Total non-current assets	483,038	987,596	126,590
Total assets	40,226,914	41,873,337	5,367,344

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Bank borrowings	27,472,039	83,962,426	10,762,344
Accounts payable	84,614,300	10,429,941	1,336,915
Accruals and other payables	1,321,600	2,242,615	287,458
Operating lease liabilities	—	653,344	83,747
Tax payable	1,883,634	4,885,548	626,232
Total current liabilities	115,291,573	102,173,874	13,096,696

NON-CURRENT LIABILITIES
Bank borrowings	525,615	375,059	48,075
Total non-current liabilities	525,615	375,059	48,075
Total liabilities	115,817,188	102,548,933	13,144,771

COMMITMENTS AND CONTINGENCIES	—	—	—

SHAREHOLDERS’ DEFICIT
Ordinary shares: US$0.0000625 par value, 800,000,000 shares authorized as of December 31, 2021 and 2022; 18,000,000 shares issued and outstanding as of December 31, 2021 and 2022*	8,775	8,775	1,125
Additional paid-in capital	91,225	91,225	11,693
Accumulated other comprehensive (losses) income	(543,424)	1,970,738	252,610
Accumulated losses	(75,146,850)	(62,746,334)	(8,042,855)
Total shareholders’ deficit	(75,590,274)	(60,675,596)	(7,777,427)
Total liabilities and shareholders’ deficit	40,226,914	41,873,337	5,367,344

____________

*        Giving retroactive effect to all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 14, 2023

The accompanying notes are an integral part of these consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

	Year ended December 31,
	2021	2022	2022
	HKD	HKD	US$
REVENUES, NET	240,536,527	347,451,568	44,536,508

COST OF REVENUES
– Related parties	(29,522,341)	(103,159,420)	(13,223,024)
– External	(188,421,081)	(202,457,187)	(25,951,059)
	(217,943,422)	(305,616,607)	(39,174,083)
Gross profit	22,593,105	41,834,961	5,362,425

EXPENSES
Selling and marketing	(3,133,094)	(2,631,231)	(337,272)
General and administrative	(14,986,860)	(20,268,417)	(2,598,015)
Total expenses	(18,119,954)	(22,899,648)	(2,935,287)
INCOME FROM OPERATION	4,473,151	18,935,313	2,427,138

OTHER INCOME (EXPENSES)
Interest income	1	1	—
Interest expense	(2,492,179)	(6,133,455)	(786,189)
Other income	5,217,777	2,586,019	331,477
Exchange loss, net	(5,953)	(7,444)	(954)
Total other income (expenses), net	2,719,646	(3,554,879)	(455,666)
INCOME BEFORE TAX EXPENSES	7,192,797	15,380,434	1,971,472
INCOME TAX EXPENSES	(1,742,282)	(2,979,918)	(381,967)
NET INCOME	5,450,515	12,400,516	1,589,505
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	138,058	2,514,162	322,266
TOTAL COMPREHENSIVE INCOME	5,588,573	14,914,678	1,911,771
Weighted average number of ordinary shares:
Basic and diluted*	18,000,000	18,000,000	18,000,000
EARNINGS PER SHARE – BASIC AND DILUTED*	0.30	0.69	0.09

____________

*        Giving retroactive effect to all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 14, 2023

The accompanying notes are an integral part of these consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES OF SHAREHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

	Ordinary shares		Additional paid-in capital	Accumulated other comprehensive (losses) income	Accumulated losses	Total shareholders’ deficit
	No. of shares*	Par value
		HKD	HKD	HKD	HKD	HKD
BALANCE, January 1, 2021	18,000,000	8,775	91,225	(681,482)	(78,082,256)	(78,663,738)
Net income	—	—	—	—	5,450,515	5,450,515
Distribution in specie and cash	—	—	—	—	(2,515,109)	(2,515,109)
Foreign currency translation	—	—	—	138,058	—	138,058
BALANCE, December 31, 2021	18,000,000	8,775	91,225	(543,424)	(75,146,850)	(75,590,274)
Net income	—	—	—	—	12,400,516	12,400,516
Foreign currency translation	—	—	—	2,514,162	—	2,514,162
BALANCE, December 31, 2022	18,000,000	8,775	91,225	1,970,738	(62,746,334)	(60,675,596)
BALANCE, December 31, 2022 (US$)		1,125	11,693	252,610	(8,042,855)	(7,777,427)

____________

*        Giving retroactive effect to all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 14, 2023

The accompanying notes are an integral part of these consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2022

	Year ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Cash flows from operating activities
Net income	5,450,515	12,400,516	1,589,505
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of plant and equipment	136,236	11,114	1,425
Amortization of intangible assets	151,634	137,358	17,607
Changes in operating assets and liabilities
Accounts receivable	(29,744,236)	19,369,617	2,482,807
Other current assets	(589,596)	(3,796,835)	(486,680)
Inventories	646,291	(619,878)	(79,456)
Accounts payable	32,554,096	(74,184,359)	(9,508,987)
Accruals and other payables	(76,800)	921,015	118,056
Tax payable	1,742,282	3,001,914	384,787
Net cash generated from (used in) operating activities	10,270,422	(42,759,538)	(5,480,936)
Cash flows from investing activities
Purchase of property and equipment	(78,190)	(73,526)	(9,425)
Cash used in investing activities	(78,190)	(73,526)	(9,425)
Cash flows from financing activities
Proceeds from bank borrowings	243,090,875	508,716,999	65,207,588
Repayment for bank borrowings	(220,367,256)	(452,377,168)	(57,985,922)
Distribution in cash	(266,559)	—	—
Advance to related parties	(31,642,544)	(6,341,947)	(812,914)
Net cash (used in) from financing activities	(9,185,484)	49,997,884	6,408,752
Net increase in cash and cash equivalents	1,006,748	7,164,820	918,391
Cash and cash equivalents at the beginning of the year	421,495	1,428,243	183,072
Cash and cash equivalents at the end of the year	1,428,243	8,593,063	1,101,463

Supplementary cash flow information
Interest received	1	1	—
Interest paid	(2,889,864)	(6,102,137)	(782,175)
Tax paid	—	(21,996)	(2,819)

Non-cash investing and financing activities: Supplemental schedule of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	—	1,406,891	180,336
Distribution in specie	(2,248,550)	—	—

The accompanying notes are an integral part of these consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.      organization and principal activities

Business

Neo-Concept International Group Holdings Limited (“We”, “us”, “Our”, “our Company”, the “Company” or “NCI”), through its wholly-owned subsidiaries is engaged in one-stop apparel solution services, offering a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving the European, and North American markets. In addition, we sell apparel products in the United Kingdom (“UK”) under the licensed brand “les 100 ciel” through our retail stores since 2000. NCI and its subsidiaries are thereafter referred as the “Group” hereafter.

Organization and reorganization

NCI, incorporated in July 2021 under the laws of the Cayman Islands, is the holding company of our Group.

Neo-Concept Apparel Group Limited (“NCA”), a British Virgin Islands (“BVI”) business company limited by shares incorporated in August 2008, is the immediate holding company of Neo-Concept International Company Limited (“Neo-Concept HK”). The equity interest of NCA was ultimately held as to 94% by Ms. Eva Yuk Yin Siu (our “Controlling Shareholder”, or “Ms. Siu”) and 6% by Ms. Man Chi Wai (“Ms. Wai”) through certain intermediate holding companies prior to the Group Reorganization (see below).

Neo-Concept HK, a company incorporated in Hong Kong with limited liability in October 1992, is the immediate holding company of Neo-Concept (UK) Limited, and is our operating subsidiary in Hong Kong.

Neo-Concept (UK) Limited (“Neo-Concept UK”), a company incorporated in the UK with limited liability in August 2000, is a direct wholly owned subsidiary of Neo-Concept HK, and is our operating subsidiary in the UK.

Neo-Concept (NY) Corporation (“Neo-Concept NY”), a company incorporated in the United States of America (“USA”) with limited liability in June 2, 1999, was a direct wholly owned subsidiary of Neo-Concept HK, and was disposed of via distribution in December 2021.

Pursuant to a group reorganization (the “Group Reorganization”) to rationalize the structure of the Company and its subsidiary companies in preparation for the listing of our shares, the Company became the holding company of the Group on October 29, 2021, which involved the transfer of 100 shares of NCA (representing 100% of the issued shares of NCA) by Ms. Siu and Ms. Wai to the Company in exchange for 100 shares of Neo-Concept (BVI) Limited (“NC (BVI)”) (representing 100% of the issued shares of NC (BVI)), a then 100% held subsidiary of the Company, to be transferred to Splendid Vibe Limited, a company incorporated in BVI and was held as to 94% by Ms. Siu and 6% by Ms. Wai ultimately. The Company, together with its wholly owned subsidiaries, are effectively controlled by the same shareholders, i.e., ultimately held as to 94% by Ms. Siu and 6% by Ms. Wai, before and after the Group Reorganization and therefore the Group Reorganization is considered as a recapitalization of entities under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination. The consolidated statements of income and comprehensive income, consolidated statements of changes of shareholders’ deficit and consolidated statements of cash flows are prepared as if the current Group structure had been in existence throughout the year ended December 31, 2022 and the period before the Group Reorganization had taken place, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period. In this connection, the consolidated balance sheets as at December 31, 2021 and 2022, and as at the date before the Group Reorganization had taken place present the assets and liabilities of the companies now comprising the Group which had been incorporated/established as at the relevant balance sheet date as if the current group structure had been in existence at those dates.

Upon the Group Reorganization and as at the date of this report, details of the subsidiary companies are as follows:

Name	Background	Ownership
Neo-Concept Apparel Group Limited	• A BVI company • Incorporated in August 2008 • Issued Share Capital of US$100 • Intermediate holding company	100% owned by NCI

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.      organization and principal activities (cont.)

Name	Background	Ownership
Neo-Concept International Company Limited	• A Hong Kong company • Incorporated in October 1992 • Issued Share Capital of HKD100,000 • Provision of one-stop apparel solution services	100% owned by NCA
Neo-Concept (UK) Limited	• A UK company • Incorporated in August 2000 • Issued Share Capital of GBP100 • Provision of online and offline retail sales of apparel products	100% owned by Neo-Concept HK

2.      Summary of Significant Accounting Policies and Practices

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for information pursuant to the rules and regulations of the Securities and Exchange Commission.

Going Concern and management’s plan

Our working capital deficits were HKD75,547,697 and HKD61,288,133 (US$7,855,942) as of December 31, 2021 and 2022, respectively. We have also accumulated losses and we had net cash outflows from operating activities. We intend to meet the cash requirements for the next 12 months from the issuance date of these consolidated financial statements through operations and financial support from our Controlling Shareholder, financial institutions, and investors. We are continuing to focus on improving operational efficiency and cost reductions and enhancing efficiency. Our ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet our current and future liquidity needs.

Despite the Company’s efforts to obtain additional funding and reduce operating costs, there is no assurance that the Company’s plans and actions will be successful. Therefore, there is a substantial doubt about the ability of the Company to continue as a going concern, and that it may be unable to realize its assets and discharge its liabilities in the normal course of business. The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Merger accounting for business combinations involving entities under common control

The consolidated financial statements incorporate the financial statements items of the combining entities or businesses in which the common control combination occurs as if they had been combined from the date when the combining entities or businesses first came under the control of the controlling parties.

The net assets of the combining entities or businesses are combined using the existing book values from the controlling parties’ perspective. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination, to the extent of the continuation of the controlling parties’ interest.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

The combined statement of comprehensive income includes the results of each of the combining entities or businesses from the earliest date of presented or since the date when the combining entities or businesses first came under the common control, where this is a shorter period, regardless of the date of the common control combination.

Distributions of non-cash assets to owners

The distribution of non-cash assets to owners by way of disposal of a subsidiary is accounted for as equity transaction as both the seller (i.e., Neo-Concept HK) and the acquirer (i.e., NC (BVI)) are ultimately controlled by the same parties both before and after the distribution. Any difference between the carrying amount of the distributed subsidiary and the consideration paid or received is recognized directly in equity and attributed to the owners of the Group.

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for property and equipment, valuation allowance for deferred tax assets, fair value of financial instruments and contingencies. Actual results could vary from the estimates and assumptions that were used.

Risks and uncertainties

Beginning in January 2020, the outbreak of COVID-19 has severely impacted the global economy and has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. Our business and operations have been affected as a result, including implementation of temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely.

We have gradually resumed normal operations since 2021. Many of the quarantine measures within Hong Kong have been relaxed in the first quarter in 2021. However, if the situation materially deteriorates in Hong Kong, China or elsewhere in the world, our business, results of operations and financial condition could be materially and adversely affected. We will regularly assess and adopt measures to offset any challenges created by the ongoing pandemic.

Functional currency and foreign currency translation

We use Hong Kong dollars (“HKD”) as our reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and BVI is the United States dollar (“US$”) and the functional currency of the functional currency of its Hong Kong subsidiary is the Hong Kong dollar (“HKD”), and its UK subsidiary is the Pound Sterling (“GBP”). The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) 830, Foreign Currency Matters.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income (expense), net in the consolidated statements of comprehensive income.

The financial statements of the Group are translated from the functional currency into HKD. Assets and liabilities are translated at the exchange rates at the balance sheet date. Equity accounts other than earnings generated in the current period are translated into HKD using the appropriate historical rates. Revenues and expenses, gains and losses are translated into HKD using the periodic average exchange rate for the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a component of other comprehensive income (expense) in the consolidated statements of comprehensive income.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Convenience translation

Translations of amounts in the consolidated balance sheet, consolidated statements of income and consolidated statements of cash flows from HKD into US$ as of and for the year ended December 31, 2022, are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HKD7.8015, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HKD amounts could have been, or could be, converted, realized, or settled into US$ at such rate or at any other rate.

Cash and cash equivalents

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable and allowance for doubtful debts

Accounts receivable are recorded at original invoice amount less an estimated allowance for uncollectible accounts. Management regularly reviews outstanding accounts and provides an allowance for doubtful accounts. When collection of the original invoice amounts is no longer probable, we will either partially or fully write-off the balance against the allowance for doubtful accounts.

In establishing the required allowance for doubtful accounts, management considers historical collection experience, aging of the receivables, the economic environment, industry trend analysis, and the credit history and financial conditions of the customers. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted, normally past due for over 1 year, and that the likelihood of collection is not probable.

Other non-current assets, net

Other current assets are rental deposits.

Other current assets, net

Other current assets, net primarily include deferred IPO costs, advances to staff and prepaid tax and others.

Inventories, net

Inventories, representing finished goods for sale, are stated at the lower of cost or net realizable value, using the weighted average method. We evaluate the need for impairment associated with obsolete, slow-moving, and non-saleable inventory by reviewing net realizable value on a periodic basis but at least annually. Only defective products are eligible for returning to our materials suppliers.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sale are credited or charged to operations.

We depreciate property and equipment using the straight-line method as follows:

Leasehold improvement	Over the shorter of the terms of leases or 5 years when the renewal of leases is unconditional
Furniture, fixtures, and office equipment	6 years to 7 years

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Intangible assets, net

Intangible assets are primarily purchased from third parties. Purchased intangible assets are initially recognized and measured at cost upon acquisition. Intangible assets that have determinable lives are amortized over their estimated useful lives based upon the usage of the asset, which is approximated using a straight-line method as follows:

Computer software – Point-of-sale system	10 years

Impairment for long-lived assets

Long-lived assets, representing property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2021 and 2022, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by us.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Accounts payable

Accounts payable represents trade payables to vendors.

Accruals and other payables

Accruals and other payables primarily include payroll payable, accrued expense, interest payable and other accrual and payables.

Leases

Before January 1, 2020, we applied ASC Topic 840 (“ASC 840”), “Leases”, and each lease is classified at the inception date as either a capital lease or an operating lease.

We adopted ASC 842, “Leases” (“ASC 842”) on January 1, 2020, using the modified retrospective transition method through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedient. We categorized leases with contractual terms longer than twelve months

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

as either operating or finance lease. The adoption of ASC 842 resulted in recognition of Operating Right-of-use (“ROU”) assets of HKD541,625 and operating lease liabilities of and HKD541,625 as of January 1, 2020. There is no impact to accumulated deficit at adoption.

ROU assets represent our rights to use underlying assets for the lease terms and lease liabilities represent our obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets.

Lease payments that depend on the future use of the leased property, such as sales volume during the lease term, are contingent rentals and, accordingly, are excluded from minimum lease payments in their entirety in accordance with ASC 840-10-25-5. Accordingly, these contingent rentals are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Lease payments of the Group’s retail stores located in the UK are charged based on the sales volume during the lease terms and therefore they are excluded from the recognition of ROU assets and lease liabilities on the consolidated balance sheets.

Bank borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in consolidated statements of income over the period of the borrowings using the effective interest method.

Employee Benefit Plan

Payments to the Mandatory Provident Fund Scheme under the Hong Kong Mandatory Provident Fund Schemes Ordinance and state-managed retirement benefit schemes in other jurisdictions are recognized as an expense when employees have rendered service entitling them to the contributions.

Related parties

We adopted ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

The details of related party transaction during the year ended December 31, 2021 and 2022, and balances as at December 31, 2021 and 2022 are set out in note 12.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Revenue Recognition

We adopted ASC Topic 606, “Revenue from Contracts with Customers”, and all subsequent ASUs that modified ASC 606 on April 1, 2017, using the full retrospective method which requires us to present the financial statements for all periods as if Topic 606 had been applied to all prior periods. We derive revenue principally from sales of private-labelled apparel products and sales of own-branded apparel products in our retail stores. Revenue from contracts with customers is recognized using the following five steps:

1.      Identify the contract(s) with a customer;

2.      Identify the performance obligations in the contract;

3.      Determine the transaction price;

4.      Allocate the transaction price to the performance obligations in the contract; and

5.      Recognize revenue when (or as) the entity satisfies a performance obligation.

A contract contains a promise (or promises) to transfer goods or services to a customer. A performance obligation is a promise (or a group of promises) that is distinct. The transaction price is the amount of consideration a company expects to be entitled from a customer in exchange for providing the goods or services.

The unit of account for revenue recognition is a performance obligation (a good or service). A contract may contain one or more performance obligations. Performance obligations are accounted for separately if they are distinct. A good or service is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and the good or service is distinct in the context of the contract. Otherwise, performance obligations are combined with other promised goods or services until we identify a bundle of goods or services that is distinct. Promises in contracts which do not result in the transfer of a good or service are not performance obligations, as well as those promises that are administrative in nature, or are immaterial in the context of the contract. We have addressed whether various goods and services promised to the customer represent distinct performance obligations. We applied the guidance of ASC Topic 606-10-25-16 through 18 in order to verify which promises should be assessed for classification as distinct performance obligations.

Our revenues from sales of private-labelled apparel products and sales of own-branded apparel products in our retail stores and digital channels are recognized at a point in time.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price.

Transaction price is the amount of consideration in the contract to which we expect to be entitled in exchange for transferring the promised goods or services. The transaction price is fixed and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if we do not receive a separate identifiable benefit from the customer. Revenue is recognized at a point in time. Typically, performance obligation for products where the process is described as below, the performance obligation is satisfied at point in time.

The Company currently generates its revenue from the following main sources:

Sale of private-labelled apparel products-customized original design manufacturer

We currently generate our revenue from the sale of private-labelled apparel products. We are an original design manufacturer. We offer customized design and manufacturing services to customers. We typically receive purchase orders from our customers who operate retail stores, which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

obligations that we must fulfil in order to recognize revenue. There is only one performance obligation as a series of services of this revenue stream are interrelated and are not separable or distinct as our customers cannot benefit from the standalone task (i.e. customers do not obtain any benefits other than the finished products). The key performance obligation is the delivery of the finished product to the customer at their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. Typical payment terms set forth in the purchase order ranges from 30 to 90 days from invoice date.

The transaction price does not include variable consideration provision for right of return as we do not have sales return policy and no sales return is offered. No right of return is included in the revenue of the Company.

Retail sale of own-branded apparel products-“les 100 ciels”

We currently generate our revenue from the sale of own-branded apparel products through our physical and digital channels. Retail revenue at a point of sale is measured at the fair value of the consideration received at the time the sale is made to the customer, net of discounts. Customers settle the consideration by cash or credit cards. For online sales, we have elected to treat shipping and handling as fulfillment activities and not a separate performance obligation. Accordingly, we recognize revenue for our single performance obligation related to online sales at the time control of the merchandise passes to the customer, which is generally at the time of shipment.

The transaction price includes variable consideration provision for right of return as we have sales return policy. We record an allowance for estimated merchandise returns based on our historical return patterns and various other assumptions that management believes to be reasonable. For the years ended December 31, 2021 and 2022, we are not aware of any material claims against us in relation to defective products, nor any material product returns from our customers.

Following the adoption of ASC 606, we considered the guidance set forth in ASC 340-40, and determined that an asset would be recognized from costs incurred to fulfill a contract under ASC 340-40-25-5 only if those costs meet all of the following criteria:

•        The costs relate directly to a contract or an anticipated contract that the entity can specifically identify (for example, costs relating to services to be provided under the renewal of an existing contract or costs of designing an asset to be transferred under a specific contract that has not yet been approved).

•        The costs generate or enhance resources of the entity that will be used in satisfying (or continuing to satisfy) performance obligations in the future.

•        The costs are expected to be recovered.

The Company elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less.

Costs that relate directly to a contract include cost of purchasing of private-labelled and own-branded apparel products from suppliers.

We elected to treat shipping and handling costs undertaken by the Company after the customer has obtained control of the related goods as a fulfillment activity and present as transportation costs in selling and marketing expenses.

Costs associated with the production of advertising, such as writing, printing, and other costs, are expensed as incurred. Costs associated with communicating advertising that has been produced, such as magazine costs, are expensed when the advertising event takes place.

Cost of revenues

Cost of revenues of private-labelled apparel products and cost of revenues of own-branded apparel products in our retail stores, which are directly related to revenue-generating transactions, primarily consist of cost of purchasing of private-labelled and own-branded apparel products from suppliers, and inbound shipping and handling cost.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Selling and marketing expenses

Selling and marketing expenses consist primarily of transportation and distribution expenses and marketing and displaying expenses.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related social insurance costs for our operations and supporting personnel, office rental and office expenses, insurance, amortization of intangible assets, write-down of inventories, allowance for doubtful debts, depreciation, professional services fees, and other expenses related to general operations.

Shipping and handling costs

Shipping and handling costs are expensed as incurred. Inbound shipping and handling costs associated with bringing the products from suppliers to the Company’s retail stores are included in cost of revenues. Outbound shipping and handling costs associated with shipping and delivery the products to customers are included in selling and marketing expenses.

Government subsidies

Government subsidies are recognized as income in other income or as a reduction of specific costs and expenses for which the subsidies are intended to compensate. Such amounts are recognized in the consolidated statements of income upon receipt and when all conditions attached to the subsidies, such as companies are required to stay in the same level of employment, are fulfilled.

Income taxes

We account for income taxes pursuant to ASC Topic 740, “Income Taxes”. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

We adopted ASC Topic 740-10-05, “Income Tax”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the consolidated financial statements. It also provides accounting guidance on derecognizing, classification, and disclosure of these uncertain tax positions.

Our policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expenses.

Value added tax (“VAT”)

Our subsidiary in UK is subject to VAT and related surcharges on revenue generated from sale of products. The Group records revenue net of VAT. Entities that are VAT general taxpayers are allowed to offset qualified input VAT, paid to suppliers against their output VAT liabilities. The standard rate of the United Kingdom VAT is 20% for the years ended December 31, 2021 and 2022.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Comprehensive Income

We present comprehensive income in accordance with ASC Topic 220, “Comprehensive Income”. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. The components of comprehensive income were the net income for the years and the foreign currency translation adjustments.

Commitments and Contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings per share

We compute earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2021 and 2022, there were no dilutive shares.

Recently issued accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. In November 2019, the FASB issued ASU 2019-10, “Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842)” (“ASU 2019-10”). ASU 2019-10 (i) provides a framework to stagger effective dates for future major accounting standards and (ii) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 changes some effective dates for certain new standards on the following topics in the FASB Accounting Standards Codification (ASC): (a) Derivatives and Hedging (ASC 815)–now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (b) Leases (ASC 842) — now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (c) Financial Instruments — Credit Losses (ASC 326) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years; and (d) Intangibles — Goodwill and Other (ASC 350) — now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company plans to adopt this guidance effective January 1, 2023 and the adoption of this ASU is not expected to have a material impact on its consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes” (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 will simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Company adopted this guidance on January 1, 2021 and the adoption of this ASU did not have a material impact on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional practical expedients to simplify accounting for reference rate reform. Amongst other practical expedients, the update allows for contract modifications due to reference rate reform for certain receivables and debt contracts to be accounted for by prospectively adjusting the effective interest rate. The amendments in this ASU are effective for all entities beginning on March 12, 2020, and companies may elect to apply the amendments prospectively through December 31, 2022. The adoption of the ASU 2018-13 did not have a material impact on the Company’s consolidated financial statements.

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3.      Segment information

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on management’s assessment, the Company has determined that it has only one operating segment.

4.      INVENTORIES, NET

Inventories, net are comprised of the following:

	As of December 31,
	2021	2022	2022
	HKD	HKD	US$
Own-branded apparel products	680,017	1,299,895	166,621
Total	680,017	1,299,895	166,621

Inventory write-down expense was nil and nil for the years ended December 31, 2021, and 2022, respectively.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.      ACCOUNTS RECEIVABLE, NET

Accounts receivable, net is comprised of the following:

	As of December 31,
	2021	2022	2022
	HKD	HKD	US$
Accounts receivable – excluding due from factor	13,592,598	6,114,794	783,797
Accounts receivable – due from factor	16,147,707	4,255,894	545,523
Allowance for doubtful accounts	(31,502)	(31,502)	(4,038)
Total	29,708,803	10,339,186	1,325,282

Allowance for doubtful accounts, net consists of the following:

	2021	2022	2022
	HKD	HKD	US$
Beginning balance, January 1	31,502	31,502	4,038
Addition	—	—	—
Ending balance, December 31	31,502	31,502	4,038

As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for doubtful accounts, based on the invoice date, is as follows:

	As of December 31,
	2021	2022	2022
	HKD	HKD	US$
Within 60 days	25,840,945	10,026,718	1,285,230
Between 61 and 90 days	3,641,959	152,412	19,536
Over 90 days	225,899	160,056	20,516
Total	29,708,803	10,339,186	1,325,282

Pursuant to the terms of an agreement entered in 2021, between Neo-Concept HK and a factor, The Hongkong and Shanghai Banking Corporation Limited, Neo-Concept HK sells a significant portion of its accounts receivable to the factor on a pre-approved, non-recourse basis. The price at which the accounts are sold is the invoice amount. The factor is responsible for collection, assumes all credit risks, and obtains all of the rights and remedies against Neo-Concept HK’s customers. For such accounts, payment is due from the factor upon the earlier of the payment of the receivable to the factor by the customer, or the maturity of the receivable (generally 120 days from the date of shipment to the customer). As at December 31, 2022, outstanding receivables without recourse was HKD29,015,652 (US$3,179,240).

The Company may request advances prior to the collection of accounts receivable. Advances are granted at the sole discretion of the factor and are payable upon demand. As at December 31, 2022, the agreement provides for financing of up to a maximum of HKD86,778,120 (US$11,123,261). The factor charges interest at 2.5% per annum and 2.75% per annum for the year ended December 31, 2021 and 2022, respectively. As at December 31, 2022, advances from factor were HKD24,759,758 (US$3,173,717). The Company recognized in consolidated statement of income of HKD3,613,704 (US$463,206) as interest expense with respect to the arrangement.

Amounts to be paid to the Company by the factor for any accounts receivable are offset by any amounts previously advanced by the factor.

6.      OTHER CURRENT ASSETS, NET

Other current assets, net consist of the following:

	As of December 31,
	2021	2022	2022
	HKD	HKD	US$
Deferred IPO costs	583,500	4,229,639	542,157
Prepayment	—	129,229	16,565
Others	529	21,996	2,819
Total	584,029	4,380,864	561,541

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.      PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of December 31,
	2021	2022	2022
	HKD	HKD	US$
Furniture, fixtures, and office equipment	579,395	556,991	71,395
Less: accumulated depreciation	(557,628)	(502,065)	(64,355)
Property and equipment, net	21,767	54,926	7,040

Depreciation expenses recognized for the years ended December 31, 2021 and 2022 were HKD136,236 and HKD11,114 (approximately US$1,425), respectively.

8.      INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following:

	As of December 31,
	2021	2022	2022
	HKD	HKD	US$
Computer software	1,490,644	1,277,753	162,829
Less: accumulated amortization	(1,215,958)	(1,165,704)	(148,467)
Intangible assets, net	274,686	112,049	14,362

Amortization recognized for the years ended December 31, 2021, and 2022 were HKD151,634 and HKD137,358 (approximately US$17,607), respectively.

9.      ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	As of December 31,
	2021	2022	2022
	HKD	HKD	US$
Payroll payable	763,551	734,454	94,143
Interest payable	381,124	412,442	52,867
VAT	—	905,214	116,031
Accrued expenses	176,925	190,505	24,417
Total	1,321,600	2,242,615	287,458

10.    BANK BORROWINGS

Outstanding balances of bank borrowings as of December 31, 2021, and 2022 consisted of the following:

	As of December 31,
	2021	2022	2022
	HKD	HKD	US$
Bank borrowings:
Guaranteed	525,615	375,059	48,075
Collateralized and guaranteed	27,472,039	83,962,426	10,762,344
	27,997,654	84,337,485	10,810,419
Less: current maturities	(27,472,039)	(83,962,426)	(10,762,344)
Non-current maturities	525,615	375,059	48,075

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.    BANK BORROWINGS (cont.)

Bank borrowings as of December 31, 2021 and 2022 are as follows:

Lender	Type	Maturity date	Currency	Interest rate	As of December 31,
					2021	2022	2022
					HKD	HKD	US$
DBS Bank (Hong Kong) Limited(i)	Trading finance	Within 1 year	HKD	Bank prevailing rates	—	17,232,296	2,208,844
The Hongkong and Shanghai Banking Corporation Limited(i)	Trading finance	Within 1 year	HKD	Bank prevailing rates	27,472,039	44,500,679	5,704,118
Dah Sing Bank, Limited(i)	Overdraft	Within 1 year	HKD	Bank prevailing rates	—	22,229,451	2,849,382
HSBC UK Bank plc(ii)	Term loan	June 15, 2026	GBP	2.5%	525,615	375,059	48,075
Total					27,997,654	84,337,485	10,810,419
Less: current maturities					(27,472,039)	(83,962,426)	(10,762,344)
Non-current maturities					525,615	375,059	48,075

____________

(i)      In connection with our operations in Hong Kong, Neo-Concept HK, together with a related company, Neo-Concept (Holdings) Company Limited (“NCH”), a company incorporated in Hong Kong and controlled by Ms. Siu, entered into (as renewed or supplemented yearly where required) several banking facilities with banks in Hong Kong for combined banking facilities which were shared by Neo-Concept HK and NCH combinedly. The banking facilities were secured, details of which are set out as follows:

(a)      Unlimited personal guarantee by Ms. Siu;

(b)      Ms. Siu being a subordinated lender towards all sums of money owed by Neo-Concept HK and NCH;

(c)      Legal charge over certain properties and car parking spaces owned by Ms. Siu and an immediate family member of Ms. Siu and also assignment of rental from the properties and the car parking spaces;

(d)      Legal charge over certain deposits accounts held by NCH at the relevant banks;

(e)      Legal charge over certain investment funds held by NCH at the relevant banks;

(f)      Assignment of benefit from life insurances premium assets held by NCH at the relevant banks;

(g)      Assignment of benefit from life insurances premium assets held by Pure Diamond Limited, a related company in which Ms. Siu has interests, at a relevant bank;

(h)      Indemnity granted by NCH to relevant banks;

(i)      Guaranteed by Neo-Concept Fashion (Zhongshan) Co., Ltd, a subsidiary company of NCH, amounting to HKD131 million; and

(j)      Cross-corporate guaranteed by Neo-Concept HK and NCH; and.

(ii)     The loan was obtained in June 2020 having a tenure of 6 years with a fixed interest rate of 2.5% per annum. It was made under the Bounce Back Loan Scheme managed by the British Government (“BBLS Guarantee”). The BBLS Guarantee provides a full repayment guarantee to the lender on the loan.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.    BANK BORROWINGS (cont.)

Loan type in terms of currency	Carrying value	Within 1 year	2023	2024	2025	2026
	HKD	HKD	HKD	HKD	HKD	HKD
in HKD	27,472,039	27,472,039	—	—	—	—
in GBP	525,615	—	—	—	—	525,615
December 31, 2021	27,997,654	27,472,039	—	—	—	525,615
Loan type in terms of currency	Carrying value	Within 1 year	2024	2025	2026	2027
	HKD	HKD	HKD	HKD	HKD	HKD
in HKD	83,962,426	83,962,426	—	—	—	—
in GBP	375,059	—	—	—	375,059	—
December 31, 2022	84,337,485	83,962,426	—	—	375,059	—

11.    RIGHT-OF-USE ASSETS AND LEASE LIABILITIES

Our operating leases primarily consist of leases of office premises and showrooms. The recognition of whether a contract arrangement contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all the economic benefits from and has the ability to direct the use of the asset.

Operating lease assets and liabilities are included in the items of operating lease right-of-use assets, net, operating lease liabilities, current portion, and operating lease liabilities, non-current portion on the consolidated balance sheets.

We adopted ASU No. 2016-02 and related standards (collectively ASC 842, Leases), which replaced previous lease accounting guidance, on January 1, 2020, using the modified retrospective method of adoption. We elected the transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods have not been restated. In addition, adoption of the new standard resulted in the recording of right-of-use assets and associated lease liabilities of approximately HKD541,625 and HKD541,625, respectively, as of January 1, 2020.

Supplemental balance sheet information related to operating leases was as follows:

	As of December 31,
	2021	2022	2022
	HKD	HKD	US$
Operating lease:
Operating lease right-of-use assets	—	653,344	83,746
Current operating lease obligation	—	653,344	83,746
Non-current operating lease obligation	—	—	—
Total operating lease obligation	—	653,344	83,746

Operating lease expense for the year ended December 31, 2021 and 2022 was HKD164,482 and HKD2,580,711 (approximately US$330,797), respectively.

The undiscounted future minimum lease payment schedule as follows:

For the years ending December 31,	HK$	US$
2023	720,000	92,290
Total lease payments	720,000	92,290
Less: imputed interest	(66,656)	(8,544)
Total operating lease liabilities	653,344	83,746

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.    RIGHT-OF-USE ASSETS AND LEASE LIABILITIES (cont.)

Other supplemental information about the Company’s operating lease as of:

December 31, 2022
Weighted average discount rate	2.44%
Weighted average remaining lease term (years)	1

As of December 31, 2022, certain of our outstanding operating leases are below our threshold for capitalizing assets. As such, no right of use assets and liabilities were recognized under ASU 842.

Our right-of-use assets and relevant lease liabilities originated from our rented premises for office premises in Hong Kong.

12.    Related party balances and transactions

Due from related parties consist of the following:

		As of December 31,
	Relationship	2021	2022	2022
		HKD	HKD	US$
Due from Ms. Siu	Controlling Shareholder	100,000	70,001	8,973
Due from NCH	Common controlled by Ms. Siu	7,242,784	16,202,732	2,076,874

The amounts due from the related parties are unsecured, interest free with no specific repayment terms. The amounts due from NCH in 2021 and 2022 were non-trade nature, representing fund advances to NCH for its operation. The amount was fully settled as of February 28, 2023.

In addition to the transactions and balances detailed elsewhere in these consolidated financial statements, we also had the following transactions with related parties:

	Year ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Agency income received by Neo-Concept UK from NCH	2,904,339	2,586,019	331,477
Purchase of apparel products from NCH	29,522,341	103,159,420	13,223,024
Rental expense paid to NCH	—	720,000	92,290
Management fee paid to NCH	4,223,236	—	—

13.    DISSAGREGGATED REVENUE

The following table shows disaggregated revenue by major product categories for the years ended December 31, 2021, and 2022, respectively:

	Year ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Sale of private-labelled apparel products	237,282,262	336,306,554	43,107,935
Retail sale of own-branded apparel products	3,254,265	11,145,014	1,428,573
Total	240,536,527	347,451,568	44,536,508

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.    DISSAGREGGATED REVENUE (cont.)

The following table shows disaggregated cost of revenues by major product categories for the years ended December 31, 2021, and 2022, respectively:

	Year ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Cost of private-labelled apparel products	216,523,165	301,429,220	38,637,342
Cost of own-branded apparel products	1,420,257	4,187,387	536,741
Total	217,943,422	305,616,607	39,174,083

The following table sets forth a breakdown of our gross profit and gross profit margin for years ended December 31, 2021, and 2022:

	Year ended December 31,
	2021				2022
Product category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HKD	HKD	HKD	%	HKD	HKD	HKD	%
Private-labelled apparel products	237,282,262	216,523,165	20,759,097	8.7%	336,306,554	301,429,220	34,877,334	10.4%
Own-branded apparel products	3,254,265	1,420,257	1,834,008	56.4%	11,145,014	4,187,387	6,957,627	62.4%
Total	240,536,527	217,943,422	22,593,105	9.4%	347,451,568	305,616,607	41,834,961	12.0%

In the following table, revenue is disaggregated by the geographical locations of customers:

	Year ended December 31,
	2021	2022	2022
	HK$	HK$	US$
Geographical locations:
The United States and Canada	235,568,451	328,293,299	42,080,791
The UK	3,080,163	11,145,014	1,428,573
Others	1,887,913	8,013,255	1,027,144
Total	240,536,527	347,451,568	44,536,508

14.    OTHER INCOME

Other income consists of the followings:

	Year ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Government subsidies	2,313,438	—	—
Agency income	2,904,339	2,586,019	331,477
Total	5,217,777	2,586,019	331,477

Agency income refers to other income from NCH, which was a discretionary payment made to Neo-Concept UK for promoting NCH’s products in the UK upon a pre-determined yearly sale target was achieved. There are no enforceable rights and obligations, and the amount is recorded at a point in time.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.    TAXES

Income tax

Cayman Islands

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

BVI

NCA is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Neo-Concept HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HKD2,000,000, and 16.5% on any part of assessable profits over HKD2,000,000. Under Hong Kong tax law, Neo-Concept HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Other jurisdictions

Taxation arising in other jurisdictions such as the UK and the USA is calculated at the rates prevailing in the relevant jurisdictions.

With effect from 1 April 2023, the current main rate of corporation tax in the UK is 25%.

Significant components of the provision for income taxes are as follows:

	Year ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Current:
Hong Kong	1,742,282	2,979,918	381,967
Total provision for income taxes	1,742,282	2,979,918	381,967

The following table reconciles Cayman Islands statutory rates to our effective tax rate:

	Year ended December 31,
	2021	2022
Income tax rate in the Cayman Islands, permanent tax holiday	0%	%
Hong Kong statutory income tax rate	16.5%	16.5%
Effect of different tax rates	(0.8)%	(0.6)%
Income not taxable	(5.3)%	—
Expense not deductible	—	4.3%
Tax loss not recognized	14.1%	0.3%
Tax concession	(0.3)%	(1.1)%
Effective tax rate	24.2%	19.4%

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.    TAXES (cont.)

Deferred tax

The deferred tax assets which are principally comprised of net operating losses. Significant components of deferred tax were as follows:

Provision
HKD
As of January 1, 2021	7,876
Recognized in the income statement	—
As of December 31, 2021	7,876
Recognized in the income statement	—
As of December 31, 2022	7,876
As of December 31, 2022 (US$)	1,010

Movements of deferred tax were as follows:

	Year ended December 31,
	2021	2022	2022
	HKD	HKD	US$
Deferred tax assets:
Beginning balance, January 1	7,876	7,876	1,010
Addition	—	—	—
Ending balance, December 31	7,876	7,876	1,010

The Group did not recognize any valuation allowance against its deferred tax asset as management believes the Group will be able to full utilize the assets in the foreseeable future.

16.    riskS AND UNCERTAINTIES

Credit risk

Our assets that potentially subject to a significant concentration of credit risk primarily consist of cash and accounts receivable.

We believe that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where Neo-Concept HK is located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 (approximately US$64,090) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2022, cash balance of HKD4,588,330 (approximately US$588,134) was maintained at financial institutions in Hong Kong and approximately HKD500,000 was insured by the Hong Kong Deposit Protection Board.

As of December 31, 2022, HKD4,004,733 (approximately US$513,329) was deposited with financial institutions located in the UK, which was substantially insured under the Financial Services Compensation Scheme. Accordingly, it is not exposed to significant credit risk.

We have designed credit policies with an objective to minimize their exposure to credit risk. Our accounts receivable is short term by nature and the associated risk is minimal. We conduct credit evaluations on our clients and generally do not require collateral or other security from such clients. We periodically evaluate the creditworthiness of the existing clients in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

We are also exposed to risk from account receivables. These assets are subjected to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.    riskS AND UNCERTAINTIES (cont.)

Customer concentration risk

For the year ended December 31, 2021, one customer accounted for 94.5% of our total revenue. For the year ended December 31, 2022, one customer accounted for 91.4% of our total revenue. No other customer accounts for more than 10% of our revenue for the years ended December 31, 2021 and 2022, respectively.

As of December 31, 2021, one customer accounted for 90.0% of the total balance of accounts receivable. As of December 31, 2022, one customer accounted for 83.2% of the total balance of accounts receivable. No other customer accounts for more than 10% of our accounts receivable as of December 31, 2021 and 2022, respectively.

Vendor concentration risk

For the year ended December 31, 2021, two vendors accounted for 86.5% and 13.5% of our total purchases. For the year ended December 31, 2022, two vendors accounted for 44.2% and 35.9% of our total purchases. No other vendor accounts for more than 10% of our purchases for the years ended December 31, 2021 and 2022, respectively.

As of December 31, 2021, one vendor accounted for 99.9% of the total balance of accounts payable. As of December 31, 2022, three vendors accounted for 44.8%, 41.6% and 13.6% of the total balance of accounts payable. No other vendor accounts for more than 10% of our accounts payable as of December 31, 2021 and 2022, respectively.

We focus on diversification of suppliers so as to minimize the vendor concentration risk.

Interest rate risk

Our exposure on fair value interest rate risk mainly arises from our fixed deposits with bank. We also have exposure on cash flow interest rate risk which is mainly arising from our deposits with banks and bank borrowings.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by us, such as cash deposits and bank borrowings, at the end of the reporting period, we are not exposed to significant interest rate risk as the interest rates are not expected to change significantly.

Foreign currency risk

We are exposed to foreign currency risk primarily through sales that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HKD is currently pegged to US$, our exposure to foreign exchange fluctuations is minimal.

17.    LIQUIDITY

In assessing our liquidity, we monitor and evaluate our cash and cash equivalents and our operating and capital expenditure commitments. Our liquidity needs are to meet its working capital requirements, operating expenses, and capital expenditure obligations.

As of December 31, 2022, we had a working capital deficit in an amount of HKD61,288,133 (US$7,855,942). To sustain us as a going concern, we considered supplementing its sources of funding through i) cash and cash equivalents generated from our operating financing activities; and ii) seeking financing via public offering by the sales of 3,750,000 ordinary shares.

Based on the above considerations, we believe that we have sufficient funds to meet our operating and capital expenditure needs and obligations in the next 12 months. However, there is no assurance that the Company will be successful in implementing the foregoing plans or additional financing will be available to us on commercially reasonable terms. There are a number of factors that could potentially arise that could undermine our plans such as (i) the impact of COVID-19 pandemic on us and our business and areas of operations in China, (ii) changes in the demand for our services, (iii) government policies, and (iv) economic conditions in China. Our inability to secure needed financing when required may require material changes to our business plan and could have a material impact on our financial conditions and result of operations.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.    Shareholders’ equity

Ordinary shares

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 11,250,000 shares of ordinary shares issued and outstanding that have been retroactively restated to the beginning of the first period presented. The Company only has one single class of ordinary shares that are accounted for as permanent equity.

On July 14, 2023, we effected a share split at a ratio of 1-to-1.6. As a result of the share split, we now have 800,000,000 authorized ordinary shares with a par value of US$0.0000625 per ordinary share and 18,000,000 ordinary shares issued and outstanding as of the date hereof.

19.    COMMITMENTS AND CONTINGENCIES

Lease Commitments

We entered into certain operating leases for the operation of our retail shops in London for periods ranging from May 2021 to May 2024. As the rental expenses for these retail shops are contingent on our retail income, they are excluded from minimum lease payments in their entirety.

Litigation

From time to time, we are involved in claims and legal proceedings that arise in the ordinary course of business. Based on currently available information, we do not believe that the ultimate outcome of any unresolved matters, individually and in the aggregate, are reasonably possible to have a material adverse effect on our financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties and our view of these matters may change in the future. We record a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We review the need for any such liabilities on a regular basis.

20.    SUBSEQUENT EVENTS

We evaluated all events and transactions that occurred after December 31, 2022, up through November 1, 2023 which is the date that these consolidated financial statements are available to be issued. Unless as disclosed below, there were no other any material subsequent events that require disclosure in these consolidated financial statements.

On June 30, 2023, NCH, a company controlled by Ms. Siu, the controlling shareholder of the Company, agreed to forgive HKD55 million (US$7.02 million) due to NCH by the Company. The amount was credited to additional paid-in capital. The amount forgiven represented funds transferred from NCH to the Company to support the general operation of the Company during the six months period ended June 30, 2023.

On July 14, 2023, we effected a share split at a ratio of 1-to-1.6. As a result of the share split, we now have 800,000,000 authorized ordinary shares with a par value of US$0.0000625 per ordinary share and 18,000,000 ordinary shares issued and outstanding as of the date hereof.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:    The Board of Directors and Shareholders of
Neo-Concept International Group Holdings Limited

Results of Review of Interim Financial Information

We have reviewed the unaudited interim condensed consolidated balance sheet of Neo-Concept International Group Holdings Limited and its subsidiaries (collectively the “Company”) as of June 30, 2023, and the related unaudited interim condensed consolidated statements of income (loss) and comprehensive income (loss), changes in shareholders’ deficit, and cash flows for the six-month periods ended June 30, 2022 and 2023, and the related notes (collectively referred to as the “unaudited interim condensed financial statements”). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2021 and 2022, and the related statements of income and comprehensive income, changes in shareholders’ deficit and cash flows for the year then ended (not presented herein); and in our report dated May 8, 2023, we expressed an unqualified opinion with an emphasis of matter on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheets as of December 31, 2021 and 2022, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived. Our opinion indicated that there was substantial doubt that the Company may continue as a going concern. As of the date of this report that doubt still exists.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying unaudited interim condensed financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had accumulated losses, a working capital deficit, and net cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The unaudited interim condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.
Certified Public Accountants
PCAOB ID No. 1171

We have served as the Company’s auditor since 2022.
San Mateo, California
November 1, 2023

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2022 AND JUNE 30, 2023

	December 31, 2022	As of June 30,
		2023	2023
	HKD	HKD	US$
	(Audited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	8,593,063	2,621,706	334,559
Accounts receivable, net	10,339,186	12,764,671	1,628,916
Other current assets, net	4,380,864	54,867,032	7,001,651
Due from related parties	16,272,733	55,002	7,019
Inventories, net	1,299,895	2,674,516	341,298
Total current assets	40,885,741	72,982,927	9,313,443

NON-CURRENT ASSETS
Property and equipment, net	54,926	529,726	67,599
Right-of-use assets, net	653,344	17,834,084	2,275,830
Intangible assets, net	112,049	59,283	7,565
Other non-current assets, net	159,401	168,671	21,525
Deferred tax assets	7,876	7,876	1,005
Total non-current assets	987,596	18,599,640	2,373,524
Total assets	41,873,337	91,582,567	11,686,967

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Bank borrowings	83,962,426	44,019,638	5,617,401
Accounts payable	10,429,941	—	—
Accounts payable – related party	—	6,805,337	868,438
Accruals and other payables	2,242,615	1,502,185	191,696
Due to a related party	—	28,620,040	3,652,239
Operating lease liabilities	653,344	532,563	67,961
Tax payable	4,885,548	4,885,548	623,451
Total current liabilities	102,173,874	86,365,311	11,021,186

NON-CURRENT LIABILITIES
Bank borrowings	375,059	—	—
Operating lease liabilities	—	17,301,521	2,207,869
Total non-current liabilities	375,059	17,301,521	2,207,869
Total liabilities	102,548,933	103,666,832	13,229,055

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Ordinary shares: US$0.0000625 par value, 800,000,000 shares authorized as of December 31, 2022 and June 30, 2023, 18,000,000 shares issued and outstanding as of December 31, 2022 and June 30, 2023*	8,775	8,775	1,125
Additional paid-in capital	91,225	55,091,225	7,030,255
Accumulated other comprehensive income	1,970,738	739,888	94,418
Accumulated losses	(62,746,334)	(67,924,153)	(8,667,886)
Total shareholders’ deficit	(60,675,596)	(12,084,265)	(1,542,088)
Total liabilities and shareholders’ deficit	41,873,337	91,582,567	11,686,967

____________

*        Giving retroactive effect to all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 14, 2023

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2023

	For the six months ended June 30,
	2022	2023	2023
	HKD	HKD	US$
REVENUES, NET	192,267,562	77,915,027	9,942,834

COST OF REVENUES
– Related parties	(28,963,113)	(22,713,298)	(2,898,472)
– External	(138,342,047)	(43,040,030)	(5,492,392)
	(167,305,160)	(65,753,328)	(8,390,864)
Gross profit	24,962,402	12,161,699	1,551,970

EXPENSES
Selling and marketing	(1,114,452)	(1,232,254)	(157,249)
General and administrative	(9,496,128)	(12,618,644)	(1,610,281)
Total expenses	(10,610,580)	(13,850,898)	(1,767,530)
INCOME (LOSS) FROM OPERATION	14,351,822	(1,689,199)	(215,560)

OTHER INCOME (EXPENSES)
Bank interest income	—	10,038	1,281
Interest expense	(2,233,267)	(3,478,595)	(443,908)
Exchange gain (loss) on foreign translation, net	5,331	(20,063)	(2,560)
Total other income and expenses, net	(2,227,936)	(3,488,620)	(445,187)
INCOME (LOSS) BEFORE INCOME TAXE EXPENSES	12,123,886	(5,177,819)	(660,747)
INCOME TAX EXPENSES	(2,446,489)	—	—
NET INCOME (LOSS)	9,677,397	(5,177,819)	(660,747)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	1,578,983	(1,230,850)	(157,070)
TOTAL COMPREHENSIVE INCOME (LOSS)	11,256,380	(6,408,669)	(817,817)
Weighted average number of ordinary shares:
Basic and diluted*	18,000,000	18,000,000	18,000,000
EARNINGS (LOSS) PER SHARE – BASIC AND DILUTED	0.54	(0.29)	(0.04)

____________

*        Giving retroactive effect to all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 14, 2023

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED STATEMENTS OF CHANGES OF SHAREHOLDERS’ DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2023

	Ordinary shares		Additional paid-in capital	Accumulated other comprehensive (loss) income	Accumulated losses	Total shareholders’ deficit
	No. of shares*	Par value
		HKD	HKD	HKD	HKD	HKD
BALANCE, January 1, 2022	18,000,000	8,775	91,225	(543,424)	(75,146,850)	(75,590,274)
Net income	—	—	—	—	9,677,397	9,677,397
Foreign currency translation	—	—	—	1,578,983	—	1,578,983
BALANCE, June 30, 2022	18,000,000	8,775	91,225	1,035,559	(65,469,453)	(64,333,894)

BALANCE, January 1, 2023	18,000,000	8,775	91,225	1,970,738	(62,746,334)	(60,675,596)
Net loss	—	—	—	—	(5,177,819)	(5,177,819)
Forgiveness of related party balance	—	—	55,000,000	—	—	55,000,000
Foreign currency translation	—	—	—	(1,230,850)	—	(1,230,850)
BALANCE, June 30, 2023	18,000,000	8,775	55,091,225	739,888	(67,924,153)	(12,084,265)
BALANCE, June 30, 2023 (US$)		1,125	7,030,255	94,418	(8,667,886)	(1,542,088)

____________

*        Giving retroactive effect to all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 14, 2023

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2023

	For the six months ended June 30,
	2022	2023	2023
	HKD	HKD	US$
Cash flows from operating activities
Net income (loss)	9,677,397	(5,177,819)	(660,747)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation of plant and equipment	2,669	32,866	4,194
Amortization of intangible assets	71,994	57,755	7,370
Allowance for expected credit loss	—	239,142	30,517
Changes in operating assets and liabilities
Accounts receivable	1,945,579	16,081,468	2,052,176
Other current assets, net	(1,104,877)	(50,486,168)	(6,442,603)
Inventories	278,181	(1,374,621)	(175,417)
Accounts payable	19,464,400	(3,624,604)	(462,540)
Accruals and other payables	(256,805)	(740,430)	(94,487)
Tax payable	2,468,485	—	—
Net cash generated from (used in) operating activities	32,547,023	(44,992,411)	(5,741,537)
Cash flows from investing activities
Purchase of property and equipment	(53,168)	(488,446)	(62,331)
Cash used in investing activities	(53,168)	(488,446)	(62,331)
Cash flows from financing activities
Proceeds from bank borrowings	244,711,486	247,179,617	31,542,899
Repayment for bank borrowings	(245,224,272)	(306,243,559)	(39,080,123)
(Repayment to) advance from related parties	(32,424,074)	98,573,442	12,579,080
Net cash (used in) from financing activities	(32,936,860)	39,509,500	5,041,856
Net decrease in cash and cash equivalents	(443,005)	(5,971,357)	(762,012)
Cash and cash equivalents at the beginning of the period	1,428,243	8,593,063	1,096,571
Cash and cash equivalents at the end of the period	985,238	2,621,706	334,559

Supplementary cash flow information
Interest received	—	10,038	1,281
Interest paid	2,614,391	3,786,038	483,141
Income tax paid	—	—	—

Supplemental schedule of non-cash investing and financing activities
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	—	17,834,084	2,275,831
Forgiveness of related party balance	—	55,000,000	7,018,618

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.      organization and principal activities

Business

Neo-Concept International Group Holdings Limited (“We”, “us”, “Our”, “our Company”, the “Company” or “NCI”), through its wholly-owned subsidiaries is engaged in one-stop apparel solution services, offering a full suite of services in the apparel supply chain, including market trend analysis, product design and development, raw material sourcing, production and quality control, and logistics management serving the European, and North American markets. In addition, we sell apparel products in the United Kingdom (“UK”) under the licensed brand “les 100 ciel” through our retail stores since 2000. NCI and its subsidiaries are thereafter referred as the “Group” hereafter.

The unaudited interim condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of June 30, 2023, and results of operations and cash flows for the six-month periods ended June 30, 2022 and 2023. The consolidated balance sheet as of December 31, 2022 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2021 and 2022, and related notes included in the Company’s audited consolidated financial statements.

Organization and reorganization

NCI, incorporated in July 2021 under the laws of the Cayman Islands, is the holding company of our Group.

Neo-Concept Apparel Group Limited (“NCA”), a British Virgin Islands (“BVI”) business company limited by shares incorporated in August 2008, is the immediate holding company of Neo-Concept International Company Limited (“Neo-Concept HK”). The equity interest of NCA was ultimately held as to 94% by Ms. Eva Yuk Yin Siu (our “Controlling Shareholder”, or “Ms. Siu”) and 6% by Ms. Man Chi Wai (“Ms. Wai”) through certain intermediate holding companies prior to the Group Reorganization (see below).

Neo-Concept HK, a company incorporated in Hong Kong with limited liability in October 1992, is the immediate holding company of Neo-Concept (UK) Limited, and is our operating subsidiary in Hong Kong.

Neo-Concept (UK) Limited (“Neo-Concept UK”), a company incorporated in the UK with limited liability in August 2000, is a direct wholly owned subsidiary of Neo-Concept HK, and is our operating subsidiary in the UK.

Pursuant to a group reorganization (the “Group Reorganization”) to rationalize the structure of the Company and its subsidiary companies in preparation for the listing of our shares, the Company became the holding company of the Group on October 29, 2021, which involved the transfer of 100 shares of NCA (representing 100% of the issued shares of NCA) by Ms. Siu and Ms. Wai to the Company in exchange for 100 shares of Neo-Concept (BVI) Limited (“NC (BVI)”) (representing 100% of the issued shares of NC (BVI)), a then 100% held subsidiary of the Company, to be transferred to Splendid Vibe Limited, a company incorporated in BVI and was held as to 94% by Ms. Siu and 6% by Ms. Wai ultimately. The Company, together with its wholly owned subsidiaries, are effectively controlled by the same shareholders, i.e., ultimately held as to 94% by Ms. Siu and 6% by Ms. Wai, before and after the Group Reorganization and therefore the Group Reorganization is considered as a recapitalization of entities under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost. No amount is recognized in respect of goodwill or excess of acquirer’s interest in the net fair value of acquiree’s identifiable assets, liabilities and contingent liabilities over cost at the time of common control combination.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.      organization and principal activities (cont.)

At the date of this report, details of the subsidiary companies are as follows:

Name	Background	Ownership
Neo-Concept Apparel Group Limited	• A BVI company • Incorporated in August 2008 • Issued Share Capital of US$100 • Intermediate holding company	100% owned by NCI
Neo-Concept International Company Limited	• A Hong Kong company • Incorporated in October 1992 • Issued Share Capital of HKD100,000 • Provision of one-stop apparel solution services	100% owned by NCA
Neo-Concept (UK) Limited	• A UK company • Incorporated in August 2000 • Issued Share Capital of GBP100 • Provision of online and offline retail sales of apparel products	100% owned by Neo-Concept HK

2.      Summary of Significant Accounting Policies and Practices

Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for information pursuant to the rules and regulations of the Securities and Exchange Commission.

Going concern and management’s plan

Our working capital deficits were HKD61,288,133 and HKD13,382,384 (US$1,707,743) as of December 31, 2022 and June 30, 2023, respectively. We have also accumulated losses of HKD67,924,153 (US$8,667,886) as of June 30, 2023. Our net cash outflow from operating activities was HKD44,992,411 (US$5,741,537) as of June 30, 2023. We intend to meet the cash requirements for the next 12 months from the issuance date of these unaudited interim condensed consolidated financial statements through operations and financial support from our Controlling Shareholder, financial institutions, and investors. We are continuing to focus on improving operational efficiency and cost reductions and enhancing efficiency. Our ability to continue as a going concern is dependent upon obtaining the necessary financing or negotiating the terms of the existing short-term liabilities to meet our current and future liquidity needs.

Despite the Company’s efforts to obtain additional funding and reduce operating costs, there is no assurance that the Company’s plans and actions will be successful. Therefore, there is a substantial doubt about the ability of the Company to continue as a going concern that it may be unable to realize its assets and discharge its liabilities in the normal course of business. The Company’s unaudited interim condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations.

Principles of consolidation

The unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Use of estimates and assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for uncollectible accounts receivable, inventory valuation, useful lives and impairment for property, plant and equipment, valuation allowance for deferred tax assets, fair value of financial instruments and contingencies. Actual results could vary from the estimates and assumptions that were used.

Risks and uncertainties

Beginning in January 2020, the outbreak of COVID-19 has severely impacted the global economy and has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. Our business and operations have been affected as a result, including implementation of temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely.

We have gradually resumed normal operations since 2021. Many of the quarantine measures within Hong Kong have been relaxed in the first quarter in 2022. However, if the situation materially deteriorates in Hong Kong, China or elsewhere in the world, our business, results of operations and financial condition could be materially and adversely affected. We will regularly assess and adopt measures to offset any challenges created by the ongoing pandemic.

Functional currency and foreign currency translation

We use Hong Kong dollars (“HKD”) as our reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and BVI is the United States dollar (“US$”) and the functional currency of its Hong Kong subsidiary is the Hong Kong dollar (the “HKD”), and its UK subsidiary is the Pound Sterling (“GBP”). The determination of the respective functional currency is based on the criteria of Accounting Standards Codification (“ASC”) 830, Foreign Currency Matters.

Transactions denominated in currencies other than functional currency are translated into functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. Exchange gains and losses resulting from those foreign currency transactions denominated in a currency other than the functional currency are recorded as other income (expense), net in the unaudited interim condensed consolidated statements of comprehensive income (loss).

The financial statements of the Group are translated from the functional currency into HKD. Assets and liabilities are translated at the exchange rates at the balance sheet date. Equity accounts other than earnings generated in the current period are translated into HKD using the appropriate historical rates. Revenues and expenses, gains and losses are translated into HKD using the periodic average exchange rate for the year. Translation adjustments are reported as foreign currency translation adjustments and are shown as a component of other comprehensive income (loss) in the unaudited interim condensed consolidated statements of comprehensive income (loss).

Convenience translation

Translations of amounts in the unaudited interim condensed consolidated balance sheet, consolidated statements of income (loss) and consolidated statements of cash flows from HKD into US$ as of and for the year ended June 30, 2023, are solely for the convenience of the reader and were calculated at the noon buying rate of US$1 = HKD7.8363, as published in H.10 statistical release of the United States Federal Reserve Board. No representation is made that the HKD amounts could have been, or could be, converted, realized, or settled into US$ at such rate or at any other rate.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Recently Adopted Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). The new accounting standard introduced the current expected credit losses methodology (“CECL”) for estimating allowances for credit losses. The measurement of expected credit losses under the CECL methodology is applicable to financial assets measured at amortized costs, including loans and trade receivables. ASU 2016-13 is effective for the Company, as an Emerging Growth Company (“EGC”), for annual and interim reporting periods beginning after December 15, 2022. The Company adopted the standard on January 1, 2023 using the modified retrospective method for all financial assets in scope. The adoption of the standard did not have a material impact on our unaudited interim condensed consolidated statements of income (loss), or consolidated statements of cash flows.

Cash and cash equivalents

We consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable and allowance for expected credit loss

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon our assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect our customers’ ability to pay. An allowance is also made when there is objective evidence for us to reasonably estimate the amount of probable loss.

Other current assets, net

Other current assets, net primarily include deferred IPO costs, prepayment and others.

Other non-current assets, net

Other current assets are rental deposits.

Inventories, net

Inventories, representing finished goods for sales, are stated at the lower of cost or net realizable value, using the weighted average method. We evaluate the need for impairment associated with obsolete, slow-moving, and non-saleable inventory by reviewing net realizable values on a periodic basis but at least annually. Only defective products are eligible for returning to our materials suppliers.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and any impairment losses. Major renewals, betterments, and improvements are capitalized to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed to operations. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to operations.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

We depreciate property and equipment using the straight-line method as follows:

Leasehold improvement	Over the shorter of the terms of leases or 5 years when the renewal of leases is unconditional
Furniture, fixtures, and office equipment	6 years to 7 years

Intangible assets, net

Intangible assets are primarily purchased from third parties. Purchased intangible assets are initially recognized and measured at cost upon acquisition. Intangible assets that have determinable lives are amortized over their estimated useful lives based upon the usage of the asset, which is approximated using a straight-line method as follows:

Computer software – Point-of-sale system	10 years

Impairment for long-lived assets

Long-lived assets, representing property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2022 and June 30, 2023, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by us.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Accounts payable

Accounts payable represents trade payables to vendors.

Accruals and other payables

Accruals and other payables primarily include payroll payable, interest payable, accrued expense and other accrual and payables.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Leases

ROU assets represent our rights to use underlying assets for the lease terms and lease liabilities represent our obligation to make lease payments arising from the leases. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term, reduced by lease incentives received, plus any initial direct costs, using the discount rate for the lease at the commencement date. If the implicit rate in lease is not readily determinable for our operating leases, we generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. We elected not to separate non-lease components from lease components; therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract for the office leases. Lease payments are fixed.

For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term.

Any lease with a term of 12 months or less is considered short-term. As permitted by ASC 842, short-term leases are excluded from the ROU asset and lease liabilities on the consolidated balance sheets.

Lease payments that depend on the future use of the leased property, such as sales volume during the lease term, are contingent rentals and, accordingly, are excluded from minimum lease payments in their entirety in accordance with ASC 840-10-25-5. Accordingly, these contingent rentals are excluded from the ROU assets and lease liabilities on the consolidated balance sheets. Lease payments of the Group’s retail stores located in the UK are charged based on the sales volume during the lease terms and therefore they are excluded from the recognition of ROU assets and lease liabilities on the consolidated balance sheets.

Bank borrowings

Borrowings are initially recognized at fair value, net of upfront fees incurred. Borrowings are subsequently measured at amortized cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognized in profit or loss over the period of the borrowings using the effective interest method.

Employee benefit plan

Payments to the Mandatory Provident Fund Scheme under the Hong Kong Mandatory Provident Fund Schemes Ordinance and state-managed retirement benefit schemes in other jurisdictions are recognized as an expense when employees have rendered service entitling them to the contributions.

Related parties

We adopted ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

The details of related party transactions during the six-month periods ended June 30, 2022 and 2023 and balances as at December 31, 2022 and June 30, 2023 are set out in note 12.

Revenue recognition

We adopted ASC Topic 606, “Revenue from Contracts with Customers”, and all subsequent ASUs that modified ASC 606 on April 1, 2017 using the full retrospective method which requires us to present the financial statements for all periods as if Topic 606 had been applied to all prior periods. We derive revenue principally from sales of private-labelled apparel products and sales of own-branded apparel products in our retail stores. Revenue from contracts with customers is recognized using the following five steps:

1.      Identify the contract(s) with a customer;

2.      Identify the performance obligations in the contract;

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

3.      Determine the transaction price;

4.      Allocate the transaction price to the performance obligations in the contract; and

5.      Recognize revenue when (or as) the entity satisfies a performance obligation.

A contract contains a promise (or promises) to transfer goods or services to a customer. A performance obligation is a promise (or a group of promises) that is distinct. The transaction price is the amount of consideration a company expects to be entitled from a customer in exchange for providing the goods or services.

The unit of account for revenue recognition is a performance obligation (a good or service). A contract may contain one or more performance obligations. Performance obligations are accounted for separately if they are distinct. A good or service is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and the good or service is distinct in the context of the contract. Otherwise, performance obligations are combined with other promised goods or services until we identify a bundle of goods or services that is distinct. Promises in contracts which do not result in the transfer of a good or service are not performance obligations, as well as those promises that are administrative in nature, or are immaterial in the context of the contract. We have addressed whether various goods and services promised to the customer represent distinct performance obligations. We applied the guidance of ASC Topic 606-10-25-16 through 18 in order to verify which promises should be assessed for classification as distinct performance obligations.

Our revenues from sales of private-labelled apparel products and sales of own-branded apparel products in our retail stores and digital channels are recognized at a point in time.

The transaction price is allocated to each performance obligation in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price.

Transaction price is the amount of consideration in the contract to which we expect to be entitled in exchange for transferring the promised goods or services. The transaction price is fixed and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if we do not receive a separate identifiable benefit from the customer. Revenue is recognized at a point in time. Typically, performance obligation for products where the process is described as below, the performance obligation is satisfied at point in time.

The Company currently generates its revenue from the following main sources:

Sale of private-labelled apparel products — customized original design manufacturer

We currently generate our revenue from the sale of private-labelled apparel products. We are an original design manufacturer. We offer customized design and manufacturing services to customers. We typically receive purchase orders from our customers who operate retail stores, which will set forth the terms and conditions including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that we must fulfil in order to recognize revenue. There is only one performance obligation as a series of services of this revenue stream are interrelated and are not separable or distinct as our customers cannot benefit from the standalone task (i.e., customers do not obtain any benefits other than the finished products). The key performance obligation is the delivery of the finished product to the customer at their specified location at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a written customer acceptance indicating receipt of the product. Typical payment terms set forth in the purchase order ranges from 30 to 90 days from invoice date.

The transaction price does not include variable consideration provision for right of return as we do not have sales return policy and no sales return is offered. No right of return is included in the revenue of the Company.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Retail sale of own-branded apparel products —“les 100 ciels”

We currently generate our revenue from the sale of own-branded apparel products through our physical and digital channels. Retail revenue at a point of sale is measured at the fair value of the consideration received at the time the sale is made to the customer, net of discounts. Customers settle the consideration by cash or credit cards. For online sales, we have elected to treat shipping and handling as fulfillment activities and not a separate performance obligation. Accordingly, we recognize revenue for our single performance obligation related to online sales at the time control of the merchandise passes to the customer, which is generally at the time of shipment.

The transaction price includes variable consideration provision for right of return as we have sales return policy. We record an allowance for estimated merchandise returns based on our historical return patterns and various other assumptions that management believes to be reasonable. For the six-month periods ended June 30, 2022 and 2023, we are not aware of any material claims against us in relation to defective products, nor any material product returns from our customers.

Following the adoption of ASC 606, we considered the guidance set forth in ASC 340-40, and determined that an asset would be recognized from costs incurred to fulfil a contract under ASC-340-40-25-5 only if those costs meet all of the following criteria:

•        The costs relate directly to a contract or an anticipated contract that the entity can specifically identify (for example, costs relating to services to be provided under the renewal of an existing contract or costs of designing an asset to be transferred under a specific contract that has not yet been approved).

•        The costs generate or enhance resources of the entity that will be used in satisfying (or continuing to satisfy) performance obligations in the future.

•        The costs are expected to be recovered.

The Company elected to apply the practical expedient to recognize the incremental costs of obtaining a contract as an expense if the amortization period of the asset would have been one year or less.

Costs that relate directly to a contract include cost of purchasing of private-labelled and own-branded apparel products from suppliers.

We elected to treat shipping and handling costs undertaken by the Company after the customer has obtained control of the related goods as a fulfillment activity and present as transportation costs in selling and marketing expenses.

Costs associated with the production of advertising, such as writing, printing, and other costs, are expensed as incurred. Costs associated with communicating advertising that has been produced, such as magazine costs, are expensed when the advertising event takes place.

Cost of revenues

Cost of revenues of private-labelled apparel products and cost of revenues of own-branded apparel products in our retail stores, which are directly related to revenue-generating transactions, primarily consist of cost of purchasing of private-labelled and own-branded apparel products from suppliers, and inbound shipping and handling cost.

Selling and marketing expenses

Selling and marketing expenses consist primarily of transportation and distribution expense and marketing and displaying expenses.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

General and administrative expenses

General and administrative expenses primarily consist of personnel-related compensation expenses, including salaries and related social insurance costs for our operations and supporting personnel, office rental and office expenses, insurance, amortization of intangible assets, write-down of inventories, allowance for expected credit loss, depreciation, professional services fees, and other expenses related to general operations.

Shipping and handling costs

Shipping and handling costs are expensed as incurred. Inbound shipping and handling cost associated with bringing the products from suppliers to the Company’s retail stores are included in cost of revenues. Outbound shipping and handling costs associated with shipping and delivery of the products to customers are included in selling and marketing expenses.

Income taxes

We account for income taxes pursuant to ASC Topic 740, “Income Taxes”. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards.

ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carry-forwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain.

We adopted ASC Topic 740-10-05, “Income Tax”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the unaudited interim condensed consolidated financial statements. It also provides accounting guidance on derecognizing, classification, and disclosure of these uncertain tax positions.

Our policy on classification of all interest and penalties related to unrecognized income tax positions, if any, is to present them as a component of income tax expense.

Value added tax (“VAT”)

Our subsidiary in UK is subject to VAT and related surcharges on revenue generated from sale of products. The Group records revenue net of VAT. Entities that are VAT general taxpayers are allowed to offset qualified input VAT, paid to suppliers against their output VAT liabilities. The standard rate of the United Kingdom VAT is 20% for the six-month periods ended June 30, 2022 and 2023.

Comprehensive income (loss)

We present comprehensive income (loss) in accordance with ASC Topic 220, “Comprehensive Income”. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income (loss) be reported in the unaudited interim condensed consolidated financial statements. The components of comprehensive income (loss) were the net income for the period and the foreign currency translation adjustments.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies and Practices (cont.)

Commitments and Contingencies

In the normal course of business, we are subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. We recognize a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. We may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

Earnings (loss) per share

We compute earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six-month periods ended June 30, 2022 and 2023, there were no dilutive shares.

Recently issued accounting pronouncements

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional practical expedients to simplify accounting for reference rate reform. Amongst other practical expedients, the update allows for contract modifications due to reference rate reform for certain receivables and debt contracts to be accounted for by prospectively adjusting the effective interest rate. The amendments in this ASU are effective for all entities beginning on March 12, 2020, and companies may elect to apply the amendments prospectively through December 31, 2022. The adoption of the ASU 2018-13 did not have a material impact on the Company’s unaudited interim condensed consolidated financial statements.

In September 2022, the FASB issued ASU No. 2022-04, Liabilities — Supplier Finance Programs (Subtopic 450-50) which requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose the key terms of the programs and information about obligations outstanding at the end of the reporting period, including a rollforward of those obligations. The new standard does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The standard’s requirement to disclose the key terms of the programs and information about obligations outstanding is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The standard’s requirement to disclose a rollforward of obligations outstanding will be effective for fiscal years beginning after December 15, 2023. Early adoption is permitted. The Company is currently evaluating the impact of adopting this standard on the unaudited interim condensed consolidated financial statements.

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our unaudited interim condensed consolidated balance sheets, statements of income (loss) and comprehensive income and statements of cash flows.

3.      Segment information

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products or services. Based on the management’s assessment, the Company has determined that it has only one operating segment.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.      INVENTORIES, NET

Inventories, net comprised the following:

	December 31, 2022	June 30,
		2023	2023
	HKD	HKD	US$
Own-branded apparel products	1,299,895	2,674,516	341,298
Total	1,299,895	2,674,516	341,298

Inventory write-down expense was nil and nil for the for the six-month periods ended June 30, 2022 and 2023, respectively.

5.      ACCOUNTS RECEIVABLE, NET

Accounts receivable, net comprised the following:

	December 31, 2022	June 30,
		2023	2023
	HKD	HKD	US$
Accounts receivable – excluding due from factor	6,114,794	9,079,690	1,158,671
Accounts receivable – due from factor	4,255,894	3,955,625	504,782
Allowance for doubtful accounts/expected credit loss	(31,502)	(270,644)	(34,537)
Total	10,339,186	12,764,671	1,628,916

Allowance for doubtful accounts/expected credit loss consists of the following:

	2022	2023	2023
	HKD	HKD	US$
Beginning balance, January 1	31,502	31,502	4,020
Addition	—	239,142	30,517
Ending balance, June 30	31,502	270,644	34,537

Pursuant to the terms of an agreement entered in 2021, between Neo-Concept HK and a factor, The Hongkong and Shanghai Banking Corporation Limited, Neo-Concept HK sells a significant portion of its accounts receivable to the factor on a pre-approved, non-recourse basis. The price at which the accounts are sold is the invoice amount. The factor is responsible for collection, assumes all credit risks, and obtains all of the rights and remedies against Neo-Concept HK’s customers. For such accounts, payment is due from the factor upon the earlier of the payment of the receivable to the factor by the customer, or the maturity of the receivable (generally 120 days from the date of shipment to the customer). As of December 31, 2022 and June 30, 2023, receivables without recourse was HKD29,015,652 and HKD22,701,720 (US$2,896,995).

The Company may request advances prior to the collection of accounts receivable. Advances are granted at the sole discretion of the factor and are payable upon demand. As at December 31, 2022 and June 30, 2023, the agreement provides for financing of up to a maximum of HKD86,778,120 and HKD129,568,120 (US$16,534,349) respectively. The factor charges interest at 2.75% per annum. As of December 31, 2022 and June 30, 2023, advances from factor were HKD24,759,758 and HKD18,746,095 (US$2,392,213) respectively.

The Company recognized in unaudited interim condensed consolidated statement of income of HKD839,426 (US$107,120) as interest expense with respect to the factoring arrangement.

Amounts to be paid to the Company by the factor for any accounts receivable are offset by any amounts previously advanced by the factor.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.      OTHER CURRENT ASSETS, NET

Other current assets, net consist of the following:

	December 31, 2022	June 30,
		2023	2023
	HKD	HKD	US$
Deferred IPO costs	4,229,639	4,768,898	608,565
Prepayments*	129,229	50,075,650	6,390,216
Others	21,996	22,484	2,870
Total	4,380,864	54,867,032	7,001,651

____________

*        During the six-month periods ended June 30, 2023, the Company made prepayments amounting HKD50 million (US$6,380,562) to its largest suppliers so as to secure its future supply of production and delivery of products.

7.      PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	December 31, 2022	June 30,
		2023	2023
	HKD	HKD	US$
Furniture, fixtures, and office equipment	556,991	593,708	75,764
Leasehold improvement	—	501,369	63,980
	556,991	1,095,077	139,744
Less: accumulated depreciation	(502,065)	(565,351)	(72,145)
Property and equipment, net	54,926	529,726	67,599

Depreciation expenses recognized for the six-month periods ended June 30, 2022 and 2023 were HKD2,669 and HKD32,866 (approximately US$4,194), respectively.

8.      INTANGIBLE ASSETS, NET

Intangible assets, net consist of the following:

	December 31, 2022	June 30,
		2023	2023
	HKD	HKD	US$
Software	1,277,753	1,406,914	179,538
Less: accumulated amortization	(1,165,704)	(1,347,631)	(171,973)
Intangible assets, net	112,049	59,283	7,565

Amortization recognized for the six-month periods ended June 30, 2022 and 2023 were HKD71,994 and HKD57,755 (approximately US$7,370), respectively.

9.      ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	December 31, 2022	June 30,
		2023	2023
	HKD	HKD	US$
Payroll payable	734,454	879,982	112,296
Interest payable	412,442	104,999	13,399
VAT	905,214	279,521	35,670
Others	190,505	237,683	30,331
Total	2,242,615	1,502,185	191,696

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.    BANK BORROWINGS

Outstanding balances of bank borrowings as of December 31, 2022 and June 30, 2023 consisted of the following:

	December 31, 2022	June 30,
		2023	2023
	HKD	HKD	US$
Bank borrowings:
Guaranteed	375,059	—	—
Collateralized and guaranteed	83,962,426	44,019,638	5,617,401
	84,337,485	44,019,638	5,617,401
Less: current maturities	(83,962,426)	(44,019,638)	(5,617,401)
Non-current maturities	375,059	—	—

Bank borrowings as at December 31, 2022 and June 30, 2023 are as follows:

Lender	Type	Maturity date	Currency	Interest rate	Balance as at
					December 31, 2022	June 30, 2023
					HK$	HK$	US$
DBS Bank (Hong Kong) Limited(i)	Trading finance	Within 1 year	HKD	Bank prevailing rates	17,232,296	—	—
The Hongkong and Shanghai Banking Corporation Limited(i)	Trading finance	Within 1 year	HKD	Bank prevailing rates	44,500,679	33,448,796	4,268,443
Dah Sing Bank, Limited(i)	Overdraft	Within 1 year	HKD	Bank prevailing rates	22,229,451	10,570,842	1,348,958
HSBC UK Bank plc(ii)	Term loan	June 15, 2026	GBP	2.5%	375,059	—	—
Total					84,337,485	44,019,638	5,617,401
Less: current maturities					(83,962,426)	(44,019,638)	(5,617,401)
Non-current maturities					375,059	—	—

____________

(i)      In connection with our operations in Hong Kong, Neo-Concept HK, together with a related company, Neo-Concept (Holdings) Company Limited (“NCH”), a company incorporated in Hong Kong and controlled by Ms. Siu, entered into (as renewed or supplemented yearly where required) several banking facilities with banks in Hong Kong for combined banking facilities which were shared by Neo-Concept HK and NCH combinedly. The banking facilities were secured, details of which are set out as follows:

(a)      Unlimited personal guarantee by Ms. Siu;

(b)      Ms. Siu being a subordinated lender towards all sums of money owed by Neo-Concept HK and NCH;

(c)      Legal charge over certain properties and car parking spaces owned by Ms. Siu and an immediate family member of Ms. Siu and also assignment of rental from the properties and the car parking spaces;

(d)      Legal charge over certain deposits accounts held by NCH at the relevant banks;

(e)      Legal charge over certain investment funds held by NCH at the relevant banks;

(f)      Assignment of benefit from life insurances premium assets held by NCH at the relevant banks;

(g)      Assignment of benefit from life insurances premium assets held by Pure Diamond Limited, a related company in which Ms. Siu has interests, at a relevant bank;

(h)      Indemnity granted by NCH to relevant banks;

(i)      Guaranteed by Neo-Concept Fashion (Zhongshan) Co., Ltd, a subsidiary company of NCH, amounting to HKD131 million; and

(j)      Cross-corporate guaranteed by Neo-Concept HK and NCH; and

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.    BANK BORROWINGS (cont.)

(ii)     The loan was obtained in June 2020 having a tenure of 6 years with a fixed interest rate of 2.5% per annum. It was made under the Bounce Back Loan Scheme managed by the British Government (“BBLS Guarantee”). The BBLS Guarantee provides a full repayment guarantee to the lender on the loan.

Loan type in terms of currency	Carrying value	Within 1 year	2024	2025	2026	2026	Thereafter
	HKD	HKD	HKD	HKD	HKD	HKD	HKD
in HKD	44,019,638	44,019,638	—	—	—	—	—
in GBP	—	—	—	—	—	—	—
June 30, 2023	44,019,638	44,019,638	—	—	—	—	—
Loan type in terms of currency	Carrying value	Within 1 year	2023	2024	2025	2026	Thereafter
	HKD	HKD	HKD	HKD	HKD	HKD	HKD
in HKD	83,962,426	83,962,426	—	—	—	—	—
in GBP	375,059	—	—	—	—	375,059	—
December 31, 2022	84,337,485	83,962,426	—	—	—	375,059	—

11.    Leases

Our operating leases primarily consist of leases of offices and showrooms. The recognition of whether a contract arrangement contains a lease is made by evaluating whether the arrangement conveys the right to use an identified asset and whether we obtain substantially all the economic benefits from and has the ability to direct the use of the asset.

Operating lease assets and liabilities are included in the items of operating lease right-of-use assets, net, operating lease liabilities, current portion, and operating lease liabilities, non-current portion on the consolidated balance sheets.

We adopted ASU No. 2016-02 and related standards (collectively ASC 842, Leases), which replaced previous lease accounting guidance, on January 1, 2020 using the modified retrospective method of adoption. We elected the transition method expedient which allows entities to initially apply the requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of electing this transition method, prior periods have not been restated.

As of December 31, 2022 and June 30, 2023, certain outstanding operating leases are below our threshold for capitalizing assets. As such, no right of use assets and liabilities were recognized under ASU 842.

Our ROA and relevant lease liabilities originated from our rented premises for office purpose in Hong Kong and showroom purpose in London.

Supplemental balance sheet information related to operating leases was as follows:

	December 31, 2022	June 30,
		2023	2023
	HKD	HKD	US$
Operating lease:
Operating lease right-of-use assets	653,344	17,834,084	2,275,830
Current operating lease obligation	653,344	532,563	67,961
Non-current operating lease obligation	—	17,301,521	2,207,869
Total operating lease obligation	653,344	17,834,084	2,275,830

Operating lease expense for the six-month periods ended June 30, 2022 and 2023 was HKD802,927 and HKD2,754,232 (US$351,471), respectively.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.    Leases (cont.)

The undiscounted future minimum lease payment schedule as follows:

For the years ending June 30,	HK$	US$
2024	1,366,596	174,393
2025	2,174,526	277,494
2026	2,323,353	296,486
2027	2,505,260	319,699
2028 and thereafter	15,568,991	1,986,779
Total lease payments	23,938,726	3,054,851
Less: imputed interest	(6,104,642)	(779,021)
Total operating lease liabilities	17,834,084	2,275,830

Other supplemental information about the Company’s operating lease as of:

June 30, 2023
Weighted average discount rate	5.88%
Weighted average remaining lease term (years)	9.61

12.    Related party balances and transactions

Due from (to) related parties consist of the following:

	Relationship	As of December 31, 2022	As of June 30,
			2023	2023
		HKD	HKD	US$
Due from Ms. Siu	Controlling Shareholder	70,001	55,002	7,019
Due from NCH	Common controlled by Ms. Siu	16,202,732	—	—
Due to NCH	Common controlled by Ms. Siu	—	28,620,040	3,652,239

The amounts due from (to) the related parties are unsecured, interest free with no specific repayment terms. Neo-Concept (Holdings) Company Limited (“NCH”) is a company incorporated in Hong Kong and controlled by Ms. Siu, the controlling shareholder of the Company. As of December 31, 2022, the amount due from NCH was non-trade nature, being fund advance to NCH for its general operation. As of June 30, 2023, the amount due to NCH was non-trade nature, being fund advance from NCH for general operation of the Company.

On June 30, 2023, NCH agreed to forgive HKD55 million (US$7.02 million) due to NCH by the Company. The amount was credited to additional paid-in capital. The amount forgiven represented funds transferred from NCH to the Company to support the general operation of the Company during the six months period ended June 30, 2023.

Accounts payable — related party consist of the following:

	Relationship	As of December 31, 2022	As of June 30,
			2023	2023
		HKD	HKD	US$
Due to NCH	Common controlled by Ms. Siu	—	6,805,337	868,438

In addition to the transactions and balances detailed elsewhere in these unaudited interim condensed consolidated financial statements, we also had the following transactions with related parties:

	For the six months ended June 30,
	2022	2023	2023
	HKD	HKD	US$
Purchase of apparel products from NCH	28,963,113	22,713,298	2,898,472
Rental expense paid to NCH	360,000	360,000	45,876

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.    DISSAGREGGATED REVENUE

The following table shows disaggregated revenue by major product categories for the periods ended June 30, 2022, and 2023, respectively:

	For the six months ended June 30,
	2022	2023	2023
	HKD	HKD	US$
Sales of private-labelled apparel products	188,482,272	72,037,196	9,192,756
Retail sales of own-branded apparel products	3,785,290	5,877,831	750,078
Total	192,267,562	77,915,027	9,942,834

The following table shows disaggregated cost of sales by major product categories for the periods ended June 30, 2022, and 2023, respectively:

	For the six months ended June 30,
	2022	2023	2023
	HKD	HKD	US$
Cost of private-labelled apparel products	165,854,255	63,506,856	8,104,189
Cost of own-branded apparel products	1,450,905	2,246,472	286,675
Total	167,305,160	65,753,328	8,390,864

The following table sets forth a breakdown of our gross profit and gross profit margin for periods ended June 30, 2022, and 2023, respectively:

	For the six months ended June 30,
	2022				2023
Product category	Revenue	Cost of revenue	Gross profit	Gross profit margin	Revenue	Cost of revenue	Gross profit	Gross profit margin
	HKD	HKD	HKD	%	HKD	HKD	HKD	%
Private-labelled apparel products	188,482,272	165,854,255	22,628,017	12.0%	72,037,196	63,506,856	8,530,340	11.8%
Own-branded apparel products	3,785,290	1,450,905	2,334,385	61.7%	5,877,831	2,246,472	3,631,359	61.8%
Total	192,267,562	167,305,160	24,962,402	13.0%	77,915,027	65,753,328	12,161,699	15.6%

In the following table, revenue is disaggregated by the geographical locations of customers:

	For the six months ended June 30,
	2022	2023	2023
	HK$	HK$	US$
Geographical locations:
The United States and Canada	186,731,531	71,070,839	9,069,438
The UK	3,785,290	5,877,831	750,078
Others	1,750,741	966,357	123,318
Total	192,267,562	77,915,027	9,942,834

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.    TAXES

Income tax

Cayman Islands

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

BVI

NCA is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

Neo-Concept HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. From year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HKD2,000,000, and 16.5% on any part of assessable profits over HKD2,000,000. Under Hong Kong tax law, Neo-Concept HK is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Other jurisdictions

Taxation arising in other jurisdictions such as the UK and the USA is calculated at the rates prevailing in the relevant jurisdictions.

With effect from 1 April 2023, the current main rate of corporation tax in the UK is 25%.

Significant components of the provision for income taxes are as follows:

	June 30,
	2022	2023	2023
	HKD	HKD	US$
Current:
Hong Kong	2,446,489	—	—
Total provision for income taxes	2,446,489	—	—

The following table reconciles Cayman Islands statutory rates to our effective tax rate:

	For the six months ended June 30,
	2022	2023
Income tax rate in the Cayman Islands, permanent tax holiday	0.0%	0.0%
Hong Kong statutory income tax rate	16.5%	(16.5)%
Effect of different tax rates	(1.5)%	6.1%
Tax loss not recognized	5.2%	10.2%
Income not taxable	—	0.2%
Effective tax rate	20.2%	0.0%

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.    TAXES (cont.)

Deferred tax

Significant components of deferred tax were as follows:

Provision
HKD
As of January 1, 2022	7876
Recognized in the income statement	—
As of June 30, 2022	7,876

As of January 1, 2023	7,876
Recognized in the income statement	—
As of June 30, 2023	7,876
As of June 30, 2023 (US$)	1,005

Movements of deferred tax were as follows:

	December 31, 2022	June 30,
		2023	2023
	HKD	HKD	US$
Deferred tax assets:
Beginning balance	7,876	7,876	1,005
Addition	—	—	—
Ending balance	7,876	7,876	1,005

The Group did not recognize any valuation allowance against its deferred tax asset as management believes the Group will be able to full utilize the assets in the foreseeable future.

15.    Concentration of risk

Credit risk

Our assets that are potentially subject to a significant concentration of credit risk primarily consist of cash and accounts receivable.

We believe that there is no significant credit risk associated with cash in Hong Kong, which were held by reputable financial institutions in the jurisdiction where Neo-Concept HK is located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HKD500,000 (approximately US$63,806) if the bank with which an individual/a company hold its eligible deposit fails. As of June 30, 2023, cash balance of HKD1,009,554 (US$128,830) was maintained at financial institutions in Hong Kong and approximately HKD500,000 was insured by the Hong Kong Deposit Protection Board.

As of June 30, 2023, HKD1,612,152 (approximately US$205,729) was deposited with financial institutions located in UK, which was substantially insured under the Financial Services Compensation Scheme. Accordingly, it is not exposed to significant credit risk.

We have designed credit policies with an objective to minimize their exposure to credit risk. Our accounts receivable is short term by nature and the associated risk is minimal. We conduct credit evaluations on our clients and generally do not require collateral or other security from such clients. We periodically evaluate the creditworthiness of the existing clients in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

We are also exposed to risk from accounts receivables. These assets are subject to credit evaluations. An allowance, where applicable, would make for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15.    Concentration of risk (cont.)

Customer concentration risk

For the six-month periods ended June 30, 2022, one customer accounted for 95.4% of our total revenue. For the six-month periods ended June 30, 2023, one customer accounted for 74.1% of our total revenue. No other customer accounts for more than 10% of our revenue for the six-month periods ended June 30, 2022 and 2023, respectively.

As of December 31, 2022, one customer accounted for 83.2% of the total balance of accounts receivable. As of June 30, 2023, two customers accounted for 31.7% and 36.8% of the total balance of accounts receivable. No other customer accounts for more than 10% of our accounts receivable as of December 31, 2022 and June 30, 2023, respectively.

Vendor concentration risk

For the six-month periods ended June 30, 2022, three vendors accounted for 59.7%, 22.1% and 17.3% of our total purchases. For the six-month periods ended June 30, 2023, two vendors accounted for 62.8% and 31.1% of our total purchases. No other vendor accounts for more than 10% of our purchases for the six-month periods ended June 30, 2022 and 2023, respectively.

As of December 31, 2022, three vendors accounted for 44.8%, 41.6% and 13.6% of the total balance of accounts payable. As of June 30, 2023, one vendor accounted for 99.9% of the total balance of accounts payable. No other vendor accounts for more than 10% of our accounts payable as of December 31, 2022 and June 30, 2023, respectively.

Interest rate risk

Our exposure on fair value interest rate risk mainly arises from our fixed deposits with bank. We also have exposure on cash flow interest rate risk which is mainly arising from our deposits with banks and bank borrowings.

In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative financial instruments held by us, such as cash deposits and bank borrowings, at the end of the reporting period, we are not exposed to significant interest rate risk as the interest rates are not expected to change significantly.

Foreign currency risk

We are exposed to foreign currency risk primarily through sales that are denominated in a currency other than the functional currency of the operations to which they relate. The currencies giving rise to this risk are primarily US$. As HKD is currently pegged to US$, our exposure to foreign exchange fluctuations is minimal.

16.    LIQUIDITY

In assessing our liquidity, we monitor and evaluate our cash and cash equivalents and our operating and capital expenditure commitments. Our liquidity needs are to meet its working capital requirements, operating expenses, and capital expenditure obligations.

As of June 30, 2023, we had a working capital deficit in an amount of HKD13,382,384 (US$1,707,743). To sustain us as a going concern, we considered supplementing its sources of funding through i) cash and cash equivalents generated from our operating financing activities; and ii) seeking financing via public offering by the sales of 3,750,000 ordinary shares.

Based on the above considerations, we believe that we have sufficient funds to meet our operating and capital expenditure needs and obligations in the next 12 months. However, there is no assurance that the Company will be successful in implementing the foregoing plans or additional financing will be available to us on commercially reasonable terms. There are a number of factors that could potentially arise that could undermine our plans such as (i) the impact of COVID-19 pandemic on us and our business and areas of operations in China, (ii) changes in the demand for our SCM services, (iii) government policies, and (iv) economic conditions in China. Our inability to secure needed financing when required may require material changes to our business plan and could have a material impact on our financial conditions and result of operations.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

17.    Shareholders’ equity

Ordinary shares

For the sake of undertaking a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 18,000,000 shares of ordinary shares issued and outstanding that have been retroactively restated to the beginning of the first period presented. The Company only has one single class of ordinary shares that are accounted for as permanent equity.

On July 14, 2023, we effected a share split at a ratio of 1-to-1.6. As a result of the share split, we now have 800,000,000 authorized ordinary shares with a par value of US$0.0000625 per ordinary share and 18,000,000 ordinary shares issued and outstanding as of the date hereof.

Forgiveness of amount due to related party

On June 30, 2023, HKD55 million (US$7.02 million) due to NCH was forgiven by NCH. Please refer to note 12 of these unaudited interim condensed consolidated financial statements for the details.

18.    COMMITMENTS AND CONTINGENCIES

Lease Commitments

We entered into certain operating leases for the operation of our retail shops in London for periods ranging from May 2021 to April 2033. As the rental expenses for these retail shops are contingent on our retail income or the rental leases are less than 12 months falling into the category of short-term lease, they are excluded from minimum lease payments in their entirety.

Litigation

From time to time, we are involved in claims and legal proceedings that arise in the ordinary course of business. Based on currently available information, we do not believe that the ultimate outcome of any unresolved matters, individually and in the aggregate, are reasonably possible to have a material adverse effect on our financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties and our view of these matters may change in the future. We record a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. We review the need for any such liabilities on a regular basis.

19.    SUBSEQUENT EVENTS

We evaluated all events and transactions that occurred after June 30, 2023 up through November 1, 2023 which is the date that these unaudited interim condensed consolidated financial statements are available to be issued. Unless as disclosed below, there were no other any material subsequent events that require disclosure in these unaudited interim condensed consolidated financial statements.

On July 14, 2023, we effected a share split at a ratio of 1-to-1.6. As a result of the share split, we now have 800,000,000 authorized ordinary shares with a par value of US$0.0000625 per ordinary share and 18,000,000 ordinary shares issued and outstanding as of the date hereof.

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. dollars)

SCHEDULE I — PARENT ONLY FINANCIAL INFORMATION

The following presents condensed parent company only financial information of Neo-Concept International Group Holdings Limited.

Condensed balance sheets

	As of December 31,			As of June 30,
	2021	2022	2022	2023	2023
	HK$	HK$	US$	HK$	US$
				(Unaudited)	(Unaudited)
Current Assets
Amount due from shareholder	8,775	8,775	1,125	8,775	1,120
Non-Current Assets
Interests in a subsidiary	780	780	100	780	100
Total Assets	9,555	9,555	1,225	9,555	1,220

Liabilities and Stockholders’ Deficit
Current Liabilities
Amounts due to a subsidiary	780	780	100	780	100
Amounts due to director	29,999	71,999	9,229	101,061	12,897
Total Liabilities	30,779	72,779	9,329	101,841	12,997

Shareholders’ Deficit
Ordinary shares: US$0.0000625 par value, 800,000,000 shares authorized as of December 31, 2021 and 2022 and June 30, 2023, 18,000,000 shares issued and outstanding as of December 31, 2021 and 2022 and June 30, 2023*	8,775	8,775	1,125	8,775	1,125
Accumulated losses	(29,999)	(71,999)	(9,229)	(101,061)	(12,902)
Total Shareholders’ Deficit	(21,224)	(63,224)	(8,104)	(92,286)	(11,777)
Total Liabilities and Shareholders’ Deficit	9,555	9,555	1,225	9,555	1,220

____________

*        Giving retroactive effect to all the 11,250,000 shares issued and outstanding for a share split at a ratio of 1-to-1.6 on July 14, 2023

Condensed Statements of Loss

	Years ended December 31,			Six months ended June 30,
	2021	2022	2022	2022	2023	2023
	HK$	HK$	US$	HK$	HK$	US$
				(Unaudited)	(Unaudited)	(Unaudited)
REVENUE	—	—	—	—	—	—
OPERATING EXPENSES
General and administrative expenses	(29,999)	(42,000)	(5,384)	—	(29,062)	(3,709)
TOTAL OPERATING EXPENSES	(29,999)	(42,000)	(5,384)	—	(29,062)	(3,709)
LOSS BEFORE INCOME TAXES	(29,999)	(42,000)	(5,384)	—	(29,062)	(3,709)
INCOME TAXES	—	—	—	—	—	—
NET LOSS	(29,999)	(42,000)	(5,384)	—	(29,062)	(3,709)

S-1

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in U.S. dollars)

SCHEDULE I — PARENT ONLY FINANCIAL INFORMATION (cont.)

(i)     Basis of presentation

The Company was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on July 29, 2021 and as a holding company.

Neo-Concept Apparel Group Limited (“NCA”), a British Virgin Island business company limited by shares, is the immediate holding company of Neo-Concept International Company Limited, which, in turn, holds the entire equity interests in Neo-Concept International Company Limited, a company incorporated in Hong Kong with limited liability, and Neo-Concept (NY) Corporation, a company incorporated in the United States of America with limited liability.

The equity interest of NCA was ultimately held as to 94% by Ms. Eva Yuk Yin Siu (“Ms. Siu”) and 6% by Ms. Man Chi Wai (“Ms. Wai”) through certain intermediate holding companies.

On October 29, 2021, the entire equity interest of NCA (representing 100 shares) was transferred to the Company by Ms. Siu and Ms. Wai in exchange for 100 shares of Neo-Concept (BVI) Limited, a then 100% held subsidiary of the Company, to Splendid Vibe Limited, a company incorporated in BVI and was held as to 94% by Ms. Siu and 6% by Ms. Wai ultimately. Accordingly, NCA became a wholly owned subsidiary of the Company.

In the condensed parent-company-only financial statements, the Company’s investment in NCA is stated at cost plus equity in undistributed earnings of NCA since the date of acquisition. The Company’s share of net loss of NCA is included in condensed statements of loss and comprehensive loss using the equity method. These condensed parent-company-only financial statements should be read in connection with the consolidated financial statements and notes thereto.

The condensed parent-company-only financial statements are presented as if the incorporation of the Company and its acquisition of NCA had taken place at January 1, 2021 and throughout the period as at the date before the Group Reorganization.

(ii)    Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The condensed parent company financial statements have to be prepared in accordance with Rule 12-04, Schedule I of Regulation S-X if the restricted net assets of the subsidiaries of Neo-Concept International Group Holdings Limited exceed 25% of the consolidated net assets of Neo-Concept International Group Holdings Limited. The abilities of the Company’s subsidiaries in Hong Kong, the United Kingdom and the United States to pay dividends are not restricted. In this connection, the restricted net assets of the subsidiaries of the Company does not exceed 25% of the consolidated net assets of the Company and accordingly the above condensed parent company only financial information of Neo-Concept International Group Holdings Limited is presented for the supplementary reference.

As of December 31, 2021 and 2022 and June 30, 2023, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

No cash flow statement has been presented as the Company has no cash transaction for both years and six-month periods ended June 30, 2022 and 2023.

S-2

Neo-Concept International Group Holdings Limited

2,000,000 Ordinary Shares

________________________________

PRELIMINARY PROSPECTUS

REVERE SECURITIES LLC

________________________________

              , 2024

Until and including            , 2024 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell, or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated January 4, 2024

Neo-Concept International Group Holdings Limited

2,000,000 Ordinary Shares to be sold by the Selling Shareholder

This prospectus relates to 2,000,000 of our ordinary shares $0.0000625 par value (the “Ordinary Shares”), of Neo-Concept International Group Holdings Limited that may be sold from time to time by the selling shareholder named in this prospectus (the “Selling Shareholder”). This will only permit the Selling Shareholder to sell the number of Ordinary Shares identified in the column “Ordinary Shares Offered by the Selling Shareholder” below. Since there is currently no public market established for our securities, the Selling Shareholder will sell its Ordinary Shares at the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part, which is anticipated to be in the range of US$4.00 and US$5.00 per Ordinary Share, until the public offering is completed and the Ordinary Shares are quoted on the Nasdaq Capital Market, after which the Ordinary Shares may be offered and sold at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholder. The Ordinary Shares owned by the Selling Shareholder are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholder to sell those Ordinary Shares. The Company will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholder.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “NCI”. We have not been approved for listing on the Nasdaq Capital Market; however, we believe that we currently meet the Nasdaq Capital Market’s quantitative listing requirements and believe that upon the completion of the offering, we will meet the standards for listing on the Nasdaq Capital Market. No sales of the Ordinary Shares covered by this prospectus shall occur unless the public offering has been completed. The Selling Shareholder will not be able to sell its shares unless the Company’s Ordinary Shares are approved for listing on the Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market.

Investors are cautioned that they are buying shares of NCI, a Cayman Islands holding company and not its operating subsidiaries through which it conducts its operations in Hong Kong and the UK.

NCI is a holding company incorporated in the Cayman Islands with no material operations of its own. NCI conducts its operations in Hong Kong through its operating subsidiary Neo-Concept HK which also conducts certain operations in the UK through its subsidiary Neo-Concept UK. References to the “Company”, “we”, “us”, and “our” in the prospectus are to NCI, the Cayman Islands entity that will issue the Ordinary Shares being offered. References to “Neo-Concept HK” and “Neo-Concept UK” are to the entities operating the business. References to “Operating Subsidiaries” refers to Neo-Concept HK and Neo-Concept UK. This is an offering of the Ordinary Shares of NCI, the holding company in the Cayman Islands, instead of shares of the Operating Subsidiaries. Investors in this offering will not directly hold any equity interests in the Operating Subsidiaries.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 to read about factors you should consider before buying our Ordinary Shares.

NCI’s and our Operating Subsidiaries’ (“NCI Group”) operations are primarily located in Hong Kong. While the NCI Group has no operations in Mainland China, we may be subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. As of the date of this prospectus, we are not subject to the Chinese government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. In addition, we do not expect to be materially affected by recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, including, but not limited to the cybersecurity review and

[RESALE PROSPECTUS ALTERNATE PAGE]

regulatory review of overseas listing of our Ordinary Shares through an offshore holding company. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions of the Chinese government or authorities in Hong Kong in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our operations and/or the value of our Ordinary Shares;

•        could significantly limit or completely hinder our ability to continue our operations;

•        could significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares to investors; and

•        may cause the value of our Ordinary Shares to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on Neo-Concept HK’s daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/could significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Draft Overseas Listing Regulations by providing substantially the same requirements for filings of overseas offering and listing by domestic companies, yet made the following updates compared to the Draft Overseas Listing Regulations: (a) further clarification of the circumstances prohibiting overseas issuance and listing; (b) further clarification of the standard of indirect overseas listing under the principle of substance over form, and (c) adding more details of filing procedures and requirements by setting different filing requirements for different types of overseas offering and listing. Pursuant to the Trial Measures, the Guidance Rules and Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC within three working days following its submission of initial public offerings or listing application. The Company understands that as of the date of this prospectus, the Group has no operations in Mainland China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures. While the Group has no current operations in Mainland China, should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory

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PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that NCA, Neo-Concept HK and Neo-Concept UK are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCAA”) have recently been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”), our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On December 16, 2021, the PCAOB issued a report on its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA.

On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCAA and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange.

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Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC’s compliance with applicable professional standards. WWC, P.C. is headquartered in San Mateo, California and has been inspected by the PCAOB on a regular basis, with the last inspection in November 2021.

On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act, or the Accelerating HFCA Act, was signed into law, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On December 29, 2022, legislation titled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to Accelerating HFCA Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. See “Risk Factors — Risks Relating to Doing Business in Jurisdictions in which the Operating Subsidiaries Operate — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 23, 2022 the Accelerating Holding Foreign Companies Accountable Act was enacted which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus, reducing the time before the securities may be prohibited from trading or delisted.” on page 21. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

As a holding company, NCI may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. NCI is permitted under the laws of the Cayman Islands and its memorandum and articles of association (as amended from time to time) to provide funding to its subsidiaries incorporated in Hong Kong and the UK through loans or capital contributions. NCI’s subsidiaries are permitted under the respective laws of Hong Kong and the UK to provide funding to NCI through dividend distributions: without restrictions on the amount of the funds, subject to, in the case of the UK subsidiary, that subsidiary having sufficient profits available for distribution to justify such dividend distribution and such dividend distribution being paid and, if applicable, declared in accordance with its constitution. If any of NCI’s subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to NCI. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. In December 2021, Neo-Concept HK disposed of Neo-Concept (NY) Corporation to Neo-Concept (BVI) Limited via distribution, which involved a distribution of cash of HK$266,559 (US$34,176) and distribution of non-cash assets and liabilities having a net carrying value of HK$2,248,550 (US$288,290). During the six months ended June 30, 2023 and the years ended December 31, 2022 and 2021, save for the distribution in cash and in specie in December 2021, NCI did not declare or pay any other dividends and there were no transfer of assets among

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NCI and its subsidiaries. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiaries Neo-Concept HK and Neo-Concept UK by way of dividend payments. See “Dividend Policy” and “Consolidated Statements of Equity” in the Report of Independent Registered Public Accounting Firm for further details.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Upon the completion of this offering, the outstanding shares of NCI will consist of 20,000,000 Ordinary Shares, assuming the underwriter does not exercise its over-allotment option to purchase additional Ordinary Shares, or 20,300,000 Ordinary Shares, assuming the over-allotment option is exercised in full. NCI will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, the controlling shareholder of NCI, will own 72.6% of the total issued and outstanding Ordinary Shares, representing 72.6% of the total voting power, assuming that the underwriter does not exercise its over-allotment option, or 71.6% of the total issued and outstanding Ordinary Shares, representing 71.6% of the total voting power, assuming that the over-allotment option is exercised in full. The controlling shareholder of NCI will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. In addition, NCH, an affiliated company under the common control of the controlling shareholder, is engaged in a business in direct competition with us in the regions we currently operate. See “Risk Factors — Risks Relating to Our Corporate Structure — Our business is in direct competition with NCH, an affiliated company; Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of other shareholder”; and “We may have conflicts of interest with our Controlling Shareholder, because of our Controlling Shareholder’s controlling ownership interest in our Company, we may not be able to resolve such conflicts on terms favorable to us” on pages 14 and 15.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

We have not taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

We obtained the statistical data, market data and other industry data and forecasts described in this prospectus from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

We were incorporated under the laws of the Cayman Islands as an exempted company limited by shares and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934.

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The Offering

Ordinary Shares Offered by the Selling Shareholder:	2,000,000 Ordinary Shares.
Ordinary Shares Outstanding after capitalization but before this Offering:	18,000,000 Ordinary Shares
Ordinary Shares to be outstanding after our initial public offering pursuant to the Public Offering Prospectus:	20,000,000 (20,300,000 if the underwriters exercise the over-allotment option in full)
Term of this Offering	The Selling Shareholder will determine when and how they will sell the Ordinary Shares offered
Use of proceeds:	We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder named in this prospectus.
Listing:

We intend to apply to have our Ordinary Shares listed on the Nasdaq Capital Market. At this time, Nasdaq has not yet approved our application to list our Ordinary Shares. The closing of this Offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Proposed Nasdaq symbol:	“NCI”.
Risk Factors:

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 14 of the Public Offering Prospectus

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholder In addition, the Underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholder. The Selling Shareholder will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholder.

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SELLING SHAREHOLDER

The Selling Shareholder is offering for resale of a total of 2,000,000 Ordinary Shares.

The following table sets forth information with respect to the number of Ordinary Shares beneficially owned by the Selling Shareholder named below and as adjusted to give effect to the sale of the Ordinary Shares offered hereby. The table lists the number of Ordinary Share beneficially owned by the Selling Shareholder as of the date of this prospectus, the Ordinary Shares covered by this prospectus that may be disposed of by the Selling Shareholder, and the number of Ordinary Shares that will be beneficially owned by the Selling Shareholder assuming all of the Ordinary Shares covered by this prospectus are sold.

The Ordinary Shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The Selling Shareholder may from time to time offer and sell pursuant to this prospectus any or all of the Ordinary Shares being registered. The Selling Shareholder is under no obligation to sell all or any portion of such Ordinary Shares nor is the Selling Shareholder obligated to sell any Ordinary Shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Shareholder.

Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering(1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Neo-Concept (BVI) Limited(2)	14,761,800	82.0%	2,000,000	12,761,800	63.8%

____________

(1)      Based on 18,000,000 Ordinary Shares issued and outstanding as of October __, 2023.

(2)      Ms. Eva Yuk Yin Siu, the chairlady of the Board, Chief Executive Officer, and a Director of the Company, owns the entire issued share capital of Asset Empire International Limited. Asset Empire International Limited, a company incorporated in the BVI with limited liability, holds 87.71% of the issued shares of Splendid Vibe Limited. Splendid Vibe Limited, a company incorporated in the BVI with limited liability, owns the entire issued share capital of Ample Excellence Limited and Neo-Concept (BVI) Limited. Neo-Concept (BVI) Limited, a company incorporated in the BVI with limited liability, owns 82.01% of the issued Shares of the Company (73.8% after the offering).

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SELLING SHAREHOLDER’S PLAN OF DISTRIBUTION

There is currently no public market for our Ordinary Shares. Since there is currently no public market established for our securities, the Selling Shareholder will sell its Ordinary Shares at the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part, which is anticipated to be in the range of US$4.00 and US$6.00 per Ordinary Share until the Ordinary Shares are quoted on the Nasdaq Capital Market, after which the Ordinary Shares may be offered and sold at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholder. The Selling Shareholder and any of its pledgees, donees, assignees, and successors-in-interest may, from time to time, after the effective date of registration statement of which this prospectus forms a part, sell any or all of their Ordinary Shares being offered under this prospectus on any stock exchange, market, or trading facility on which our Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when disposing of Ordinary Shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•        a combination of any of these methods of sale; and

•        any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholder, rather than under this prospectus. The Selling Shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set

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forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Shareholder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of and limit the timing of purchases and sales of any of the shares by, the Selling Shareholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the Ordinary Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Selling Shareholder will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, the Selling Shareholder and purchaser(s) are responsible for paying any discounts, and similar selling expenses they incur.

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LEGAL MATTERS

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon for us by Loeb & Loeb LLP. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Appleby. Certain legal matters as to Hong Kong law will be passed upon for us by CFN Lawyers. Loeb & Loeb LLP may rely upon Appleby with respect to matters governed by Cayman Islands law and CFN Lawyers with respect to matters governed by Hong Kong law.

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Through and including             , 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to an unsold allotments or subscriptions.

2,000,000 Ordinary Shares

Neo-Concept International Group Holdings Limited

Prospectus

_______________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Amended and Restated Memorandum and Articles of Association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements which will be filed as Exhibit 10.3 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

None.

Item 8. Exhibits and Financial Statement Schedules

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association, as currently in effect
3.2**	Form of Amended and Restated Memorandum and Articles of Association (to be effective upon listing of our Ordinary Shares on the Nasdaq Capital Market)
4.1**	Specimen certificate evidencing Ordinary Shares
5.1*	Opinion of Appleby regarding the validity of the Ordinary Shares being registered
8.1*	Opinion of Appleby regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of CFN Lawyers regarding certain Hong Kong tax matters
10.1**	Form of Executive Officer Agreement, by and between the registrant and Eva Yuk Yin Siu
10.2**	Form of Executive Officer Agreement, by and between the registrant and Patrick Kok Fai Lau
10.3**	Form of Director Agreement, by and between the registrant and Eva Yuk Yin Siu
10.4**	Form of Director Agreement, by and between the registrant and Man Chi Wai
10.5**	Form of Independent Director Agreement by and between the registrant and its independent Directors
10.6**	Form of Indemnification Agreement
10.7**	Office Lease Contract, by and between Neo-Concept (Holdings) Company Limited and Neo-Concept International Company Limited, dated as of January 1, 2022
10.8**	Trademark licensing agreement, by and between Neo-Concept (Holdings) Company Limited and the registrant, dated as of January 1, 2022
10.9**	Exclusive Territory and Non-Competition Agreement, by and between Neo-Concept (BVI) Limited, Splendid Vibe Limited, Ample Excellence Limited and the registrant, dated as of July 14, 2022
10.10**	Bank facility letter dated February 15, 2022 between Neo-Concept (Holdings) Company Limited, Neo-Concept HK and DBS Bank (Hong Kong) Limited
10.11**	Bank facility letter dated September 24, 2021 between Neo-Concept (Holdings) Company Limited, Neo-Concept HK and The Hongkong and Shanghai Banking Corporation Limited
15.1*	Letter in Lieu of Consent for Review Report
21.1**	List of Subsidiaries
23.1*	Consent of WWC, P.C., an independent registered public accounting firm
23.2*	Consent of Appleby (included in Exhibit 5.1)
23.3*	Consent of CFN Lawyers (included in Exhibit 8.2)
24.1*	Power of Attorney (included on signature page)
99.1**	Consent of To Wai Suen
99.2**	Consent of Josephine Yan Yeung
99.3**	Consent of Mark Gary Singer
99.4**	Code of Business Conduct and Ethics
99.5**	Audit Committee Charter
99.6**	Nomination Committee Charter
99.7**	Compensation Committee Charter
99.8*	Request for waiver and representation under item 8.A.4 of Form 20-F
107**	Filing Fee Table

____________

*        Filed herewith

**      Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on January 4, 2024.

Neo-Concept International Group Holdings LIMITED
By:	/s/ Eva Yuk Yin Siu
Name: Eva Yuk Yin Siu
Title: Chief Executive Officer and Director (Principal Executive Officer)
By:	/s/ Patrick Kwok Fai Lau
Name: Patrick Kwok Fai Lau
Title: Chief Financial Officer (Principal Accounting and Financial Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Eva Yuk Yin Siu	Chairlady of the Board, Chief Executive Officer, and Director	January 4, 2024
Name: Eva Yuk Yin Siu	(Principal Executive Officer)
/s/ Man Chi Wai	Director	January 4, 2024
Name: Man Chi Wai
/s/ Patrick Kwok Fai Lau	Chief Finance Officer	January 4, 2024
Name: Patrick Kwok Fai Lau	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Neo-Concept International Group Holdings Limited has signed this registration statement or amendment thereto in New York, New York on January 4, 2024.

Cogency Global Inc.
By:
Name: Colleen A. De Vries
Title: Senior Vice-President